FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-16

October 9, 2018

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,065,682,359

(Approximate Total Mortgage Pool Balance)

$918,785,000

(Approximate Offered Certificates)

DBGS 2018-C1

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Goldman Sachs Mortgage Company

 Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

DBGS 2018-C1 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated October 9, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton LLC
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (58.4%) and Goldman Sachs Mortgage Company (“GSMC”) (41.6%). *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”)
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Rialto Capital Advisors, LLC (“Rialto”)
Certificate Administrator:	Wells Fargo Bank, National Association (“Wells Fargo”)
Trustee:	Wilmington Trust, National Association
Rating Agencies:	S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in November 2018.
Distribution Date:	4th business day following the Determination Date in each month, commencing in November 2018.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in October 2018 (or, in the case of any mortgage loan that has its first due date subsequent to October 2018, the date that would have been its due date in October 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about October 30, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	October 2051
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	21	73	$599,408,359	56.2%
Goldman Sachs Mortgage Company	15	28	$386,274,000	36.2%
German American Capital Corporation/ Goldman Sachs Mortgage Company(1)	1	1	$80,000,000	7.5%
Total:	37	102	$1,065,682,359	100.0%
Pooled Collateral Facts
Initial Outstanding Pool Balance:				$1,065,682,359
Number of Mortgage Loans:				37
Number of Mortgaged Properties:				102
Average Mortgage Loan Cut-off Date Balance:				$28,802,226
Weighted Average Mortgage Rate:				4.6571%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(2):				115
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(2):				113
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				32.6%
Credit Statistics(3)
Weighted Average Mortgage Loan U/W NCF DSCR(4):				2.24x
Weighted Average Mortgage Loan Cut-off Date LTV(5)(6)(7):				54.3%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(5)(6)(8):				50.6%
Weighted Average U/W NOI Debt Yield(6)(7):				11.5%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD(2):				10.9%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date(2):				60.6%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity or ARD Date(2):				28.5%
Weighted Average Remaining Amortization Term (months)(9):				360
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				65.2%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves:				59.4%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				7.9%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(10):				63.7%
% Mortgage Loans with In Place Hard Lockboxes(11):				81.4%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				72.4%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 6.0%:				8.5%
Prepayment Provisions
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				70.9%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				15.7%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				13.4%

(1)	Includes the Moffett Towers - Buildings E,F,G mortgage loan, which is evidenced by two promissory notes: (i) note A-1-1, with an outstanding principal balance of $23.2 million as of the Cut-off Date, as to which GACC is acting as a mortgage loan seller; and (ii) note A-5, with an outstanding principal balance of $56.8 million as of the Cut-off Date, as to which GSMC is acting as mortgage loan seller.

(2)	With respect to the TripAdvisor HQ and West Coast Albertsons Portfolio mortgage loan mortgage loan (the “ARD Loans”), the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Maturity Date or ARD LTV are calculated through the related anticipated repayment date.

(3)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(4)	With respect to the Temple Towne Center mortgage loan (approximately 1.8% of the Initial Outstanding Pool Balance), the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments on the related mortgage loan following the mortgage loan’s interest-only period based on the assumed principal payment schedule set forth on Annex G to the Preliminary Prospectus.

(5)	With respect to six mortgage loans, representing in aggregate, approximately 21.0% of the Initial Outstanding Pool Balance (including Moffett Towers - Buildings E,F,G, Time Square Office Renton, Outlet Shoppes at El Paso, Moffett Towers II - Building 1, LA Arts District Creative Office and Hobby Lobby & Harbor Freight – Washington), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	With respect to the Time Square Office Renton mortgage loan (5.3%) the Cut-off Date LTV, Maturity Date or ARD Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(7)	With respect to the River Valley MHC Portfolio mortgage loan (3.4%), the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(8)	With respect to the Pier 70 mortgage loan, representing approximately 7.5% of the Initial Outstanding Pool Balance, the Maturity Date or ARD LTV has been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(9)	Excludes mortgage loans which are interest only for the full loan term.

(10)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial, mixed use and various properties only.

(11)	Includes mortgage loans which contain In Place Hard Lockboxes for a portion of the cash flows.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class A-1	AAA(sf)/AAAsf/AAA(sf)	$14,440,000		30.000%	2.83	1 - 56	38.0%	16.4%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$87,090,000		30.000%	4.83	56 - 59	38.0%	16.4%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$29,104,000		30.000%	7.25	59 - 113	38.0%	16.4%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	(7)		30.000%	(7)	(7)	38.0%	16.4%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	(7)		30.000%	(7)	(7)	38.0%	16.4%
Class X-A(8)	NR/AAAsf/AAA(sf)	$836,659,000	(9)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR/AAAsf/AAA(sf)	$118,056,000		18.500%	9.96	120 - 120	44.3%	14.1%
Class B	NR/AA-sf/AA(sf)	$41,063,000		14.500%	9.96	120 - 120	46.4%	13.5%
Class C	NR/A-sf/A(sf)	$41,063,000		10.500%	9.96	120 - 120	48.6%	12.8%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class X-B(8)	NR/A-sf/A(high)(sf)	$82,126,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-D(8)	NR/BBB-sf/BBB(sf)	$47,479,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-F(8)	NR/BB-/BB(sf)	$19,249,000	(9)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/BBB(sf)	$26,948,000		7.875%	9.96	120 – 120	50.0%	12.5%
Class E	NR/BBB-sf/BBB(low)(sf)	$20,531,000		5.875%	9.96	120 – 120	51.1%	12.2%
Class F	NR/BB-sf/BB(low)(sf)	$19,249,000		4.000%	9.96	120 – 120	52.1%	12.0%
Class G-RR(10)	NR/B-sf/B(sf)	$10,265,000		3.000%	9.96	120 – 120	52.7%	11.9%
Class H-RR (10)	NR/NR/NR	$30,798,079		0.000%	9.96	120 – 120	54.3%	11.5%

NON-OFFERED LOAN-SPECIFIC CERTIFICATES

Class(1)	Ratings (S&P)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(12)	Certificate Underwritten NOI Debt Yield(13)
Class 7E-A(11)	BBB-(sf)	$5,486,000	39.352%	4.88	59 - 59	37.2%	14.8%
Class 7E-B(11)	BB-(sf)	$8,216,000	28.397%	4.88	59 - 59	44.0%	12.6%
Class 7E-C(11)	B-(sf)	$7,954,000	17.792%	4.88	59 - 59	50.5%	10.9%
Class 7E-D(11)	NR	$11,594,000	2.333%	4.88	59 - 59	60.0%	9.2%
Class 7E-RR(11)	NR	$1,750,000	0.000%	4.88	59 - 59	61.4%	9.0%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount		Initial Subordination Levels	Weighted Average Life (years)(14)	Principal Window (months)(14)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield
Class RR(15)	NR/NR/NR	$23,471,068.35	(16)	N/A	9.23	1 – 120	N/A	N/A
RR Interest(15)	NR/NR/NR	$15,635,211.50	(16)	N/A	9.23	1 – 120	N/A	N/A

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates (the “Pooled Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC” Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate. The pass-through rates applicable to the Class 7E-A, Class 7E-B, Class 7E-C, Class 7E-D and Class 7E-RR certificates (the “Loan-Specific Certificates” and, together with the Pooled Principal Balance Certificates, the “Principal Balance Certificates”), in each case, will equal to the net mortgage rate applicable to the Trust Subordinate Companion Loan.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The VRR interest balance is not included in the certificate balance or notional amount of any class of Pooled Certificates.

(3)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are approximate and represented in the aggregate. The approximate initial subordination levels for the Pooled Principal Balance Certificates do not include the subordination provided by the Carolinas 7-Eleven Portfolio subordinate companion loan (the “Trust Subordinate Companion Loan”) to the Carolinas 7-Eleven Portfolio mortgage loan. The Loan-Specific Certificates will not provide credit support to any class of Pooled Certificates except to the extent of the subordination of the Trust Subordinate Companion Loan (in which the Loan-Specific Certificates each represent an interest) to the Carolinas 7-Eleven Portfolio mortgage loan included in the mortgage pool. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Pooled Certificates (or the “Non-VRR Certificates”), on the other hand, pro rata in accordance with their respective outstanding certificate balance or interest balance, respectively. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The Initial Subordination Levels of the Loan-Specific Certificates is based on the $75.0 million 7-Eleven Portfolio Whole Loan.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans (or, in the case of the Loan Specific Certificates, the Trust Subordinate Companion Loan) and (iii) assumptions that there are no extensions or forbearances of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(5)	“Certificate Principal to Value Ratio” for any class of Pooled Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such class of Pooled Principal Balance Certificates and all other classes of Pooled Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Pooled Principal Balance Certificates. The Certificate Principal to Value Ratio of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust
STRUCTURE OVERVIEW

(6)	“Certificate Underwritten NOI Debt Yield” for any class of Pooled Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Pooled Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Pooled Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Certificate Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The exact initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances and weighted average lives of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $587,969,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Principal Window (months Expected Range of Weighted Avg. Life (years)(4)
Class A-3	$50,000,000 - $264,000,000	9.36 - 9.65	101-118
Class A-4	$323,969,000 - $537,969,000	9.80 - 9.85	114-120

(8)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X Certificates” and, together with the Pooled Principal Balance Certificates, the “Pooled Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates and (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

(9)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balance of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balance of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Pooled Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Pooled Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Pooled Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Pooled Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the WAC Rate, such class of Pooled Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of the related Class X Certificates.

(10)	The Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”) are expected to be retained by RREF III-D AIV RR H, LLC or its affiliate, in partial satisfaction of the retention obligations of German American Capital Corporation in its capacity as the retaining sponsor in accordance with the credit risk retention rules applicable to this securitization transaction. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(11)	The Loan-Specific Certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the Trust Subordinate Companion Loan. The Trust Subordinate Companion Loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the Pooled Certificates. No class of Pooled Certificates will have any interest in the Trust Subordinate Companion loan. See “Description of the Mortgage Pool—The Whole Loans— Carolinas 7-Eleven Portfolio Whole Loan” in the Preliminary Prospectus.

(12)	The Certificate Principal to Value Ratio for any class of Loan-Specific Certificates is calculated as the product of (a) the 7-Eleven Portfolio Whole Loan Cut-off Date LTV, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such class of Loan-Specific Certificates and all other classes of Loan-Specific Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Loan-Specific Certificates.

(13)	The Certificate Underwritten NOI Debt Yield for any class of Loan-Specific Certificates is calculated as the product of (a) the NOI Debt Yield for the 7-Eleven portfolio Whole Loan, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Loan-Specific Certificates and the denominator of which is the total initial Certificate Balance of such class of Loan-Specific Certificates and all other classes of Loan-Specific Certificates, if any, that are senior to such class.

(14)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.

(15)	Each of the Class RR certificates and the RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive a specified percentage (to be determined as described in footnote (17) below) of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the Non-VRR certificates and the VRR interest on each Distribution Date.

(16)	The initial VRR interest balance is subject to change depending on the final pricing of all classes of Pooled Certificates with the final VRR interest balance determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR interest (in the aggregate) will equal at least 5. If the initial VRR interest balance is reduced, the initial certificate balance of each class of Pooled Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial VRR interest balance. If the initial VRR interest balance is increased, the initial Certificate Balance of each class of Pooled Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR interest balance. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Non-VRR Certificates, on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance, and the denominator of which is the aggregate initial Certificate Balances of the Pooled Principal Balance Certificates and the initial VRR interest balance (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates to the extent of pooled aggregate available funds will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates and (iv) the notional amount of the Class X-F certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class F certificates.

The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Trust Subordinate Companion Loan in accordance with the co-lender agreement relating to the Carolinas 7-Eleven Portfolio whole loan and no class of Pooled Certificates will be entitled to distributions paid or advanced on and allocable to the Trust Subordinate Companion Loan.

Interest Payments:	On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of pooled aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date): first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D and Class X-F certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

The pass-through rates applicable to each class of Pooled Principal Balance Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates, and (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

No class of Pooled Certificates will be entitled to distributions paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Trust Subordinate Companion Loan in accordance with the co-lender agreement relating to the Carolinas 7-Eleven Portfolio whole loan.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses realized on the Mortgage Loans will be allocated between the VRR interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and Mortgage Loan losses allocated to the non-VRR certificates will be further allocated to each class of Pooled Principal Balance Certificates in reverse alphabetical order starting with Class H-RR through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Losses realized on the Trust Subordinate Companion Loan will be allocated each class of Loan-Specific Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class 7E-RR certificates, then to the Class 7E-D certificates, then to the Class 7E-C certificates, then to the Class 7E-B certificates and then, to the Class 7E-A certificates.

Prepayment Premiums:

Prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) with respect to the mortgage loans will be allocated to the VRR interest, on the one hand, and to the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in the Preliminary Prospectus. A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

(Pass-Through Rate - Discount Rate)		The percentage of the principal
(Mortgage Rate - Discount Rate)	X	distribution amount to such class as described in (a) above

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Prepayment premium charges received in respect of the Trust Subordinate Companion loan will be distributed to the Loan-Specific Certificates will not be allocated to any class of Pooled Certificates.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Moffett Towers - Buildings E,F,G, Pier 70, TripAdvisor HQ, Christiana Mall, Aventura Mall, Carolinas 7-Eleven Portfolio, Outlet Shoppes at El Paso, The Gateway, West Coast Albertsons Portfolio, FXI Portfolio, Quality RV Resorts, Moffett Towers II - Building 1, Davenport Commons, Willow Creek Corporate Center and GSK North American HQ, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” below and in “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes” in the Preliminary Prospectus.

Control Rights and Directing Holder:

The Directing Holder will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. For example, the Directing Holder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” will be:

(a) with respect to each Serviced Mortgage Loan (other than the Carolinas 7-Eleven Portfolio whole loan), the certificateholder selected by more than 50% of the Controlling Class by Certificate Balance; and

(b) with respect to the Carolinas 7-Eleven Portfolio whole loan (i) for so long as no Carolinas 7-Eleven Portfolio Control Termination Even exists, the holder of the Trust Subordinate Companion Loan, and (ii) for so long as a Carolinas 7-Eleven Portfolio Control Termination Even exists, the certificateholder selected by more than 50% of the Controlling Class by Certificate Balance.

It is expected that RREF III-D AIV RR H, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial Trust Directing Holder with respect to each Serviced Mortgage Loan (other than any applicable excluded loans) and any related Serviced Companion Loans. It is expected that Waterfall Eden Master Fund, Ltd. will be designated as the initial Directing Holder with respect to the Carolinas 7-Eleven Portfolio whole loan.

A “Carolinas 7-Eleven Portfolio Control Termination Event” will exist with respect to the Carolinas 7-Eleven Portfolio whole loan, if and for so long as the initial principal balance of the Trust Subordinate Companion Loan (taking into account any appraisal reduction amounts or realized losses allocated to the Trust Subordinate Companion Loan) is less than 25% of the initial principal balance of the Trust Subordinate Companion Loan less any principal payment allocated to and received by the holder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	G-RR and Class H-RR certificates.

Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class H-RR certificates.

Appraised-Out Class:	Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:	Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (a) with respect to any Mortgage Loan (other than the Carolinas 7-Eleven Portfolio Mortgage Loan) (i) the Class G-RR certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above) and (b) with respect to the Carolinas 7-Eleven Portfolio Whole Loan, at any date on which either (i) such Whole Loan is an excluded loan or (ii) when both the event described in clause (a) above occurs and a Carolinas 7-Eleven Portfolio Control Termination Event exists; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (a) with respect to any Mortgage Loan (other than the Carolinas 7-Eleven Portfolio Mortgage Loan) (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above) and (b) with respect to the Carolinas 7-Eleven Portfolio Whole Loan, at any date on which either (i) such Whole Loan is an excluded loan or (ii) when both the event described in clause (a) above occurs and a Carolinas 7-Eleven Portfolio Control Termination Event exists; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Parties	Each “risk retention consultation party” will be a party selected by the VRR interest owners from time to time. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no Consultation Termination Event is continuing, with respect to any Serviced Mortgage Loan (other than any excluded loans) and any related Serviced Companion Loans that is a specially serviced loan, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any excluded loans) and any related Serviced Companion Loans, as further described in the Preliminary Prospectus. For the avoidance of doubt, no risk retention consultation party will have any consultation rights with respect to any applicable excluded loan. Each of Deutsche Bank AG, acting through its New York Branch (or an affiliate thereof) and Goldman Sachs Mortgage Company is expected to be appointed as an initial risk retention consultation party.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:	Other than with respect to Non-Serviced Whole Loans and the Carolinas 7-Eleven Portfolio Whole Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of pooled certificates evidencing not less than 25% of the voting rights of all classes of pooled certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of Holders of pooled certificates entitled to principal evidencing at least 66-2/3% of a Certificateholder Quorum or 50% of the aggregate voting rights of each class of pooled certificates entitled to principal then outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of pooled certificates evidencing at least 50% of the aggregate voting rights (taking into account, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all classes of pooled certificates entitled to principal, on an aggregate basis.

The foregoing rights with respect to the Carolinas 7-Eleven Portfolio Whole Loan will include holders of the Loan-Specific Certificates and only apply with respect to the replacement of the Special Servicer after a Carolinas 7-Eleven Portfolio Control Termination Event.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to any Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of pooled certificateholders consisting of at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances) of all pooled certificates entitled to principal on an aggregate basis and at least three certificateholders that are not affiliated with each other within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

With respect to the Carolinas 7-Eleven Portfolio Whole Loan, the Operating Advisor will have the same rights to recommend the replacement of the Special Servicer with respect to the Carolinas 7-Eleven Portfolio Whole Loan as set forth above, however, the foregoing rights of the certificateholders to confirm the Operating Advisor’s recommendation to replace the Special Servicer will be held by the holders of the Loan-Specific Certificates in addition to the holders of the pooled certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:	The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:	The special servicing fee for Rialto will equal the greater of (i) 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable, and (ii) $5,000. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the pooled certificates (in connection with termination and replacement relating to the Mortgage Loans vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the pooled certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The foregoing rights with respect to the Carolinas 7-Eleven Portfolio Whole Loan will be held by the holders of the Loan-Specific Certificates in addition to the holders of the pooled certificates.

An “Operating Advisor Consultation Event” will occur (A) with respect to any Serviced Mortgage Loan upon the earlier of (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the certificate balance of any such class of certificates) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event) and (B) with respect to the Carolinas 7-Eleven Portfolio Whole Loan upon the earlier of (i) the Certificate Balance of the Class 7E-RR Certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the certificate balance of any such class of certificates) is 25% or less of the initial Certificate Balances of the Class 7E-RR Certificates and (ii) a Carolinas 7-Eleven Portfolio Control Termination Event has occurred and is continuing.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust

STRUCTURE OVERVIEW

the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit(1)	Cut-off Date LTV(1)(2)(3)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)(3)
Moffett Towers - Buildings E,F,G	GACC/GSMC	Sunnyvale, CA	Office	$80,000,000	7.5%	$420	40.2%	2.97x	12.6%
Pier 70	GSMC	San Francisco, CA	Mixed Use	80,000,000	7.5%	$356	52.9%	2.19x	11.0%
TripAdvisor HQ	GSMC	Needham, MA	Office	75,000,000	7.0%	$349	64.6%	1.82x	9.2%
Time Square Office Renton	GACC	Renton, WA	Office	56,000,000	5.3%	$173	75.0%	1.22x	9.1%
Christiana Mall	GACC	Newark, DE	Retail	53,136,000	5.0%	$434	32.5%	3.15x	13.8%
Aventura Mall	GACC	Aventura, FL	Retail	47,000,000	4.4%	$1,155	40.8%	2.58x	11.0%
90-100 John Street	GACC	New York, NY	Mixed Use	42,000,000	3.9%	$190,045	22.2%	2.89x	13.1%
Carolinas 7-Eleven Portfolio	GACC	Various, Various	Retail	40,000,000	3.8%	$378	32.7%	4.01x	16.9%
Outlet Shoppes at El Paso	GACC	Canutillo, TX	Retail	39,000,000	3.7%	$173	58.9%	1.51x	10.7%
The Gateway	GACC	San Francisco, CA	Multifamily	37,500,000	3.5%	$263,158	38.0%	2.98x	11.3%
Total/Weighted Average				$549,636,000	51.6%		47.5%	2.47x	11.7%
(1)	The Cut-off Date Balance per NRA/Unit, Cut-off Date LTV , U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Moffett Towers - Buildings E,F,G, Time Square Office Renton and Outlet Shoppes at El Paso mortgage loans, the Cut-off Date LTV have been calculated based on the appraised values other than “As Is” respectively. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	With respect to the Time Square Office Renton mortgage loan the Cut-off Date LTV and U/W NOI Debt Yield has been calculated based on the Cut-off Date Balance net of a related performance reserve.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu/ Subordinate Companion Loan Cut-off Date Balance(1)	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(2)	Total Debt U/W NCF DSCR(2)(3)	Trust Cut-off Date LTV(4)	Total Debt Cut-off Date LTV(3)(4)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(3)
Moffett Towers - Buildings E,F,G	$80,000,000	$204,000,000	$216,000,000	2.97x	1.41x	40.2%	70.8%	12.6%	7.2%
90-100 John Street	$42,000,000	$0	$68,000,000	2.89x	0.93x	22.2%	58.2%	13.1%	5.0%
Carolinas 7-Eleven Portfolio	$40,000,000	$35,000,000	$25,000,000	4.01x	1.09x	32.7%	81.8%	16.9%	6.8%
West Coast Albertsons Portfolio	$29,000,000	$65,000,000	$106,000,000	4.17x	1.66x	31.7%	67.5%	18.0%	8.4%
Moffett Towers II - Building 1	$25,000,000	$143,000,000	$112,000,000	2.00x	1.17x	46.8%	78.1%	11.5%	6.9%
Temple Towne Center	$19,500,000	$0	$3,000,000	1.63x	1.25x	72.2%	83.3%	11.7%	10.1%
(1)	Carolinas 7-Eleven Portfolio whole loan includes a subordinate non-pooled component and the metrics capture information inclusive of the $35.0 million subordinate non-pooled component. See “Description of the Mortgage Pool— The Whole Loans—Carolinas 7-Eleven Portfolio Whole Loan” in the Preliminary Prospectus.

(2)	With respect to the Temple Towne Center mortgage loan (approximately 1.8% of the Initial Outstanding Pool Balance) the Trust U/W NCF DSCR and Total Debt U/W NCF DSCR are calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments on the related mortgage loan following the mortgage loan’s interest-only period based on the assumed principal payment schedule set forth on Annex G to the Preliminary Prospectus.

(3)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(4)	With respect to Moffett Towers - Buildings E,F,G and Moffett Towers II - Building 1 mortgage loans, the Trust Cut-off Date LTV and Total Debt Cut-off Date LTV has been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV	Total Debt Cut-off Date LTV(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Christiana Mall	$53,136,000	$284,864,000	$212,000,000	3.15x	1.93x	32.5%	52.9%	13.8%	8.5%
Aventura Mall	$47,000,000	$1,359,700,000	$343,300,000	2.58x	2.07x	40.8%	50.7%	11.0%	8.8%
Carolinas 7-Eleven Portfolio	$40,000,000	$0	$35,000,000(2)	4.01x	1.09x	32.7%	81.8%	16.9%	6.8%
The Gateway	$37,500,000	$292,500,000	$220,000,000	2.98x	1.61x	38.0%	63.3%	11.3%	6.8%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	Represents the subordinate non-pooled component of the Carolinas 7-Eleven Portfolio whole loan. See “Description of the Mortgage Pool— The Whole Loans—Carolinas 7-Eleven Portfolio Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Moffett Towers - Buildings E,F,G	A-1-1, A-5	$80,000,000	$80,000,000	DBGS 2018-C1	Yes	Wells Fargo	Rialto
		A-1-2, A-1-3, A-1-4, A-2, A-3, A-4	$147,200,000	$147,200,000	DBNY	No
		A-6, A-7	$56,800,000	$56,800,000	Wells Fargo	No
		Total	$284,000,000	$284,000,000
2	Pier 70	A-1	$80,000,000	$80,000,000	DBGS 2018-C1	Yes	Wells Fargo	Rialto
		A-2	$35,000,000	$35,000,000	GSMC	No
		Total	$115,000,000	$115,000,000
3	TripAdvisor HQ	A-1	$75,000,000	$75,000,000	DBGS 2018-C1	Yes	Wells Fargo	Rialto
		A-2	$23,150,000	$23,150,000	GSMC	No
		Total	$98,150,000	$98,150,000
5	Christiana Mall	A-1-A, A-2-A, A-3-A	$72,320,000	$72,320,000	BBCMS 2018-CHRS	Yes	Wells Fargo	Wells Fargo
		A-2-B	$30,000,000	$30,000,000	UBS 2018-C13	No
		A-3-B, A-3-C	$53,136,000	$53,136,000	DBGS 2018-C1	No
		A-1-B	$50,000,000	$50,000,000	WFCM 2018-C47	No
		A-1-C, A-1-D, A-1-E	$82,840,000	$82,840,000	Barclays Bank PLC	No
		A-2-C, A-2-D, A-2-E	$49,704,000	$49,704,000	Société Générale	No
		B-1, B-2, B-3(1)	$212,000,000	$212,000,000	BBCMS 2018-CHRS	Yes
		Total	$550,000,000	$550,000,000
6	Aventura Mall	A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes	Wells Fargo	CWCapital
		A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
		A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
		A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
		A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
		A-2-A-4, A-2-B-4	$110,000,000	$110,000,000	Benchmark 2018-B6(2)	No
		A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
		A-2-D-3	$50,000,000	$50,000,000	WFCM 2018-C47	No
		A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	$47,000,000	DBGS 2018-C1	No
		A-2-A-3, A-2-A-5	$125,000,000	$125,000,000	JPMorgan Chase Bank, National Association	No
		A-2-C-1, A-2-C-3, A-2-C-4, A-2-C-5	$170,000,000	$170,000,000	Morgan Stanley Bank, N.A.	No
		A-2-D-4, A-2-D-5	$70,000,000	$70,000,000	Wells Fargo	No
		B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes
		Total	$1,750,000,000	$1,750,000,000
8	Carolinas 7-Eleven Portfolio	Note A	$40,000,000	$40,000,000	DBGS 2018-C1 (pooled certificates)	Yes	Wells Fargo	Rialto
		Note B(1)	$35,000,000	$35,000,000	DBGS 2018-C1 (loan-specific certificates)	No
		Total	$75,000,000	$75,000,000

(1)	Each note represents a subordinate companion loan.

(2)	Expected to be the Note Holder upon the closing of the respective securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
9	Outlet Shoppes at El Paso	A-1-A	$39,000,000	$39,000,000	DBGS 2018-C1	Yes	Wells Fargo	Rialto
		A-1-B, A-2, A-3, A-4	$36,000,000	$36,000,000	DBNY	No
		Total	$75,000,000	$75,000,000
10	The Gateway	A-1-A1	$120,000,000	$120,000,000	COMM 2018-HOME	Yes	Wells Fargo	AEGON
		A-1-B	$50,000,000	$50,000,000	Benchmark 2018-B4	No
		A-2-A	$27,500,000	$27,500,000	BANK 2018-BNK11	No
		A-2-B	$55,000,000	$55,000,000	BANK 2018-BNK12	No
		A-1-A2, A-1-A5, A-1-A6	$37,500,000	$37,500,000	DBGS 2018-C1	No
		A-1-A3, A-1-A4	$40,000,000	$40,000,000	Cantor Commercial Real Estate Lending, L.P.	No
		B-1-A, B-2-A(1)	$52,500,000	$52,500,000	Prima Mortgage Investment Trust, LLC	No
		B-1-B, B-2-B(1)	$52,500,000	$52,500,000	New York State Teachers’ Retirement System	No
		C-1, C-2(1)	$115,000,000	$115,000,000	Teachers Insurance and Annuity Association of America	No
		Total	$550,000,000	$550,000,000
14	West Coast Albertsons Portfolio	A-1, A-3	$65,000,000	$65,000,000	Benchmark 2018-B6(2)	Yes	KeyBank	Midland
		A-2	$29,000,000	$29,000,000	DBGS 2018-C1	No
		Total	$94,000,000	$94,000,000
16	FXI Portfolio	A-1	$43,000,000	$43,000,000	GSMS 2018-GS10	Yes	Wells Fargo	Rialto
		A-2	$28,560,000	$28,560,000	DBGS 2018-C1	No
		Total	$71,560,000	$71,560,000
17	Quality RV Resorts	A-1	$35,000,000	$35,000,000	GSMS 2018-GS10	Yes	Wells Fargo	Rialto
		A-2	$26,210,000	$26,210,000	DBGS 2018-C1	No
		Total	$61,210,000	$61,210,000
18	Moffett Towers II - Building 1	A-1, A-3-1	$76,000,000	$76,000,000	Benchmark 2018-B6(2)	Yes	KeyBank	Midland
		A-5	$20,000,000	$20,000,000	WFCM 2018-C46	No
		A-2-1	$25,000,000	$25,000,000	DBGS 2018-C1	No
		A-2-2, A-3-2	$25,000,000	$25,000,000	DBNY	No
		A-4	$22,000,000	$22,000,000	Barclays Bank PLC	No
		Total	$168,000,000	$168,000,000
22	Davenport Commons	A-1	$20,000,000	$20,000,000	DBGS 2018-C1	Yes	Wells Fargo	Rialto
		A-2	$15,000,000	$15,000,000	GSMS 2018-GS10	No
		Total	$35,000,000	$35,000,000
28	Willow Creek Corporate Center	A-1, A-3	$72,500,000	$72,500,000	Benchmark 2018-B6(2)	Yes	Midland	KeyBank
		A-2	$16,225,000	$16,225,000	DBGS 2018-C1	No
		Total	$88,725,000	$88,725,000
32	GSK North American HQ	A-1	$75,150,000	$75,150,000	GSMS 2018-GS10	Yes	Wells Fargo	Rialto
		A-2	$10,000,000	$10,000,000	DBGS 2018-C1	No
		Total	$85,150,000	$85,150,000

(1)	Each note represents a subordinate companion loan.

(2)	Expected to be the Note Holder upon the closing of the respective securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(6)(7)
$5,379,156	-	$7,499,999	4	$26,573,156	2.5%	5.0026%	98	1.61x	69.7%	62.0%
$7,500,000	-	$14,999,999	4	$44,880,000	4.2%	4.8823%	105	1.73x	65.8%	62.1%
$15,000,000	-	$24,999,999	11	$203,198,926	19.1%	5.1454%	109	1.71x	66.0%	60.9%
$25,000,000	-	$49,999,999	13	$446,894,276	41.9%	4.4105%	113	2.53x	47.9%	44.7%
$50,000,000	-	$80,000,000	5	$344,136,000	32.3%	4.6329%	119	2.28x	52.9%	49.8%
Total/Weighted Average			37	$1,065,682,359	100.0%	4.6571%	113	2.24x	54.3%	50.6%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(6)(7)
3.7218%	-	3.9999%	2	$62,500,000	5.9%	3.7907%	114	2.59x	41.5%	39.9%
4.0000%	-	4.2499%	6	$236,660,000	22.2%	4.1278%	106	3.32x	39.0%	39.0%
4.2500%	-	4.4999%	3	$132,136,000	12.4%	4.3234%	119	2.86x	37.4%	37.4%
4.5000%	-	4.7499%	3	$50,725,000	4.8%	4.6554%	118	2.15x	60.3%	56.3%
4.7500%	-	4.9999%	11	$344,702,203	32.3%	4.8870%	117	1.77x	62.4%	57.2%
5.0000%	-	5.8469%	12	$238,959,156	22.4%	5.2613%	111	1.42x	69.1%	61.5%
Total/Weighted Average			37	$1,065,682,359	100.0%	4.6571%	113	2.24x	54.3%	50.6%

Property Type Distribution(1)(8)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Pads/NRA	Weighted Averages
					Cut-off Date Balance per # of Unit/Pad/ NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(6)(7)
Office	20	$403,593,010	37.9%	3,586,733	$270	4.6822%	115	96.0%	2.08x	59.2%	55.2%
Suburban	12	$246,273,795	23.1%	2,199,480	$216	4.8635%	115	95.1%	1.91x	65.2%	60.6%
CBD	5	$151,723,926	14.2%	1,359,444	$358	4.3472%	119	97.4%	2.39x	49.0%	45.9%
Medical Office	3	$5,595,289	0.5%	27,809	$249	5.7850%	59	100.0%	1.37x	71.7%	69.0%
Retail	48	$322,319,349	30.2%	3,918,975	$461	4.7001%	106	96.8%	2.34x	51.7%	48.2%
Anchored(9)	43	$213,074,000	20.0%	1,867,434	$327	4.9041%	101	97.1%	2.12x	58.0%	53.1%
Super Regional Mall	2	$100,136,000	9.4%	1,996,592	$772	4.2042%	118	95.7%	2.88x	36.4%	36.4%
Unanchored	3	$9,109,349	0.9%	54,949	$176	5.3805%	84	99.0%	1.41x	72.6%	64.7%
Mixed Use	3	$139,000,000	13.0%	450,491	$57,645	4.7777%	120	97.7%	2.33x	45.2%	41.0%
Office/Industrial	1	$80,000,000	7.5%	322,814	$356	4.8780%	120	99.8%	2.19x	52.9%	45.6%
Multifamily/Office/Retail	1	$42,000,000	3.9%	221	$190,045	4.3879%	120	95.0%	2.89x	22.2%	22.2%
Multifamily/Retail	1	$17,000,000	1.6%	127,456	$133	5.2685%	119	94.5%	1.60x	66.0%	66.0%
Industrial	20	$101,060,000	9.5%	6,056,032	$39	4.4616%	118	96.9%	2.64x	55.1%	53.0%
Warehouse	12	$66,000,000	6.2%	3,829,414	$37	4.1980%	119	95.3%	3.18x	48.5%	48.5%
Manufacturing	5	$21,224,438	2.0%	1,492,775	$43	4.9405%	117	100.0%	1.58x	66.4%	61.2%
Warehouse/Distribution	2	$7,335,562	0.7%	628,868	$32	4.9405%	117	100.0%	1.58x	66.4%	61.2%
Flex	1	$6,500,000	0.6%	104,975	$62	5.0350%	120	100.0%	1.77x	71.8%	62.2%
Manufactured Housing	10	$62,210,000	5.8%	2,280	$50,825	4.8837%	118	88.2%	1.41x	64.2%	58.1%
Multifamily - High Rise	1	$37,500,000	3.5%	1,254	$263,158	3.7218%	114	93.9%	2.98x	38.0%	38.0%
Hospitality	0	$0	0.0%	0	$0	NAP	NAP	NAP	NAP	NAP	NAP
Total/Weighted Average	102	$1,065,682,359	100.0%			4.6571%	113	96.0%	2.24x	54.3%	50.6%

Geographic Distribution(1)(8)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(6)(7)
California	9	$324,672,766	30.5%	4.3532%	118	2.74x	45.7%	43.6%
Northern(10)	6	$273,922,766	25.7%	4.2698%	118	2.85x	43.5%	41.0%
Southern(10)	3	$50,750,000	4.8%	4.8032%	119	2.17x	57.4%	57.4%
Texas	22	$160,710,000	15.1%	5.0542%	119	1.77x	63.6%	57.6%
Washington	3	$81,405,000	7.6%	4.9582%	119	1.36x	72.3%	65.7%
Massachusetts	1	$75,000,000	7.0%	4.8833%	118	1.82x	64.6%	64.6%
Florida	11	$63,750,000	6.0%	4.5584%	102	2.26x	48.9%	48.2%
Other	56	$360,144,593	33.8%	4.6562%	106	2.27x	52.6%	47.9%
Total/Weighted Average	102	$1,065,682,359	100.0%	4.6571%	113	2.24x	54.3%	50.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV s(1)(4)(5)(6)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV	Maturity Date or ARD LTV(2)(7)
22.2%	-	39.9%	6	$232,296,000	21.8%	4.1445%	108	3.44x	32.4%	32.4%
40.0%	-	49.9%	4	$168,500,000	15.8%	4.1392%	118	2.70x	41.9%	41.3%
50.0%	-	59.9%	3	$145,210,000	13.6%	4.9329%	119	1.92x	55.7%	47.9%
60.0%	-	69.9%	17	$375,132,926	35.2%	4.8883%	113	1.72x	65.7%	62.0%
70.0%	-	75.0%	7	$144,543,433	13.6%	5.2076%	112	1.40x	72.7%	63.6%
Total/Weighted Average			37	$1,065,682,359	100.0%	4.6571%	113	2.24x	54.3%	50.6%

Distribution of Maturity Date or ARD LTV s(1)(2)(4)(6)(7)
Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(5)	Maturity Date or ARD LTV
22.2%	-	39.9%	6	$232,296,000	21.8%	4.1445%	108	3.44x	32.4%	32.4%
40.0%	-	49.9%	6	$287,500,000	27.0%	4.4755%	119	2.40x	47.3%	43.4%
50.0%	-	59.9%	6	$123,412,203	11.6%	4.9659%	118	1.63x	66.7%	56.5%
60.0%	-	64.9%	14	$309,019,156	29.0%	4.9235%	113	1.72x	66.0%	62.8%
65.0%	-	69.0%	5	$113,455,000	10.6%	5.1054%	106	1.43x	71.3%	66.3%
Total/Weighted Average			37	$1,065,682,359	100.0%	4.6571%	113	2.24x	54.3%	50.6%

Distribution of Underwritten NCF Debt Service Coverages(1)(3)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(6)(7)
1.20x	-	1.49x	7	$154,759,156	14.5%	5.1151%	112	1.25x	71.3%	64.0%
1.50x	-	1.59x	6	$141,938,276	13.3%	5.0993%	112	1.55x	65.6%	56.6%
1.60x	-	1.74x	6	$109,213,926	10.2%	5.0723%	114	1.66x	66.1%	59.1%
1.75x	-	1.99x	5	$131,975,000	12.4%	4.8675%	118	1.84x	64.6%	64.1%
2.00x	-	2.49x	3	$142,000,000	13.3%	4.5583%	119	2.21x	54.1%	49.3%
2.50x	-	3.49x	7	$286,136,000	26.9%	4.1671%	116	2.91x	37.1%	37.1%
3.50x	-	4.17x	3	$99,660,000	9.4%	4.1301%	95	4.01x	34.6%	34.6%
Total/Weighted Average			37	$1,065,682,359	100.0%	4.6571%	113	2.24x	54.3%..	50.6%

Original Terms to Maturity or ARD(1)(2)
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date LTV(4)(6)(7)
60	5	$90,430,000	8.5%	4.7053%	59	2.74x	52.3%	51.2%
116	1	$25,000,000	2.3%	3.8940%	114	2.00x	46.8%	42.8%
120	31	$950,252,359	89.2%	4.6726%	119	2.20x	54.7%	50.8%
Total/Weighted Average	37	$1,065,682,359	100.0%	4.6571%	113.	2.24x.	54.3%	50.6%

Distribution of Remaining Terms to Maturity or ARD(1)(2)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(4) (5)(6)	Maturity Date or ARD LTV(4)(6)(7)
56	-	60	5	$90,430,000	8.5%	4.7053%	59	2.74x	52.3%	51.2%
100		114	3	$67,879,156	6.4%	3.8944%	113	2.50x	44.0%	41.6%
115	-	120	29	$907,373,203	85.1%	4.7094%	119	2.17x	55.2%	51.2%
Total/Weighted Average			37	$1,065,682,359	100.0%	4.6571%	113	2.24x	54.3%	50.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

DBGS 2018-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)(5)(6)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV(2)(4)(7)
7.9%	-	8.9%	3	$62,180,000	5.8%	5.0538%	118	1.32x	67.3%	62.5%
9.0%	-	9.9%	7	$212,925,000	20.0%	4.9419%	119	1.59x	67.8%	64.4%
10.0%	-	12.4%	19	$492,781,359	46.2%	4.7367%	112	1.99x	58.2%	52.4%
12.5%	-	14.9%	5	$198,136,000	18.6%	4.2936%	119	2.95x	35.8%	35.5%
15.0%	-	18.0%	3	$99,660,000	9.4%	4.1301%	95	4.01x	34.6%	34.6%
Total/Weighted Average			37	$1,065,682,359	100.0%	4.6571%	113	2.24x	54.3%	50.6%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(6)(7)
Interest Only	15	$541,271,000	50.8%	4.3777%	113	2.76x	44.3%	43.3%
Interest Only, then Amortizing	15	$304,044,000	28.5%	4.9925%	110	1.48x	67.3%	60.8%
Amortizing Balloon	5	$116,367,359	10.9%	5.0867%	119	1.55x	65.5%	53.9%
Interest Only, ARD	2	$104,000,000	9.8%	4.6502%	118	2.48x	55.4%	55.4%
Total/Weighted Average	37	$1,065,682,359	100.0%	4.6571%	113.	2.24x	54.3%	50.6%

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of Units/Pads/NRA calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the ARD Loans, the Original Terms to Maturity or ARD, Remaining Terms to Maturity or ARD, Maturity Date or ARD LTV Ratios, Stated Remaining Term (Mos.) and Maturity Date or ARD LTV are calculated through the related anticipated repayment date.

(3)	With respect to the Temple Towne Center mortgage loan (1.8%), the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments on the related mortgage loan following the mortgage loan’s interest-only period based on the assumed principal payment schedule set forth on Annex G to the Preliminary Prospectus.

(4)	With respect to six mortgage loans, representing in aggregate, approximately 21.0% of the Initial Outstanding Pool Balance (including Moffett Towers - Buildings E,F,G, Time Square Office Renton, Outlet Shoppes at El Paso, Moffett Towers II - Building 1, LA Arts District Creative Office and Hobby Lobby & Harbor Freight – Washington), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	With respect to the River Valley MHC Portfolio mortgage loan (3.4%), the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(6)	With respect to the Time Square Office Renton mortgage loan (5.3%) the Cut-off Date LTV, Maturity Date or ARD Date LTV and Underwritten NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(7)	With respect to the Pier 70 mortgage loan (7.5%), the Maturity Date or ARD LTV has been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(8)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(9)	Anchored retail also includes single tenant and shadow anchored properties.

(10)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

Mortgage Loan Information
Loan Seller(1):	GACC/GSMC
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(10):	BBB(low)/BBB-sf
Borrower Sponsor(2):	Joseph K. Paul
Borrower:	MT3 EFG Real Estate LLC
Original Balance(3):	$80,000,000
Cut-off Date Balance(3):	$80,000,000
% by Initial UPB:	7.5%
Interest Rate:	4.13098592%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	Interest Only
Additional Debt(3):	$204,000,000 Pari Passu Debt; $216,000,000 Mezzanine
Call Protection(4):	L(24), DorYM1(89), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$1,772,695	$253,242
Insurance:	$0	Springing
Replacement:	$0	$11,277
TI/LC:	$23,914,655	$0
Free Rent:	$15,021,721	$0
Lease Sweep:	$0	Springing
Debt Service:	$0	Springing

Financial Information
	Whole Loan(6)	Total Debt(7)
Cut-off Date Balance / Sq. Ft.:	$420	$739
Balloon Balance / Sq. Ft.:	$420	$739
Cut-off Date LTV(8):	40.2%	70.8%
Balloon LTV(8):	40.2%	70.8%
Underwritten NOI DSCR:	3.01x	1.43x
Underwritten NCF DSCR:	2.97x	1.41x
Underwritten NOI Debt Yield:	12.6%	7.2%
Underwritten NCF Debt Yield:	12.4%	7.1%
Underwritten NOI Debt Yield at Balloon:	12.6%	7.2%
Underwritten NCF Debt Yield at Balloon:	12.4%	7.1%
(1)	The Moffett Towers – Buildings E,F,G Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Goldman Sachs Mortgage Company (“GSMC”) and Wells Fargo Bank, National Association (“WFBNA”).
(2)	The borrower is affiliated with the borrower of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Moffett Towers II - Building 1, which has a Cut-off Date Balance of $25.0 million.
(3)	The Original Balance and Cut-off Date Balance of $80.0 million represents the controlling pari passu notes A-1-1 contributed by GACC and note A-5 contributed by GSMC, which, together with $204.0 million remaining pari passu notes comprises the Moffett Towers - Buildings E,F,G Whole Loan (as defined below) with an aggregate original principal balance of $284.0 million. For additional information regarding the pari passu notes, see “The Loan” herein. For additional information regarding the $216.0 million mezzanine debt, see “Current Mezzanine or Subordinate Indebtedness” herein.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Sunnyvale, CA
Year Built / Renovated:	2009 / NAP
Total Sq. Ft.:	676,598
Property Management:	Paul Holdings, Inc. d/b/a Jay Paul Company
Underwritten NOI(9):	$35,856,109
Underwritten NCF:	$35,309,093
Appraised Value(8):	$705,800,000
Appraisal Date:	November 15, 2019

Historical NOI
Most Recent NOI(9):	$25,168,813 (T-12 May 31, 2018)
2017 NOI:	$24,953,252 (December 31, 2017)
2016 NOI:	$24,977,236 (December 31, 2016)
2015 NOI:	$24,367,752 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 6, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
(4)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 6, 2018. Defeasance of the $284.0 million Moffett Towers - Buildings E,F,G Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Moffett Towers - Buildings E,F,G Whole Loan to be securitized and (ii) September 7, 2021 (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not occurred by September 7, 2021, the borrower is permitted to prepay the Moffett Towers - Buildings E,F,G Whole Loan with a yield maintenance premium, except that the borrower is required to defease any portion of the Moffett Towers - Buildings E,F,G Whole Loan that is more than two years from its securitization date. The assumed lockout period of 24 payments is based on the expected DBGS 2018-C1 securitization closing date in October 2018. The actual lockout period may be longer.
(5)	See “Initial and Ongoing Reserves” herein.
(6)	Whole Loan Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $284.0 million Moffett Towers - Buildings E,F,G Whole Loan.
(7)	Total Debt Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the Total Debt, which includes the $150.0 million Mezzanine A Loan and the $66.0 million Mezzanine B Loan.
(8)	The Appraised Value reflects a “prospective market value upon stabilization” which assumes rent concessions and outstanding tenant improvement and leasing commissions (“TI/LC”) are deposited into the TI/LC and Free Rent Reserve accounts. At closing, the borrower deposited $23,914,655 into the TI/LC Reserve account and $15,021,721 into the Free Rent Reserve account. The Cut-off Date LTV and Balloon LTV are calculated based upon the Appraised Value of $705,800,000. The “as-is” appraised value is $646,700,000 as of July 30, 2018 equating to a Cut-off Date LTV and Balloon LTV of 43.9% for the Moffett Towers - Buildings E,F,G Whole Loan and a Cut-off Date LTV and Balloon LTV of 77.3% for the Total Debt. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Cut-off Date LTV and Balloon LTV of the Moffett Towers - Buildings E,F,G Whole Loan of 56.3% and of the Total Debt of 99.2%.
(9)	Underwritten NOI is higher than Most Recent NOI primarily driven by new leases with the sole tenant, Amazon, to occupy certain space currently occupied by HP. The new leases make up 63.8% of annual rent and 58.2% of net rental area.
(10)	Moffett Towers – Buildings E,F,G Whole Loan received a credit assessment of BBB-sf by Fitch and BBB(low) by DBRS. S&P confirmed that the Moffett Towers – Buildings E,F,G Whole Loan exhibits credit characteristics that are consistent with investment grade credit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
Amazon / Building E	A+/Baa1/AA-	224,492	33.2%	$41.73	28.5%	2/28/2024
Amazon / Building F(4)(5)(6)	A+/Baa1/AA-	224,492	33.2%	$53.77	36.7%	6/30/2030
Amazon / Building G(6)(7)	A+/Baa1/AA-	227,614	33.6%	$50.19	34.8%	6/30/2030
Total / Wtd. Avg. Occupied		676,598	100.0%	$48.57	100.0%
Vacant		0	0%
Total		676,598	100.0%

(1)	Based on the underwritten rent roll dated as of October 6, 2018.

(2)	These ratings are those of the parent company, and the parent company guarantees the lease.

(3)	Excludes $4,389,651 ($6.49 PSF) of straight-lined rent that was underwritten. See “Cash Flow Analysis” below.

(4)	Hewlett-Packard (“HP”) occupies Building F until March 31, 2019. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve. Amazon is in a free rent period from May 2019 until October 2019 for Building F.

(5)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

(6)	The free rent period for Building F (224,492 sq. ft.) extends through October 2019 and through April 2019 for suite G100 (25,778 sq. ft.). The free rent period for Building G extends through September 2023.

(7)	HP occupies the Building G Lab (7,874 sq. ft.) until March 31, 2023. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	1	224,492	33.2%	224,492	33.2%	$41.73	28.5%	28.5%
2025	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2026	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2027	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2028	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
Thereafter	5	452,106	66.8%	676,598	100.0%	$51.96	71.5%	100.0%
Vacant	NAP	NAP	NAP			NAP	NAP
Total / Wtd. Avg.	6	676,598	100.0%			$48.57	100.0%
(1)	Based on the underwritten rent roll dated October 6, 2018.

(2)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

The Loan.    The Moffett Towers - Buildings E,F,G loan (the “Moffett Towers - Buildings E,F,G Loan”) is secured by the borrowers’ fee simple interest in a Class A office building leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers - Buildings E,F,G Property”). The Moffett Towers - Buildings E,F,G Loan is evidenced by the controlling Note A-5 of $56.8 million and the controlling Note A-1-1 of $23.2 million with an aggregate Original and Cut-off Date Balance of $80.0 million. The Moffett Towers - Buildings E,F,G Loan is part of a whole loan (the “Moffett Towers - Buildings E,F,G Whole Loan”) with an Original and Cut-off Date Balance of $284.0 million, which is evidenced by 10 pari passu notes, each as described below. Only the Moffett Towers - Buildings E,F,G Loan will be contributed to the DBGS 2018-C1 Trust. The remaining notes are currently held by the parties described in the “Total Debt Summary” chart below and have been or are expected to be contributed to one or more securitizaftion trusts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

The relationship between the holders of the Moffett Towers - Buildings E,F,G Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1, A-5	$80,000,000	$80,000,000	DBGS 2018-C1	Yes
A-1-2, A-1-3, A-1-4, A-2, A-3, A-4	$147,200,000	$147,200,000	DBNY	No
A-6, A-7	$56,800,000	$56,800,000	Wells Fargo Bank, N.A.	No
Whole Loan	$284,000,000	$284,000,000
Mezzanine Loan	$216,000,000	$216,000,000	(1)	No
Total Debt	$500,000,000	$500,000,000
(1)	The Mezzanine A Loan was sold to Samsung Life Insurance and the Mezzanine B Loan was sold to Prima Capital Advisors LLC.

The Moffett Towers - Buildings E,F,G Whole Loan was co-originated on September 7, 2018 by DBNY, WFBNA and GSMC. GACC will act as mortgage loan seller with respect to Note A-1-1 and GSMC will act as mortgage loan seller with respect to Note A-5. The Moffett Towers - Buildings E,F,G Whole Loan had an aggregate original principal balance and an aggregate outstanding principal balance as of the Cut-off Date of $284.0 million and accrues interest at an interest rate of 4.13098592% per annum. The Moffett Towers - Buildings E,F,G Whole Loan proceeds of $284.0 million, in addition to a $216.0 million mezzanine loan, were used to (i) refinance the existing debt in an amount of approximately $321.1 million, (ii) fund upfront reserves of approximately $40.7 million, (iii) pay closing costs of approximately $7.2 million and (iv) return equity of approximately $131.0 million.

Based on the “prospective market value upon stabilization” appraised value of $705.8 million as of November 15, 2019, which assumes all outstanding rent concessions, tenant improvement and leasing commissions (“TI/LC”) obligations have been deposited into a reserve account, the Cut-off Date LTV for the Moffett Towers - Buildings E,F,G Whole Loan is 40.2%. Based on the “As-Is” appraised value of $646.7 million as of July 30, 2018, the Cut-off Date LTV and the and Balloon LTV of the Moffett Towers - Buildings E,F,G Whole Loan is 43.9%. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Cut-off Date LTV and Balloon LTV of the Moffett Towers - Buildings E,F,G Whole Loan of 56.3% and of the Total Debt of 99.2%.

The most recent prior financing of the Moffett Towers - Buildings E,F,G Property was previously securitized in COMM 2015-CCRE7 and COMM 2015-CCRE8.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$284,000,000	56.8%	Prior Loan Payoff	$321,129,945	64.2%
Mezzanine Loan	216,000,000	43.2	Reserves	40,709,071	8.1
			Closing Costs	7,185,260	1.4
			Return of Equity	130,975,724	26.2
Total Sources	$500,000,000	100.0%	Total Uses	$500,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, MT3 EFG Real Estate LLC, is a single purpose Delaware limited liability company and structured to be a bankruptcy-remote entity with two independent directors in its organization structure. The sponsor of the borrower is Joseph K. Paul, founder of The Jay Paul Company, a privately held, real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million sq. ft. of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place. Paul Guarantor LLC, a Delaware limited liability company is the guarantor of certain nonrecourse carveouts under the Moffett Towers II – Buildings E,F,G Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. (Jay) Paul is trustee and grantor. The borrower is affiliated with the borrower of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Moffett Towers II - Building 1, which has a Cut-off Date Balance of $25.0 million

The Property. The Moffett Towers - Buildings E,F,G Property is comprised of three, eight-story, Class A office buildings totaling 676,598 sq. ft.in Sunnyvale, California. As of October 6, 2018, the Moffett Towers - Buildings E,F,G Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through June 2030 with respect to the 452,106 sq. ft., Buildings F and G, and February 2024 with respect to the 224,492 sq. ft., Building E, with two, seven-year extension options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers - Buildings E,F,G Property other than the space HP currently occupies and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrows by the borrower on the origination date. See “Initial and Ongoing Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

The Moffett Towers - Buildings E,F,G Property was built in 2009 and in 2011, HP executed leases to occupy 100.0% of Building F (224,492 sq. ft.) and six floors of Building G (169,284 sq. ft.) through March 31, 2023. In March 2013, Amazon executed a lease to occupy building E (224,492 sq. ft.) through February 2024. In January 2014, Amazon signed a lease for the remaining two floors (58,330 sq. ft.) of Building G through March 31, 2023. In May 2018, the sponsor restructured the Amazon and HP leases so that Amazon could take over all of HP’s space, allowing the Property to be 100% occupied by Amazon going forward. As part of the restructuring, Amazon extended their lease on Building G through June 15, 2030. HP is required to fully vacate Building F (1140 Enterprise) no later than March 31, 2019. HP moved out of Building G (1160 Enterprise) in several stages to allow Amazon’s A2Z Development Center to take occupancy. HP vacated floors 1, 5, 6, 7 and 8 and the entire 2nd floor of Building G, except for the approximately 7,874 sq. ft. consisting of a laboratory (totaling 135,632 sq. ft.).   HP is required to vacate the 2nd floor lab space (7,874 sq. ft.) of Building G no later than March 21, 2023.

HP occupies Building F until March 31, 2019. If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights. HP occupies the Building G Lab (7,874 sq. ft.) until March 31, 2023. The free rent period for Building F (224,492 sq. ft.) extends through October 2019 and through April 2019 for suite G100 (25,778 sq. ft.). The free rent period for Building G extends through September 2023. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease is held in a lender controlled reserve. Amazon is in occupancy of building E, and has commenced its build out of Building G.

The Moffett Towers - Buildings E,F,G Property is a portion of a development known as Moffett Towers. Moffett Towers comprises Buildings A through G, consisting of seven, eight-story, CBD, class “A” office buildings collectively containing 1,985,577 sq. ft. of net rentable area. The Moffett Towers - Buildings E,F,G Property collectively contains three, eight-story, CBD, class “A” office buildings totaling 676,598 sq. ft. of net rentable area, a four-level parking structure and a five-level parking structure and is the majority portion of Moffett Towers Phase 2. The entire Moffett Towers Phase 2 development includes an additional, eight-story building containing 357,481 sq. ft. of net rentable area that was completed in 2014. This building is known as Building D (1100 Enterprise Way) and is not part of the collateral. Also part of Moffett Towers is a one-story amenities building improved as café and fitness center containing 48,207 sq. ft., which is shared between all seven buildings. The allocated percentage of Building D totals 16,531 sq. ft.

The Moffett Towers—Buildings E,F,G Mortgaged Property features access to the fitness/amenities building and the parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to two separate declaration of covenants, conditions, restrictions, easements and charges agreements one governing the fitness/amenities building and the parcel on which it sits (the “Moffett Towers Amenities CCR”), made by and among Moffett Towers Lot 3 LLC, an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the four-building Moffett Towers EFG office campus (the “Moffett Towers EFG Campus”), MT SPE, LLC, an affiliate of the borrower sponsor and the owner of three non-collateral buildings at a nearby office campus that also has access to the fitness/amenities building, the borrower and Moffett Towers Building H & Amenities Parcel Association LLC (the ”Amenities Association”) and one governing the parking and the parcel on which the Moffett Towers EFG Campus sits (the “Moffett Towers Lot 3 CCR”), made by and between Moffett Towers Lot 3 LLC and MT Lot 3 Common Areas Association LLC (the “Lot 3 Association”). The Moffett Towers Amenities CCR grants the borrower non-exclusive easement rights to the fitness/amenities building and the parcel on which the building sits. Ownership of the fitness/amenities building is held by the Amenities Association, whose membership is comprised of the borrower, Moffett Towers Lot 3 LLC and MT SPE, LLC. The Moffett Towers Lot 3 CCR grants the borrower non-exclusive easement rights to the parking structure and the parcel on which the Moffett Towers EFG Campus sits. Ownership of the parking structure and the parcel on which the Moffett Towers EFG Campus sits is held by the Lot 3 Association, whose membership is comprised of the borrower and Moffett Towers Lot 3 LLC. The Amenities Association and the Lot 3 Association are obligated to maintain insurance coverage over their respective Common Area Spaces and are also responsible for maintenance of their respective Common Area Spaces, subject to the terms of the Amazon leases. The Moffett Towers Amenities CCR delineates shares of the voting interest in the Amenities Association, with each building that is part of the Amenities Association entitled to a proportionate share of the voting interest. There are seven buildings, with borrower having three votes, and six of the seven votes are needed to make substantial changes to, expand, change the façade of or replace/reconstruct the fitness/amenities building. The Moffett Towers Lot 3 CCR delineates shares of the voting interest in the Lot 3 Association, with each building that is part of the Lot 3 Association entitled to a proportionate share of the voting interest. There are four buildings, with borrower having 3 votes.

Sole Tenant. Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by 43% to $51.0 billion in the first quarter of 2018 compared to $35.7 billion in the first quarter 2017. Amazon currently employs 563,100 full time employees as of the first quarter of 2018, up 60% from the first quarter of 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

The Moffett Towers - Buildings E,F,G Property is expected to house Amazon’s A2Z Development Center, Inc., a subsidiary that provides business and idea development support solutions. A2Z Development Center, Inc. houses Amazon’s Lab 126 outlet. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo.

Environmental Matters. The Phase I environmental report dated August 8, 2018 identified a recognized environmental condition relating to the Moffett Towers E,F,G Property being located on a portion of the site of a former Lockheed Martin facility, known as the Lockheed Martin Sunnyvale Plant One Facility, which site has active regulatory status and ongoing remediation. The ESA recommended no further investigation of the Moffett Towers - Buildings E,F,G Property.

The Market. The Moffett Towers - Buildings E,F,G Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers - Buildings E,F,G Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers - Buildings E,F,G Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers - Buildings E,F,G Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in the Silicon Valley market and the Sunnyvale submarket was 9.8% and 3.5%, respectively, as of the first quarter of 2018. According to the appraisal, as of the first quarter of 2018, new supply under construction in Silicon Valley stood at approximately 3.2 million sq. ft., which consisted of approximately 0.7 million sq. ft. of build-to-suit construction and 2.6 million sq. ft. of speculative space. As of first quarter of 2018, the total office annual average asking rent for the Sunnyvale submarket was $69.36 PSF, which is above the Silicon Valley total office annual average asking rent of $55.20 PSF. Within the Sunnyvale submarket, the annual average asking rent for Class A office properties is $81.36 PSF (fully-serviced).

Comparable Office Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
Moffett Towers - Buildings E,F,G Property Sunnyvale, CA	2009	8	Amazon(2)	676,598(2)	Various(2)	11.7(2)	$48.57(2)
Moffett Towers II Phase 3 Sunnyvale, CA	2018	8	Facebook	1,051,989	Apr-18	15.0	$52.20
Moffett Towers II Phase 2 Sunnyvale, CA	2010	8	Amazon	362,563	Jun-18	10.0	$49.44
Bay Meadows Station 2 San Mateo, CA	2018	4	Guidewire	189,000	Jan-18	10.4	$60.60
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	6	Regus	220,156	Apr-18	12.0	$46.80
Menlo Gateway Menlo Park, CA	2018	8	Facebook	205,222	Aug-17	15.0	$72.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 6, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 5/31/2018(2)	U/W(2)	U/W PSF
Base Rent	$24,343,757	24,880,050	$24,897,611	$24,995,672	$32,862,043	$48.57
Credit Tenant Rent Step Credit(3)	0	0	0	0	4,389,651	$6.49
Gross Potential Rent	$24,343,757	24,880,050	$24,897,611	$24,995,672	$37,251,694	$55.06
Total Recoveries	7,282,052	7,258,304	7,681,625	7,822,621	8,747,514	$12.93
Amenity Building Rent	0	0	0	0	904,393	$1.02
Less: Vacancy(4)	0	0	0	0	(2,299,960)	($3.40)
Effective Gross Income	$31,625,808	$32,138,354	$32,579,236	$32,818,293	$44,603,641	$65.92
Total Operating Expenses	7,258,056	7,161,119	7,625,984	7,649,481	8,747,532	$12.93
Net Operating Income	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,856,109	$52.99
TI/LC(5)	0	0	0	0	411,696	$0.55
Capital Expenditures	0	0	0	0	135,320	$0.20
Net Cash Flow	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,309,093	$52.24
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	U/W Net Operating Income is higher than T-12 5/31/2018 Net Operating Income primarily driven by new leases commencing in 2018 and beyond with the sole tenant, Amazon, to occupy the space currently occupied by HP. The new leases make up 63.8% of annual rent and 58.2% of net rental area.

(3)	Represents straight-lined rent through the maturity date of the Moffett Towers – Buildings E,F,G Whole Loan.

(4)	The U/W Vacancy of 5.0%. The Moffett Towers - Buildings E,F,G Property is 100.0% occupied as of October 6, 2018.

(5)	U/W TI/LC is inclusive of a credit of $1,184,047, equal to 1/20th of the Lease Sweep and Debt Service Reserve Cap (as defined below). This credit is netted out of the above TI/LC total.

Property Management.    The Moffett Towers - Buildings E,F,G Property is managed by Paul Holdings, Inc. d/b/a Jay Paul Company, the borrower sponsor.

Lockbox / Cash Management.     The Moffett Towers - Buildings E,F,G Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required at origination to deliver letters to all tenants at the Moffett Towers - Buildings E,F,G Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account. Provided no Trigger Period exists, the cash management account will permit automatic transfer of deposits into borrower’s operating account following payment of all monthly amounts due under the loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses. Once a Trigger Period occurs, automatic transfers into the borrower’s operating account will cease and any excess funds are required to be held by the lender as additional collateral for the loan (provided that upon the occurrence of an event of default under the loan documents, such sums may be applied to amounts owed under the loan documents in such amounts, order and manner as the lender will elect in its sole discretion).

A “Trigger Period” will occur upon (a) an event of default under the mortgage loan or, if applicable, the mezzanine loan, (b) the occurrence of a Low Debt Service Period (as defined herein) or (c) the commencement of a Lease Sweep Period.

A “Low Debt Service Period” will occur in the event that, as of the end of any calendar quarter (a) a Lease Sweep Tenant Party’s (as defined below) credit rating by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively, and (b) the debt service coverage ratio is less than 2.90x or the combined debt service coverage ratio is less than 1.35x and (ii) shall end on the earlier to occur of (x) the date a debt service coverage ratio of at least 2.90x and a combined debt service coverage ratio of at least 1.35x is achieved for at least two consecutive calculation dates, as determined by lender and (y) funds on deposit in the cash collateral account equal the Low Debt Service Reserve Cap, which equals $33,829,900 ($50.00 PSF).

A “Lease Sweep Period” will commence upon the earliest to occur of (a) with respect to the Amazon lease (Building E), Amazon fails to renew or extend such lease on or prior to August 6, 2023 or with respect to the Amazon leases (Building F and G and Building E to the extent previously renewed) Amazon fails to renew or extend such lease on or prior to July 6, 2027; (b) the date on which, with respect to any Lease Sweep Lease (as defined below), (i) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (ii) a Lease Sweep Tenant Party delivers to the Moffett Towers - Buildings E,F,G borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (b) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the Moffett Towers - Buildings E,F,G borrower simultaneously enters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation); (c) the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable sq. ft. basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (x) is an Investment Grade Entity or (y) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (c) and no Lease Sweep Period will commence pursuant to this clause (c); (d) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period, (e) upon a Lease Sweep Tenant Party being subject to an insolvency proceeding or (f) the date on which neither the Amazon-subsidiary tenant nor Amazon is an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period will end upon the earliest to occur of (a) with respect to clause (a) or (b) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (a), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions, as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, are satisfied, (2) in the case of clause (a) or (b) above, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs; (b) with respect to clauses (c) and (f) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, the Amazon-subsidiary tenant or Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease; (c) with respect to clause (d) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure; (d) with respect to clause (e) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (e) with respect to clauses (a), (b), (c), (d) and (f) above, the date on which the aggregate amount of funds transferred into the lease sweep reserve account over the course of the Lease Sweep Period and the debt service reserve account equals the applicable Lease Sweep And Debt Service Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Period, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period must be treated as concurrent and not duplicative or independent of another.

A “Lease Sweep Lease” is each Amazon lease or any replacement lease or leases which cover at least the Requisite Lease Sweep Space.

A “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (a) and/or (d) above, $23,680,930 ($35.00 PSF), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) above, $35.00 PSF of the Terminated Space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (c) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b) and/or (d) above is concurrently continuing, $50.00 PSF of Dark Space or (iv) with respect to clause (f) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b), (c) and/or (d) above is concurrently continuing, $33,829,900 ($50.00 PSF).

A “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a), (d) and/or (f) of the definition of “Lease Sweep Period” above, $20,297,940 ($30.00 PSF leased under the Lease Sweep Lease as of the loan origination date) or (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) and/or (c) above, $30.00 PSF of the Dark Space and/or Terminated Space.

A “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 60,000 sq. ft. of space (or, if a full floor of space is less than 60,000 SF, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

Required Minimum Monthly Lease Sweep Deposit Amount” shall mean, on each monthly payment date during the continuance of a Lease Sweep Period, (i) if such Lease Sweep Period was triggered by clause (a)(x) of the definition of Lease Sweep Trigger in the mortgage loan documents, an amount equal to $1,122,460 and (ii) if such Lease Sweep Period was triggered by any lease sweep trigger other than clause (a)(x) of the definition of lease sweep trigger in the mortgage loan documents, $1,821,610.

“Requisite Lease Sweep Space” means at least 75% of the rentable sq. ft. demised under the Amazon lease as of September 7, 2018.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrowers deposited $1,772,695 into a real estate tax reserve account. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, which is initially estimated to be $253,242.

Insurance Reserve. The Moffett Towers - Buildings E,F,G Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the Moffett Towers - Buildings E,F,G Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Replacement Reserve. The Moffett Towers - Buildings E,F,G Whole Loan documents require the borrower deposit $11,277 into a replacement reserve on a monthly basis.

Rollover Reserve. At loan origination, the borrowers deposited $23,914,655 for outstanding tenant improvements relating to the Amazon space. $21,439,780 was reserved for tenant improvements and $2,474,875 for leasing commissions, payable between October 2018 and May 2019.

Free Rent Reserve. At loan origination, the borrowers deposited $15,021,721 for outstanding rent concessions due under the Amazon lease. This reserve is inclusive of both free rent and gap rent. The rent concession reserve will be drawn down from October 2018 to September 2023.

Debt Service Reserve: If, during a Lease Sweep Period, the aggregate lease sweep funds transferred into the lease sweep account during the Lease Sweep Period in question equals the Lease Sweep Reserve Threshold, then on each monthly payment date during such Lease Sweep Period, all Required Minimum Monthly Lease Sweep Deposit Amounts (as defined below) and available cash (or such Required Minimum Monthly Lease Sweep Deposit Amounts or other amounts required to be deposited will be deposited into the Debt Service Reserve account.

Lease Sweep Reserve: On each monthly payment date during the continuance of a Lease Sweep Period, but only until the aggregate lease sweep funds transferred in the lease sweep account during the lease sweep in question (inclusive of the initial lease termination payment application made into the lease sweep account with respect to such Lease Sweep Period) equals the lease sweep reserve threshold, borrower will pay to lender, (i), the Required Minimum Monthly Lease Sweep Deposit Amount and (ii) available cash.

Current Mezzanine or Subordinate Indebtedness. Concurrent with the Moffett Towers - Buildings E,F,G Whole Loan, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company funded a $150,000,000 Mezzanine A loan (the “Moffett Towers - Buildings E,F,G Mezzanine A Loan”) to MT Lot 3 EFG LLC (the “Moffett Towers - Buildings E,F,G Mezzanine A Borrower”), and a $66,000,000 Mezzanine B loan (“Moffett Towers – Buildings E,F,G Mezzanine B Loan”), and together with the Moffett Towers – Building E,F,G Mezzanine A Loan, the “Moffett Towers – Buildings E,F,G Mezzanine Loan” to MT Lot 3 EFG Mezzanine LLC (the “Moffett Towers - Buildings E,F,G Mezzanine B Borrower”) both Delaware limited liability companies. The Moffett Towers - Buildings E,F,G Mezzanine A Loan accrues interest at a rate of 5.6700% per annum and requires interest-only payments through the maturity date of October 6, 2028. The Moffett Towers - Buildings E,F,G Mezzanine B Loan accrues interest at a rate of 6.8000% per annum and requires interest-only payments through the maturity date of October 6, 2028. The Mezzanine A Loan was sold to Samsung Life Insurance and the Mezzanine B Loan was sold to Prima Capital Advisors LLC. The rights of the lender of the Moffett Towers - Buildings E,F,G Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 1 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 40.2% 2.97x 12.6%

Partial Release. On any business day after the prepayment lockout expiration date, the borrower may obtain the release of a release parcel (each a “Release Parcel”) comprised of either one or two of the three individual buildings comprising the Moffett Towers – Buildings E,F,G Property from that portion of the lien of the mortgage encumbering such Release Parcel thereon upon a bona fide third-party sale or conveyance to any affiliate in connection with a refinance of such parcel(s) by an institutional lender not affiliated with the borrower, any mezzanine borrower, or the non-recourse carveout guarantor provided each of the following conditions are satisfied: (a) the borrower makes a prepayment of principal in an amount equal to the applicable Release Amount (as defined below), and, if such release is prior to the open period, pays to the lender a prepayment fee equal to the greater of 1.00% or a yield maintenance premium on the principal being prepaid, and pays all accrued and unpaid interest on the principal being prepaid (including, if such prepayment is not made on a payment date, interest accrued to the next payment date); (b) after giving effect to such release and repayment, the debt service coverage ratio for the remaining portion of the Moffett Towers – Buildings E,F,G Property (the “Remaining Property”) is no less than the greater of (i)(x) the Moffett Towers – Buildings E,F,G Whole Loan debt service coverage ratio immediately preceding such sale and (y) the combined Moffett Towers – Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt service coverage ratio immediately preceding such sale and (ii)(x) 3.14x, which is the Moffett Towers – Buildings E,F,G Whole Loan debt service coverage ratio as of the loan origination date and (y) 1.49x, which is the combined Moffett Towers – Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt service coverage ratio as of the loan origination date; (c) After giving effect to such release and prepayment, the loan-to-value ratio for the Remaining Property is no more than the lesser of (i) the combined loan-to-value ratio of the Moffett Towers – Buildings E,F,G Whole Loan and the Moffett Towers – Buildings E,F,G mezzanine debt immediately preceding such sale and (ii) 70.8%, which is the combined loan-to-value ratio as of the loan origination date, (d) the Release Parcel being released is legally subdivided and a separate tax parcel from the Remaining Property, and the release does not materially and adversely affect the use or operation of, or access to, the Remaining Property, or cause any portion of the Remaining Property to violate legal requirements or violate the terms of the Amazon lease or any other document relating to the Remaining Property, (e) if there are shared facilities, access, infrastructure and parking and no such easement already exists (or such easement exists but it does not provide for continued use of such shared facilities, access, infrastructure or parking for a period of no less than 75 years from the date of such release) borrower will enter into a reciprocal easement agreement pursuant to which the borrower will receive and grant such easements as are reasonably required for the continued use and operation of the Remaining Property in substantially the same manner and with the benefit of substantially the same rights as exist as of the date hereof for a period of no less than 75 years from the date of such easement or amendment and (f) release conditions under the Moffett Towers – Buildings E,F,G Mezzanine Loan are satisfied.

“Release Amount” means with respect to each release parcel, the greater of (i) lender’s proportionate share (based on the ratio of the outstanding principal balance of the Moffett Towers - Buildings E,F,G Whole Loan to the combined outstanding principal balance of the Moffett Towers - Buildings E,F,G Whole Loan and Moffett Towers - Buildings E,F,G mezzanine debt) of 100% of the net sales proceeds with respect to such Release Parcel and (ii) 125% of the Allocated Loan Amount (as defined below) for such Release Parcel.

The “Allocated Loan Amount” with respect to each Release Parcel is set forth below:

Building	Address	Moffett Towers – Buildings E,F,G Whole Loan Allocated Loan Amount
E	1120 Enterprise Way	$77,077,600
F	1140 Enterprise Way	$103,716,800
G	1160 Enterprise Way	$103,205,600

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

HISTORIC CORE OF PIER 70
TENANT SITE PLAN
tea
JUUL
RH
GUSTO
OBSCURA
A Madison Square Garden Company
UBER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Sponsor:	Julian Robert Orton, III
Borrower Sponsor:	Historic Pier 70, LLC
Original Balance(1):	$80,000,000
Cut-off Date Balance(1):	$80,000,000
% by Initial UPB:	7.5%
Interest Rate:	4.87800%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	Interest Only
Additional Debt(1):	$35,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management(3):	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$2,267,641	$128,884
Insurance:	$0	Springing
Replacement:	$0	$5,380
TI/LC:	$2,000,000	Springing
Other:	$20,946,954	Springing

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$356
Balloon Balance / Sq. Ft.:	$356
Cut-off Date LTV:	52.9%
Balloon LTV(6):	45.6%
Underwritten NOI DSCR:	2.22x
Underwritten NCF DSCR(7):	2.19x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield(7):	10.8%
Underwritten NOI Debt Yield at Balloon:	11.0%
Underwritten NCF Debt Yield at Balloon(7):	10.8%
(1)	The Cut-off Date Balance of $80.0 million represents the controlling note A-1 of the $115.0 million Pier 70 Whole Loan evidenced by two pari passu notes. See “—The Loan” below.

(2)	Defeasance of the full $115.0 million Pier 70 Whole Loan is permitted at any time after the lockout period, which is the date that is the earlier to occur of (a) the third anniversary of the origination date of the Pier 70 Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last Pier 70 note is securitized, with direct, non-callable obligations of the United States of America.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Industrial Mixed Use
Collateral:	Leasehold
Location:	San Francisco, CA
Year Built / Renovated:	1885-1941 / 2018
Total Sq. Ft.:	322,814
Property Management:	Hall Equities Group
Underwritten NOI(7):	$12,629,550
Underwritten NCF(7):	$12,458,314
Appraised Value:	$217,300,000
Appraisal Date:	July 12, 2018

Historical NOI(8)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy
Most Recent Occupancy(9):	99.8% (September 1, 2018)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP
(3)	See “Lockbox and Cash Management” herein.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the aggregate outstanding principal balance of the Pier 70 Whole Loan.

(6)	The Balloon LTV is calculated using an “as-stabilized” value of $252,300,000. The Balloon LTV based on the “as-is” appraised value is 52.9%. The “as stabilized” value assumes stabilized operations at the Pier 70 Property including completion of unfunded obligations less the net present value of the minimum rent ground lease payments.

(7)	Substantially all of the Pier 70 Property is subject to a master lease relating to the historic tax credit structure of the Pier 70 Whole Loan. The Pier 70 Whole Loan was underwritten based on the underlying tenant rents. However, for so long as the master lease is in effect, the borrower will be entitled to receive payments only under the master lease (as to the master leased portion of the Pier 70 Property) and not the underlying tenant rents. See “—Master Lease” below. Based on the 2019 master lease payments and borrower sponsor budget, the Underwritten NCF DSCR would be 2.07x, the Underwritten NCF Debt Yield would be 10.3% and the Underwritten NCF Debt Yield at Balloon would be 10.3%.

(8)	Historical NOI is not available because the Pier 70 Property was redeveloped between 2015 and 2018. Portions of the Pier 70 Property are still under construction and are anticipated to be completed in December 2019. We cannot assure you that this construction will be completed as anticipated or at all.

(9)	Most Recent Occupancy includes (i) two JUUL expansion spaces (a) (14,323 sq. ft., $55.00 PSF), for which JUUL has executed a lease, but is not anticipated to take occupancy or begin paying rent until April 2019, (ii) Restoration Hardware, Inc. (55,950 sq. ft., $41.81 PSF), which has executed a lease and is paying rent, but is not anticipated to take occupancy of its space until January 2020; and (iii) Gusto (1,089 sq. ft., $49.59 PSF), which has executed a lease, is paying rent, but is not anticipated to take occupancy until June 2019; We cannot assure you that these tenants will take occupancy or begin paying rent as anticipated or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration

Uber(4)	NR / NR / NR	131,070	40.6%	$43.87	40.6%	Various(4)
JUUL(5)	NR / NR / NR	61,385	19.0%	$39.10	17.0%	3/30/2029
Restoration Hardware, Inc.(6)	NR / NR / NR	55,950	17.3%	$41.81	16.5%	1/31/2059
Gusto(7)	NR / NR / NR	50,757	15.7%	$56.75	20.4%	10/31/2028
Obscura Digital	NR / NR / NR	23,017	7.1%	$34.00	5.5%	1/31/2025
Total / Wtd. Avg. Occupied		322,179	99.8%	$43.93	100.0%
Vacant Space		635	0.2%
Total / Wtd. Avg.		322,814	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF based on in-place rents from the Pier 70 Property with rent steps through September 30, 2019. See footnote (7) to Property Information chart above regarding the master lease structure at the Pier 70 Property.

(4)	Uber leases (51,299 sq. ft., $59.23 PSF) expiring on January 31, 2020 and (79,771 sq. ft., $33.99 PSF) expiring on April 30, 2028.

(5)	JUUL subleases space totaling 46,002 sq. ft. from Tea Collection expiring in September 2022. JUUL has executed a direct lease with respect to such space, which will commence on the expiration of the Tea Collection lease in October 2022. JUUL has also executed leases for two spaces (i) (14,323 sq. ft., $55.00 PSF), with respect to which JUUL is not anticipated to take occupancy or begin paying rent until April 2019. We cannot assure you that this tenant will begin paying rent as anticipated or at all. JUUL has the right to terminate its lease if they do not receive port approval or if the landlord does not deliver an SNDA from the lender by October 26, 2018.

(6)	Restoration Hardware, Inc. (55,950 sq. ft.., $41.81 PSF) has executed a lease and is paying rent, but is not anticipated to take occupancy of its space in January 2020. We cannot assure you that this tenant will take occupancy or continue paying rent as anticipated or at all.

(7)	Gusto has executed a lease for 1,089 sq. ft., $49.59 PSF, and is paying rent, but is not anticipated to take occupancy June 2019. We cannot assure you that this tenant will take occupancy as anticipated or at all.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	51,299	15.9%	51,299	15.9%	$59.23	21.5%	21.5%
2021	0	0	0.0%	51,299	15.9%	$0.00	0.0%	21.5%
2022	0	0	0.0%	51,299	15.9%	$0.00	0.0%	21.5%
2023	0	0	0.0%	51,299	15.9%	$0.00	0.0%	21.5%
2024	0	0	0.0%	51,299	15.9%	$0.00	0.0%	21.5%
2025	1	23,017	7.1%	74,316	23.0%	$34.00	5.5%	27.0%
2026	0	0	0.0%	74,316	23.0%	$0.00	0.0%	27.0%
2027	0	0	0.0%	74,316	23.0%	$0.00	0.0%	27.0%
2028	4	130,528	40.4%	204,844	63.5%	$42.84	39.5%	66.5%
Thereafter	4	117,335	36.3%	322,179	99.8%	$40.39	33.5%	100.0%
Vacant	NAP	635	0.2%	322,814	100.0%	NAP	NAP
Total / Wtd. Avg.	10	322,814	100.0%			$43.93	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2018.

(2)	Annual U/W Base Rent PSF based on in-place rents paid by the underlying tenants to the Pier 70 Master Tenant, with rent steps through September 30, 2019. See footnote (7) to Property Information chart above regarding the master lease structure at the Pier 70 Property.

The Loan. The Pier 70 loan (the “Pier 70 Loan”) is part of a whole loan consisting of two pari passu promissory notes with an aggregate original principal balance of $115,000,000 (the “Pier 70 Whole Loan”). The Pier 70 Whole Loan is secured by the borrower’s leasehold interest in a 322,814 sq. ft. mixed-use project located in the Dogpatch neighborhood of San Francisco, California (the “Pier 70 Property”) and a pledge of the Pier 70 Managing Member’s interest in the Pier 70 Master Tenant (each as defined under “—Put Option” below). The Pier 70 Whole Loan has a 10-year initial term, is interest-only for the entire term and accrues interest at a fixed rate that is equal to 4.87800%. The Pier 70 Loan, which will be included in the DBGS 2018-C1 securitization transaction, is evidenced by the controlling Note A-1 and has an original principal balance of $80,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

The table below summarizes the promissory notes that comprise the Pier 70 Whole Loan. The note held by GSMC is expected to be contributed to one or more future securitization transactions. The relationship between the holders of the Pier 70 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	DBGS 2018-C1	Yes
A-2	$35,000,000	$35,000,000	GSMC	No
Total	$115,000,000	$115,000,000

The Pier 70 Whole Loan proceeds were used to repay existing debt relating to construction and seismic retrofitting, fund reserves, pay closing costs and return equity to the borrower sponsor. Based on the “as is” appraised value of $217,300,000 as of July 12, 2018, the Cut-off Date LTV is 52.9%. The most recent prior financing of the Pier 70 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$115,000,000	100.0%	Construction Loan Payoff	$40,574,443	35.3%
			Seismic Loan Payoff	25,154,375	21.9
			Principal Equity Distribution	22,384,051	19.5
			Unfunded Obligations Reserve	14,800,300	12.9
			Restoration Hardware Reserve	4,093,962	3.6
			Reserves	6,320,333	5.5
			Closing Costs	1,672,536	1.5
Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%

The Borrower / Sponsor. The borrower is Historic Pier 70, LLC, a single purpose Delaware limited liability company structured to be a bankruptcy remote entity with two independent directors in its organizational structure. The borrower sponsor and nonrecourse carveout guarantor is Julian Robert Orton, III (a/k/a J.R. Orton, III), an individual.

J.R. Orton, III is the President of Orton Development Inc. (“ODI”) Since 1984, ODI has engaged in rehabilitation and redevelopment projects. ODI projects total over twenty million sq. ft., spanning approximately eighty properties including office, industrial, R&D, and live-work space. ODI focuses on design to address vacancy, urban blight, environmental damage, structural challenges, and functional obsolescence, with a specialty in repositioning large and historic properties. ODI is based in Emeryville, California with additional offices in San Francisco and Pasadena, California; Charlotte, North Carolina; and Indianapolis, Indiana.

The Property. The Pier 70 Property is an approximately 322,814 sq. ft., nine building, mixed-use property that was built between 1885 and 1941 and subsequently expanded and renovated in 2018. The collateral for the Pier 70 Whole Loan is (i) a leasehold interest in certain land and improvements on such land in the historic core of Pier 70, which was recently redeveloped in San Francisco’s historical industrial core, and (ii) an equity pledge of the Pier 70 Managing Member’s interest in the Pier 70 Master Tenant. The Pier 70 Property was formerly the headquarters of Union Iron Works and west coast headquarters of Bethlehem Steel. The Pier 70 Property is situated on the waterfront within the Dogpatch district. After the borrower sponsor signed a 66-year ground lease with the Port of San Francisco, seismic retrofitting and new building systems for seven buildings began in mid-2015 and completed in 2017 (except for Building 101 and Building 102, which are scheduled to be completed in 2019). Tenants in the Pier 70 Property include Uber Technologies, Restoration Hardware, Inc. and Obscura Digital, a Madison Square Garden company.

The Pier 70 Property is located in the center of the greater Pier 70 district redevelopment area intended to reintegrate and restore the 69-acre Pier 70 Area. The area includes plans for 1,150 to 2,150 apartment units adjacent to the Pier 70 Property, additional waterfront retail and amenities, and planned light rail stops connecting Dogpatch and Mission Bay to downtown San Francisco through the city’s Central Subway Project, the latest extension of San Francisco’s transit plan. We cannot assure you that this project will be completed as anticipated or at all. The Pier 70 Property is 99.8% leased to five tenants as of September 1, 2018.

Major Tenants.

Uber Technologies (“Uber”) (131,070 Sq. Ft.; 40.6% of NRA; 40.6% of U/W Base Rent). Uber leases two suites: 113W, which is predominantly office and amenity space (lease expiration January 31, 2020) and 114-116, which is used for research and development (lease expiration April 30, 2028). Currently, Uber operates several subsidiary companies at this location including JUMP, Elevate, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

Otto. JUMP is Uber’s recently acquired Uber Bike platform which operates dockless, pedal-assist bikes. Uber Elevate is Uber’s initiative to launch uberAIR, which is an aerial electric ride-hailing service. Otto is an American self-driving technology company that focuses on radars, cameras and laser sensors to detect obstacles. The Pier 70 Property is approximately three miles from the future Uber headquarters in Mission Bay. In addition to the tenant improvement allowance provided by the borrower sponsor, Uber reportedly invested $15 million ($114 PSF) to complete their buildout.

JUUL Labs, Inc. (“JUUL”) (61,385 Sq. Ft.; 19.0% of NRA; 17.0% of U/W Base Rent). JUUL manufactures and markets e-cigarettes. Its products include device kits, JUULpods in different flavors, and accessories. JUUL retails its products online, through its e-commerce platform. The Pier 70 Property serves as JUUL’s headquarters location. JUUL currently subleases building 104 from Tea Collection through October 2022. JUUL recently signed a direct lease with the borrower sponsor to extend the term of building 104 and to expand into an additional 15,383 sq. ft. in building 102 and 123. Building 102 is currently under renovation and expected to be completed by March 2019 with rent commencing in April 2019. We cannot assure you that this construction will be completed as anticipated or at all. According to news reports, the FDA conducted an inspection at JUUL’s space on September 28, 2018 as part of a reported effort to curtail e-cigarette sales to minors. See “—Description of the Mortgage Pool-Mortgage Pool Characteristics-Property Types” in the Preliminary Prospectus.

Restoration Hardware, Inc. (“Restoration Hardware”) (55,950 Sq. Ft.; 17.3% of NRA; 16.5% of U/W Base Rent). Pier 70 will be home to a new Restoration Hardware showroom. The Restoration Hardware space is under construction and anticipated to be completed in December 2019. We cannot assure you that this construction will be completed as anticipated or at all. Restoration Hardware anticipates taking occupancy by January 2020. Restoration Hardware is also constructing an additional 13,050 sq. ft. of showroom space. Restoration Hardware anticipates taking occupancy in this expansion space by January 2020. Restoration Hardware is currently in possession of their premises, paying rent and investing additional capital in their space to complete tenant improvements. We cannot assure you that this tenant will take occupancy or continue paying rent as anticipated or at all.

ZenPayroll, Inc., dba Gusto, (“Gusto”) (50,757 Sq. Ft.; 15.7% of NRA; 20.4% of U/W Base Rent). Gusto operates an online platform that provides payroll, benefits, human resource, and integration services for employers and employees in the United States. Gusto was founded in 2011 and is headquartered at the Pier 70 Property with an additional office in Denver, Colorado. Gusto operates in all 50 states.

Obscura Digital, a Madison Square Garden company (“Obscura”) (23,017 Sq. Ft.; 7.1% of NRA; 5.5% of U/W Base Rent). Obscura designs and develops immersive, interactive digital art installations and experiences around the world. Obscura was founded in 2000 and was acquired by Madison Square Garden in November 2017 for an undisclosed sum. Obscura uses the Pier 70 Property as an office space and studio showroom for large visual productions.

Environmental Matters. According to a Phase I environmental report, dated August 14, 2018, based on the results of the previous environmental investigations, there is a controlled recognized environmental condition at the Pier 70 Property related to elevated levels of polycyclic aromatic hydrocarbons, heavy metals, and petroleum hydrocarbons above the San Francisco Bay Regional Water Quality Control Board’s environmental screening levels. Due to the installation of durable covers, adoption of institutional controls, monitoring and maintenance, the environmental report determined that health risks to commercial users is mitigated and controlled and no additional investigation or mitigating measures are needed.

The Market. The Pier 70 Property is located in the South Market submarket within the Dogpatch District of San Francisco. The Pier 70 Property benefits from a central waterfront location surrounded by transit, local amenities, parks, public open spaces, and entertainment attractions. The Pier 70 Property is located three blocks south of Mission Bay where the new Golden State Warriors’ Chase Center, UCSF hospital and campus and the San Francisco Giant’s AT&T Park is located. Slated to open for the Warriors’ 2019-2020 season, the future 18,000 seat Chase Center Stadium is expected to host NBA basketball games, concerts, cultural events, family shows, and convention activities. We cannot assure you that this project will be completed as anticipated or at all.

According to the appraisal, the Pier 70 Property is served by local transportation options and is connected to all of San Francisco and the Greater Bay Area via the MUNI bus and light rail, the CalTrain and Interstate 280. The nearest MUNI light rail station is located within one block of the Pier 70 Property at 3rd and 20th Streets. There is a CalTrain Station at 22nd and Indiana Street. The San Francisco International Airport is located about 15 miles from the Pier 70 Property; travel time is about 30 minutes, depending on traffic conditions. The San Francisco CBD, the economic and cultural center of the region, is approximately three miles north of the Pier 70 Property.

The appraisal identifies five comparable office leases and four comparable industrial leases. Office rents range from $51.00 to $86.00 PSF with a concluded a market rent of $60.00 PSF NNN. Industrial rents range from $29.00 to $63.94 PSF with a concluded a market rent of $38.00 PSF NNN.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

Comparable Office Leases(1)
Property Name	Year Built	# of Stories	Total GLA (Sq. Ft.)	Tenant Name	Lease Date	Term (Mos.)	Lease Area (Sq. Ft.)	Annual Base Rent PSF	Lease Type
Pier 70 Property	1885-1941	1	322,814(2)	Various(2)	Various(2)	Various(2)	Various(2)	$48.58(2)	Various(2)
350 Rhode Island North	2002	4	127,074	City & County of San Francisco	Jul-18	180	125,122	$51.00	Net
660 Third St.	1920	4	95,904	Eero	Jun-18	60	30,253	$72.00	Modified Gross
China Basin Wharfside	NAV	NAV	502,579	Lyft	Apr-18	90	57,692	$86.00	Full Service
645 Harrison St.	1947	4	148,076	Planet Labs	Apr-18	60	65,000	$62.00	Modified Gross
Foundry Square IV	2003	10	247,238	Slack	Jan-17	120	228,998	$56.50	Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2018.

Comparable Industrial Leases(1)
Property Name	Year Built	# of Stories	Total GLA (Sq. Ft.)	Tenant Name	Lease Date	Term (Mos.)	Lease Area (Sq. Ft.)	Annual Base Rent PSF	Lease Type
Pier 70 Property	1885-1941	1	322,814(2)	Various(2)	Various(2)	Various(2)	Various(2)	$33.99(2)	Various(2)
208 Utah St.	1911	4	76,453	Strava	Jul-18	84	34,000	$63.94	Modified Gross
450 Shotwell St.	1918	2	38,159	Driver	Dec-17	72	23,500	$63.94	Modified Gross
1201 Bryant St.	1927	4	139,741	GM Cruise LLC	Jun-17	98	139,741	$52.50	Modified Gross
1960 Folsom St.	1937	1	29,000	Victory Automotive	Feb-16	180	29,000	$29.00	Modified Gross
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2018.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W(2)	U/W PSF
Base Rent	$14,151,909	$43.84
Reimbursement Revenue	2,900,300	$8.98
Parking Revenue	140,400	$0.43
Market Revenue from Vacant Units	30,763	$0.10
Gross Revenue	$17,223,372	$53.35
Less: Vacancy	(861,169)	($2.67)
Effective Gross Revenue	$16,362,203	$50.69
Total Operating Expenses	3,732,653	$11.56
Net Operating Income	$12,629,550	$39.12
TI/LC	106,673	$0.33
Replacement Reserves	64,563	$0.20
Net Cash Flow	$12,458,314	$38.59
(1)	Historical financials are not available because the property was redeveloped between 2015 and 2018. Portions of the Pier 70 Property are still under construction and are anticipated to be completed in December 2018. We cannot assure you that this construction will be completed as anticipated or at all.

(2)	Substantially all of the Pier 70 Property is subject to a master lease relating to the historic tax credit structure of the Pier 70 Whole Loan. U/W Net Cash Flow is based on the underlying tenant rents. However, for so long as the master lease is in effect, the borrower will be entitled to receive payments only under the master lease (as to the master leased portion of the Pier 70 Property) and not the underlying tenant rents. The master lease rents are less than U/W Net Cash Flow, and are set forth below under “Master Lease.”

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

Ground Lease. The borrower’s interest with respect to the Pier 70 Property is through a ground lease from the City and County of San Francisco operating by and through the San Francisco Port Commission (“Ground Lessor”), that commenced on July 29, 2015 and expires on July 29, 2081 (the “Ground Lease”). The borrower is required to pay the following amounts under the Ground Lease:

—	On a monthly basis beginning on the date at which the developer, ODI, recovers its equity and achieves an initial return on investment, (the “Developer Equity Repayment Date”), rent (the “Participation Rent”) in an amount equal to 50% of any remaining revenues and payments received by the borrower from the Pier 70 Property after subtracting out operating expenses, debt service payments due under the Pier 70 Whole Loan and the Port Loan and any parking tax payable to the City of San Francisco; provided that while the Pier 70 Master Lease is in place, rents from the Pier 70 Master Tenant will be disregarded for purposes of determining the Participation Rent, and the revenues and payments received by Pier 70 Master Tenant less its operating expenses will be utilized to calculate the Participation Rent instead of such Pier 70 Master Lease rent. Pursuant to an estoppel from the Ground Lessor, the payment of Participation Rent may only be made after payment of debt service payments due under the Pier 70 Whole Loan and the Port Loan. In the event the Issuing Entity takes title to the Pier 70 Property as a result of a foreclosure or deed-in-lieu of foreclosure or similar transaction, the Developer Equity Repayment Date will reset and not be deemed to have occurred with respect to the Issuing Entity until an amount equal to any then outstanding equity and initial return on investment of borrower, the outstanding amount of the Pier 70 Whole Loan and any foreclosure costs (less any amount received from any guarantor of the Pier 70 Whole Loan in respect of repayment of the Pier 70 Whole Loan) (“Lender Developer Equity”) has been repaid.

—	On a monthly basis beginning ten years following the Developer Equity Repayment Date, rent in an amount equal to $16,667, adjusted based on the Consumer Price Index every five years (the “Minimum Rent”). On the tenth anniversary of the commencement of paying the Minimum Rent (and every tenth anniversary thereafter), the Minimum Rent will be adjusted to the higher of (i) the Minimum Rent then in effect or (ii) 60% of the average Participation Rent over the immediately preceding 5 years. Minimum Rent will not be due under the Ground Lease for any month in which Participation Rent due for such month is greater than the amount of Minimum Rent that would be due for such month.

—	Late charges and default interest under the Ground Lease.

—	The borrower is required to pay the Ground Lessor 50% of any net proceeds received in connection with any financing of the Pier 70 Property (including the Pier 70 Whole Loan) and a portion (10%) of any net proceeds received in connection with any transfer of the Pier 70 Property, with certain exceptions. In the event the Issuing Entity (or its successors or assigns or its wholly-owned subsidiary) takes title to the Pier 70 Property as a result of a foreclosure or deed-in-lieu of foreclosure or similar transaction, the sharing of net transfer or refinancing proceeds with respect to a subsequent transfer or refinancing will apply, but any such proceeds will be reduced by the amount of the Lender Developer Equity.

Master Lease. The renovation of the Pier 70 Property qualified for federal historic tax credits. The borrower sold 99% of the federal historic tax credits to Bank of America, N.A. In order to facilitate this sale, the borrower, as landlord, entered into a master lease with respect to the Historic Buildings (the “Pier 70 Master Lease”) with Historic P70 Master Tenant, LLC, as tenant (the “Pier 70 Master Tenant”), which is 99% owned by Bank of America, N.A. and 1% owned by P70 Management LLC (the “Pier 70 Managing Member”). Both the borrower and the Pier 70 Master Tenant are managed by the Pier 70 Managing Member, which is owned and controlled by the borrower sponsor. The borrower is 10% owned by the Pier 70 Master Tenant.

Pursuant to the Pier 70 Master Lease, the Pier 70 Master Tenant is entitled to rents from tenants located in buildings 14, 29, 101, 104, 113E, 113W, 114, 115, 116 and 123 at the Pier 70 Property (the “Historic Buildings”) and is required to pay operating expenses and capital expenditures related to the Historic Buildings. The Pier 70 Master Tenant is required to pay the following annual base rent (the “Pier 70 MT Base Rent”) to the borrower:

Year	Annual Base Rent	Year	Annual Base Rent
2018	$11,080,000	2028	$12,261,856
2019	$11,100,000	2029	$12,292,511
2020	$11,280,000	2030	$12,323,242
2021	$11,470,000	2031	$12,354,050
2022	$11,760,000	2032	$12,384,935
2023	$12,140,000	2033	$12,415,897
2024	$12,140,000	2034	$12,446,937
2025	$12,170,350	2035	$12,478,055
2026	$12,200,776	2036	$12,509,250
2027	$12,231,278	2037	$12,540,523

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

If all of the Pier 70 Master Tenant’s cash receipts (excluding cash from capital contributions, loans and casualty/condemnation proceeds, prepayments, security deposits), less its operating expenses and amounts payable to Bank of America, N.A. under the Pier 70 Master Tenant’s operating agreement (“Pier 70 Master Tenant Net Cash Flow”) are insufficient to pay rent in full according to the above schedule in addition to impositions, the Pier 70’s Master Tenant’s monetary obligations under the Pier 70 Master Lease will nonetheless be deemed satisfied so long as Pier 70 Master Tenant applies 100% of its Pier 70 Master Tenant Net Cash Flow to the partial satisfaction of such monetary obligations and pays the remainder on a deferred basis within 12 months of the otherwise due date.

The Pier 70 Master Lease is subordinate to the Pier 70 Whole Loan, pursuant to a subordination, non-disturbance and attornment agreement. Such agreement imposes certain restrictions on the lender’s remedies, including restrictions on the ability to terminate the Pier 70 Master Lease during the period wherein the historic tax credits are subject to recapture, and restrictions on the lender’s ability to transfer the Pier 70 Property following a foreclosure and replace the Pier 70 Managing Member.

The Pier 70 Master Lease currently does not encompass income generated by building 102. The borrower collects rent on Building 102 and pays associated expenses. The lender is required to permit the borrower to amend the Pier 70 Master Lease to include Building 102, subject to an annual increase to Pier 70 MT Base Rent.

Put Option. When Bank of America, N.A. achieves its required internal rate of return and certain other conditions are satisfied (the “Flip Date”), the respective interests in the Pier 70 Master Tenant will automatically change to 5% owned by Bank of America, N.A. and 95% owned by the Pier 70 Managing Member.

For the 6 months following the later of the expiration of the period during which the federal historic tax credits are subject to recapture and the Flip Date, Bank of America, N.A. will have the right to put its 5% interest in the Pier 70 Master Tenant to the Pier 70 Managing Member (the “Put Option”) for a price equal to (i) 5% of the capital contributions of Bank of America, N.A. to the Pier 70 Master Tenant (“Base Put Price”) plus (ii) an amount determined by Bank of America, N.A. in its sole discretion but no greater than the lesser of (a) the sum of certain amounts payable to Bank of America, N.A. then outstanding and (b) an amount that when added to the Base Put Price equals the fair market value (as determined by an independent appraiser) of Bank of America, N.A.’s interest in the Pier 70 Master Tenant. After Bank of America, N.A. closes on its Put Option, the lender can require the borrower to terminate the Master Lease and collect all rents directly. Bank of America N.A. is not obligated to exercise its Put Option.

Property Management. The Pier 70 Property is managed by Hall Equities Group, a California corporation that is not an affiliate of the borrower.

Lockbox and Cash Management. The Pier 70 Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to direct the tenants (other than the tenants leasing space that is subject to the Pier 70 Master Lease) to pay rent directly to a lender-controlled lockbox account and the borrower is required to cause all cash revenues relating to the Pier 70 Property (including rents received from the Pier 70 Master Tenant under the Pier 70 Master Lease) and all other money received by the borrower or the property manager with respect to the Pier 70 Property (other than (i) tenant security deposits required to be held in escrow accounts and (ii) amounts due to the Pier 70 Master Tenant under the leases relating to space that is subject to the Pier 70 Master Lease) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day, all amounts in the lockbox account are required to be swept into the cash management account.

For so long as no Pier 70 Trigger Period or event of default under the Pier 70 Whole Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly payment date are required to be swept into a borrower-controlled operating account on each business day, except as described below under “Initial and Ongoing Reserves—Major Tenant Reserve” and “—Put Option Reserve”. During the continuance of a Pier 70 Trigger Period (or, at the lender’s discretion, during the continuance of an event of default under the Pier 70 Whole Loan), all amounts in the cash management account are required to be applied to the payment of debt service and operating expenses and the funding of required reserves, with any remaining amounts (except as described below under “Initial and Ongoing Reserves—Major Tenant Reserve” and “—Put Option Reserve”) to be reserved in an excess cash flow reserve account as additional collateral.

“Pier 70 Trigger Period” means each period (i) that commences when net operating income, determined as of the first day of any quarter, is less than $9,382,814 and concludes when net operating income, determined as of the first day of each of two consecutive quarters thereafter, is equal to or greater than $9,382,814, and (ii) that commences when certain financial statements required to be delivered by the borrower are not delivered and concludes when such financial statements are delivered and indicate that no Pier 70 Trigger Period is ongoing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

Initial and Ongoing Reserves.

Basic Carrying Costs Escrow. On the origination date, the borrower deposited approximately $2,267,641 into a basic carrying costs escrow account. On each payment date, the borrower will be required to fund (i) a monthly amount equal to 1/12 of the amount of taxes that the lender reasonably estimates will be payable during the next ensuing 12 months and (ii) the ground rent reserve in a monthly amount equal to 1/12 of the amount of ground rent that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance escrows are waived so long as (i) no event of default under the Pier 70 Whole Loan is continuing and (ii) the borrower has provided lender with evidence that insurance satisfying the insurance policy requirements in the Pier 70 Whole Loan documents has been obtained under a blanket insurance policy. If such conditions are no longer satisfied, on each due date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount of insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

TI/LC Reserve. On the origination date, the borrower deposited $2,000,000 into a tenant improvement and leasing commission reserve. On each payment date, the borrower is required to fund the tenant improvement and leasing commission reserve in an amount equal to $40,352 (subject to a cap of $2,000,000, excluding amounts attributable to termination proceeds).

Unfunded Obligations Reserve. On the origination date, the borrower deposited $14,800,300 into an unfunded obligations reserve relating to outstanding base work and tenant improvements at the Restoration Hardware space and leasing commissions for Gusto and JUUL.

Port Loan Reserve. On the origination date, the borrower deposited $52,692 into a reserve relating to the Port Loan (as described under “—Current Mezzanine or Subordinate Indebtedness” below). In addition, to the extent the amount on reserve is less than 300% of the first principal and interest payment under the Port Loan, then the borrower will be required to reserve an amount equal to such difference.

Capital Expenditure Reserve. On each payment date, the borrower is required to escrow an amount equal to approximately $5,380 into a capital expenditure reserve (subject to a cap of $175,000).

Buildings 102 and 113 Capital Expenditure Reserve. On the origination date, the borrower deposited $2,000,000 into a reserve for future capital expenditures related to Building 102 (JUUL expansion space) and Building 113 (future coffee bar in the 113 atrium). The borrower sponsor is expected to use this reserve for hard and soft construction costs associated with the construction of Building 102 and any of the small spaces in Building 113. Any excess will be released on the date the construction of Building 102 is substantially complete.

Major Tenant Reserve. During the continuance of any Pier 70 Major Tenant Reserve Period, all amounts in the cash management account in excess of debt service, operating expenses and required reserves (other than the excess cash flow reserve) will be reserved in the major tenant reserve (subject to a cap of $4,000,000) for reimbursement of tenant improvements and leasing commissions with respect to the affected space.

“Pier 70 Major Tenant Reserve Period” means each period (i) that commences upon the occurrence of a Pier 70 Major Tenant Event and concludes when (i) the space subject to such Pier 70 Major Tenant Event has been leased to a tenant that is in occupancy and open for business pursuant to a lease approved by the lender or (ii) such Pier 70 Major Tenant Event has ceased to exist (provided no other Pier 70 Major Tenant Event exists).

“Pier 70 Major Tenant Event” occurs when Uber (with respect to Uber Suite 113W or Uber Suite 114-116) or Gusto (with respect to its space) or any successor tenant (i) files for bankruptcy, is adjudged bankrupt, is insolvent or otherwise makes a general assignment for the benefit of its creditors, (ii) gives notice of termination of its lease, (iii) vacates or ceases all or substantially all operations of its business in such leased premises, (iv) is entitled to terminate its lease as a result of a continuing event of default under the terms of its lease, or (v) fails to extend the term of its lease as of the earlier of 12 months prior to the lease expiration or the date required pursuant to its lease.

Put Option Reserve. Prior to the date that is the earlier to occur of (i) June 1, 2024 or (ii) 90 days prior to the 5th anniversary of the date on which the last Historic Building is placed in service for purposes of Section 47(b) of the Internal Revenue Code, either (i) the borrower will be required to escrow, or provide a letter of credit equal to, an amount equal to $1,018,323 (or such larger amount as the lender determines in good faith is the estimated price of the Put Option) or (ii) all amounts in the cash management account in excess of debt service, operating expenses and required reserves (other than the major tenant and excess cash flow reserves) will be reserved in the put option reserve (subject to a cap of $1,018,323 or such larger amount as the lender determines in good faith is the estimated price of the Put Option).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400-600 20th Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 2 Pier 70	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 52.9% 2.19x 11.0%

Restoration Hardware Reserve. The borrower has provided a letter of credit in lieu of a required reserve deposit in the amount of $4,093,962, which represents 110% of costs that tenant Restoration Hardware has identified as unforeseen costs related to the renovation of their building for which Restoration Hardware believes it should be reimbursed. The borrower is disputing these expenses and the $4,093,962 letter of credit will be held by the Lender until the dispute is resolved through an amendment to the lease and a clean estoppel is delivered to the Lender. The $4,093,962 letter of credit may be replaced by funds placed into the applicable reserve account.

Current Mezzanine or Subordinate Indebtedness.

Port Loan. The borrower entered into a loan with the San Francisco Port Commission (the “Port”) in the original principal amount of $1,500,000 (the “Port Loan”) in order to provide financing to the borrower, as tenant under the Ground Lease, for a portion of the seismic work performed on Building 113. Interest has been accruing on the Port Loan at a per annum rate of 4.41% since July 29, 2015. The first payment date under the Port Loan is the first day of the first full calendar month following the Developer Equity Repayment Date, and thereafter the accrued interest will be added to the principal balance. The Port Loan will be a 10-year fully amortizing loan. The Port Loan is unsecured and will be subordinate to the Pier 70 Whole Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400 First Avenue Needham, MA 02494	Collateral Asset Summary – Loan No. 3 TripAdvisor HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 64.6% 1.82x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400 First Avenue Needham, MA 02494	Collateral Asset Summary – Loan No. 3 TripAdvisor HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 64.6% 1.82x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400 First Avenue Needham, MA 02494	Collateral Asset Summary – Loan No. 3 TripAdvisor HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 64.6% 1.82x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400 First Avenue Needham, MA 02494	Collateral Asset Summary – Loan No. 3 TripAdvisor HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 64.6% 1.82x 9.2%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsor:	USRA Institutional Net Lease Fund II, LLC
Borrower:	Needham Travel Property LLC
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	7.0%
Interest Rate(2):	4.88325%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Anticipated Repayment Date(2):	August 6, 2028
Maturity Date(2):	December 6, 2030
Amortization:	Interest Only, ARD
Additional Debt(1):	$23,150,000 Pari Passu Debt
Call Protection:	L(11), YM1(105), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$349
Balloon Balance / Sq. Ft.(5):	$349
Cut-off Date LTV:	64.6%
Balloon LTV(5):	64.6%
Underwritten NOI DSCR:	1.86x
Underwritten NCF DSCR:	1.82x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	9.0%
Underwritten NOI Debt Yield at Balloon(5):	9.2%
Underwritten NCF Debt Yield at Balloon(5):	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Needham, MA
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	280,892
Property Management:	NREM Needham Bldg 3 Manager, LLC
Underwritten NOI(6):	$9,035,059
Underwritten NCF(6):	$8,824,003
Appraised Value(7):	$152,000,000
Appraisal Date:	May 16, 2018

Historical NOI
Most Recent NOI:	$9,265,796 (T-12 March 31, 2018)
2017 NOI:	$9,265,873 (December 31, 2017)
2016 NOI:	$9,276,551 (December 31, 2016)
2015 NOI:	$1,107,186 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 1, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)

(1)	The Original Balance and Cut-off Date Balance of $75,000,000 represents the controlling note A-1 of the $98,150,000 TripAdvisor HQ Whole Loan evidenced by two pari passu notes. See “—The Loan” below

(2)	The TripAdvisor HQ Whole Loan has an Anticipated Repayment Date of the payment date in August 2028 and a final maturity date of the payment date in December 2030. From and after the TripAdvisor HQ Anticipated Repayment Date, the TripAdvisor HQ Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 4.88325% plus 3.00%, (ii) 7.79% and (iii) the 2.5-year swap rate as of the TripAdvisor HQ Anticipated Repayment Date, plus 4.89%; however, interest accrued at the excess of the TripAdvisor HQ Adjusted Interest Rate over the TripAdvisor HQ Initial Interest Rate will be deferred. In addition, from and after the TripAdvisor HQ Anticipated Repayment Date, all excess cash flow from the TripAdvisor HQ Property after the payment of reserves, interest calculated at the TripAdvisor HQ Initial Interest Rate and operating expenses will be applied (i) first to repay the principal balance of the TripAdvisor HQ Whole Loan until paid in full and (ii) second to the payment of TripAdvisor HQ Excess Interest.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	Financial Information is based on the $98,150,000 balance of the TripAdvisor HQ Whole Loan.

(5)	The Balloon Balance / Sq. Ft., Balloon LTV, Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon are based on the balance as of the TripAdvisor HQ Anticipated Repayment Date.

(6)	Underwritten NOI and Underwritten NCF are based on the June 1, 2018 rent roll, executed lease and lender adjustments. See “Cash Flow Analysis” herein.

(7)	Appraised Value is the “retrospective market value as-is”, which applies an annual adjustment to comparable sales of 3%. In addition, the appraisal concluded a “retrospective hypothetical go dark value as-is” appraised value of $116.0 million as of May 16, 2018, which would result in a Cut-off Date LTV of 84.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400 First Avenue Needham, MA 02494	Collateral Asset Summary – Loan No. 3 TripAdvisor HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 64.6% 1.82x 9.2%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent(2)	Lease Expiration

TripAdvisor	NR/NR/NR	280,892	100.0%	$33.00	100.0%	12/31/2030
Total / Wtd. Avg. Occupied		280,892	100.0%	$33.00	100.0%
Vacant Space		0	0.0%
Total / Wtd. Avg.		280,892	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2018.

(2)	Includes approximately $315,201 in contractual rent steps through September 2019.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	280,892	100.0%	280,892	100.0%	$33.00	100.0%	100.0%
Vacant	NAP	0	0.0%	280,892	100.0%	NAP	NAP
Total / Wtd. Avg.	1	280,892	100.0%			$33.00	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2018.

The Loan. The TripAdvisor HQ loan (the “TripAdvisor HQ Loan”) is part of a whole loan consisting of two pari passu promissory notes with an aggregate original balance of $98,150,000 (the “TripAdvisor HQ Whole Loan”). The TripAdvisor HQ Whole Loan is a fixed rate loan secured by the borrower’s fee simple interest in a 280,892 sq. ft. Class A office building located in Needham, Massachusetts (the “TripAdvisor HQ Property”) that is 100.0% occupied by TripAdvisor, Inc. (“TripAdvisor”), an online travel company and the sole tenant at the TripAdvisor HQ Property, pursuant to an approximately 15-year triple-net (“NNN”) lease (the “TripAdvisor Lease”).

The TripAdvisor HQ Whole Loan, with an original principal balance of $98,150,000, is structured with an anticipated repayment date of the payment date in August 2028 (the “TripAdvisor HQ Anticipated Repayment Date”), a final maturity date of the payment date in December 2030, and will be interest-only for the entire term. From and after the TripAdvisor HQ Anticipated Repayment Date, the TripAdvisor HQ Whole Loan accrues interest at a fixed rate (the “TripAdvisor HQ Adjusted Interest Rate”) that is equal to the greater of (i) 4.88325% (the “TripAdvisor HQ Initial Interest Rate”) plus 3.00%, (ii) 7.79% and (iii) the 2.5-year swap rate as of the TripAdvisor HQ Anticipated Repayment Date plus 4.89%; however, interest accrued at the excess of the TripAdvisor HQ Adjusted Interest Rate over the TripAdvisor HQ Initial Interest Rate will be deferred (such excess interest, the “TripAdvisor HQ Excess Interest”). In addition, from and after the TripAdvisor HQ Anticipated Repayment Date, all excess cash flow from the TripAdvisor HQ Property after the payment of reserves, interest calculated at the TripAdvisor HQ Initial Interest Rate and operating expenses will be applied (i) first to repay the principal balance of the TripAdvisor HQ Whole Loan until paid in full and (ii) second to the payment of TripAdvisor HQ Excess Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400 First Avenue Needham, MA 02494	Collateral Asset Summary – Loan No. 3 TripAdvisor HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 64.6% 1.82x 9.2%

The table below summarizes the promissory notes that comprise the TripAdvisor HQ Whole Loan. The note held by GSMC is expected to be contributed to one or more future securitization transactions. The relationship between the holders of the TripAdvisor HQ Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	DBGS 2018-C1	Yes
A-2	$23,150,000	$23,150,000	GSMC	No
Total	$98,150,000	$98,150,000

The TripAdvisor HQ Whole Loan proceeds were used to repay existing debt of approximately $98.5 million and pay approximately $1.0 million in closing costs. Based on the “retrospective market value as-is” appraised value of $152,000,000 as of May 16, 2018, which applies an annual adjustment to comparable sales of 3%, the Cut-off Date LTV is 64.6%. In addition, the appraisal concluded a “retrospective hypothetical go dark value as-is” appraised value of $116.0 million as of May 16, 2018, which would result in a Cut-off Date LTV of 84.6%. The most recent prior financing of the TripAdvisor HQ Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$98,150,000	98.6%	Loan Payoff	$98,511,492	99.0%
Principal’s New Cash Contribution	1,391,592	1.4%	Closing Costs	1,030,100	1.0%
Total Sources	$99,541,592	100.0%	Total Uses	$99,541,592	100.0%

The Borrower / Borrower Sponsor. The borrower is Needham Travel Property LLC, a Delaware limited liability company structured to be a bankruptcy remote entity with two independent directors in its organizational structure. The borrower sponsor is USRA Institutional Net Lease Fund II, LLC, a Delaware limited liability company, and the nonrecourse carveout guarantor is USRA Net Lease II Capital Corp., a Delaware corporation. USRA Net Lease II Capital Corp. is the master fund through which US Realty Advisors, LLC invests in properties. US Realty Advisors, LLC is the managing member of the borrower sponsor.

The Property. The TripAdvisor HQ Property is a suburban office building totaling approximately 280,892 sq. ft. located in Needham, Massachusetts. The TripAdvisor HQ Property was built in 2015 for TripAdvisor as their global headquarters and is a six-story, 280,892 sq. ft., LEED-gold office property. The building is located in the Center 128 development along I-95/Route 128 in the Central 128 submarket.

Major Tenant.

TripAdvisor (280,892 Sq. Ft.; 100.0% of NRA; 100.0% of U/W Base Rent) The TripAdvisor HQ Property is TripAdvisor’s global headquarters. In 2015, TripAdvisor relocated its headquarters from Newton, Massachusetts to the TripAdvisor HQ Property in Needham, Massachusetts, the location where TripAdvisor was founded, and signed an approximately 15 year NNN lease with two extension options of five years each and no termination options. The TripAdvisor Lease has a fully extended term of approximately 25 years. As TripAdvisor’s global corporate headquarters, the location serves TripAdvisor’s executive, managerial and administrative functions. Approximately 1,100 employees are located at the TripAdvisor HQ Property today.

The current Chief Executive Officer and President of TripAdvisor is Stephen Kaufer, who co-founded the company in February 2000. In April 2004, TripAdvisor was acquired by IAC/InterActiveCorp (“IAC”). In August 2005, IAC spun-off its portfolio of travel brands, including TripAdvisor, into a separate corporation called Expedia. In December 2011, Expedia completed a spin-off of TripAdvisor into a separate publicly-traded company, and TripAdvisor began trading on the NASDAQ under the trading symbol “TRIP.”

Environmental Matters. The Phase I environmental report dated May 24, 2018 recommended no further action at the TripAdvisor HQ Property.

The Market. The TripAdvisor HQ Property is located in the 128 Central submarket within the Greater Boston office market. The TripAdvisor HQ Property is located at the New England Business Center and is surrounded by major corporate neighbors including Coca-Cola, Gillette, Warner Brothers and Reuters. The TripAdvisor HQ Property benefits from its position on I-95’s frontage road, which is a major thoroughfare in the area. The New England Business Center is primarily commercial use and offers proximity to recreational amenities such as the Cutler Park Reservation.

As of the first quarter of 2018, the 128 Central office submarket consisted of approximately 31.3 million sq. ft. with an overall market vacancy of 10.7% and average asking rents of $32.32 PSF. During the same period, the Boston office market consisted of approximately 171 million sq. ft. with an overall market vacancy of 8.5% and average asking rents of $33.55 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400 First Avenue Needham, MA 02494	Collateral Asset Summary – Loan No. 3 TripAdvisor HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 64.6% 1.82x 9.2%

The appraisal identified five comparable office leases that had NNN base rents ranging from $30.60 to $38.50 PSF with an average of $33.82 PSF and concluded a market NNN rent of $35.00 PSF. The in-place base rent PSF at the TripAdvisor HQ Property is $33.00 PSF.

Comparable Office Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Lease Type	Base Rent PSF
TripAdvisor HQ Property(2)	TripAdvisor	Jun-15	280,892	15.6	NNN	$33.00
CityPoint, 77 Fourth Avenue, Waltham, MA	Rocket Software	Mar-19	209,707	6.1	NNN	$34.00
Life Time Center, 300 Boylston Street, Newton, MA	Dana Farber	May-18	292,681	15.0	NNN	$38.50
400 Wheeler Road, Burlington, MA	EMD Millipore	Jul-17	280,000	15.0	NNN	$30.60
Clarks HQ, 60 Tower Road, Waltham, MA	Clarks	Oct-16	120,863	15.0	NNN	$33.00
10 CityPoint, 500 Totten Pond Road, Waltham, MA	Wolverine	Jul-16	245,000	15.0	NNN	$33.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 1, 2018 for the TripAdvisor HQ Property.

Cash Flow Analysis.

Cash Flow Analysis
	2015(1)	2016	2017	T-12 3/31/2018	U/W	U/W PSF
Base Rent(2)	$1,107,183	$9,269,436	$9,269,436	$9,269,436	$9,269,436	$33.00
Contractual Rent Steps(2)	0	0	0	0	315,201	1.12
Total Reimbursement Revenue	450,068	1,713,046	1,713,188	1,724,716	2,628,207	9.36
Less: Vacancy(3)	0	0	0	0	(549,578)	(1.96)
Effective Gross Income	$1,557,251	$10,982,482	$10,982,624	$10,994,152	$11,663,266	$41.52
Total Operating Expenses(4)	450,065	1,705,931	1,716,751	1,728,355	2,628,207	9.36
Net Operating Income	$1,107,186	$9,276,551	$9,265,873	$9,265,796	$9,035,059	$32.17
TI/LC	0	0	0	0	140,832	0.50
Capital Expenditures	0	0	0	0	70,223	0.25
Net Cash Flow	$1,107,186	$9,276,551	$9,265,873	$9,265,796	$8,824,003	$31.41
(1)	2015 reflects a partial year as the TripAdvisor HQ Property was built in 2015.

(2)	U/W Base Rent is based on the underwritten rent roll dated June 1, 2018, with rent steps through September 2019 ($315,201).

(3)	U/W Vacancy includes an adjustment of 4.5%. The building is 100.0% occupied.

(4)	U/W Total Operating Expenses includes an increase in real estate taxes ($983,122).

Property Management. The TripAdvisor HQ Property is managed by NREM Needham Bldg 3 Manager, LLC, a Delaware limited liability company.

Lockbox / Cash Management. The TripAdvisor HQ Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to direct the tenant to pay rent directly to a lender-controlled lockbox account and cause all cash revenues relating to the TripAdvisor HQ Property and all other money received by the borrower or the property manager derived from the TripAdvisor HQ Property (other than tenant security deposits required to be held in escrow accounts) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day, all amounts in the lockbox account (subject to a $5,000 minimum balance) are required to be swept into the cash management account.

Prior to the TripAdvisor HQ Anticipated Repayment Date, for so long as no TripAdvisor HQ Trigger Period or event of default under the TripAdvisor HQ Whole Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly payment date are required to be swept into a borrower-controlled operating account on each business day. On each payment date following the TripAdvisor HQ Anticipated Repayment Date or during the continuance of a TripAdvisor HQ Trigger Period (or, at the lender’s discretion, during the continuance of an event of default under the TripAdvisor HQ Whole Loan), all amounts in the cash management account are required to be applied to the payment of debt service and operating expenses and the funding of required reserves, with any remaining amounts (i) prior to the TripAdvisor HQ Anticipated Repayment Date, to be reserved in an excess cash flow reserve account as additional collateral and (ii) from and after the TripAdvisor HQ Anticipated Repayment Date, to be applied to repay the principal balance of the TripAdvisor HQ Whole Loan until paid in full and then to the payment of TripAdvisor HQ Excess Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

400 First Avenue Needham, MA 02494	Collateral Asset Summary – Loan No. 3 TripAdvisor HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 64.6% 1.82x 9.2%

“TripAdvisor HQ Trigger Period” means any period (i) during the continuance of (a) an event of default by the borrower under the TripAdvisor Lease beyond any applicable grace or cure period, which event of default (in the lender’s reasonable opinion) is reasonably expected to lead to the termination of the TripAdvisor Lease, (b) a bankruptcy or similar insolvency proceeding of the TripAdvisor tenant or any guarantor under the TripAdvisor Lease, or (c) a TripAdvisor HQ Tenant Vacancy Period, (ii) that commences when net operating income, determined as of the first day of any quarter, is less than $7,879,021 and concludes when net operating income, determined as of the first day of each of two consecutive quarters thereafter, is equal to or greater than $7,879,021, and (iii) that commences when certain financial statements required to be delivered by the borrower are not delivered, and such failure continues for 10 business days, and concludes when such financial statements are delivered and indicate that no TripAdvisor HQ Trigger Period is ongoing.

“TripAdvisor HQ Tenant Vacancy Period” means any period when the TripAdvisor tenant (i) vacates or ceases to occupy a substantial portion of the space demised under the TripAdvisor Lease or (ii) “goes dark” or otherwise discontinues its operations at the space demised under the TripAdvisor Lease, in each case under clause (i) and clause (ii), for more than (x) 90 consecutive days or (y) 150 days in any 12-month period (excluding a temporary vacancy for the purpose of repair, restoration or alterations).

Initial and Ongoing Reserves.

Tax Reserve. Tax escrows are waived so long as (i) no event of default under the TripAdvisor HQ Whole Loan is continuing and (ii) the borrower has provided lender with reasonably satisfactory evidence that TripAdvisor is paying all taxes prior to delinquency or that TripAdvisor is contesting same in accordance with the terms of the TripAdvisor Lease. If such conditions are no longer satisfied, the borrower will be required to fund a tax reserve in a monthly amount equal to 1/12 of the amount of taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve. Insurance escrows are waived so long as (i) no event of default under the TripAdvisor HQ Whole Loan is continuing, (ii) the borrower has provided lender with reasonably satisfactory evidence that the insurance policy requirements in the TripAdvisor HQ Whole Loan documents are satisfied and (iii) TripAdvisor is making payments of all insurance premiums prior to the date they become due either directly to the insurer or as reimbursement to the borrower under the TripAdvisor Lease. If such conditions are no longer satisfied, on each due date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount of insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

TI/LC Reserve. On a monthly basis, during the continuance of a TripAdvisor HQ Trigger Period, the borrower is required to escrow an amount equal to approximately $35,112 into a tenant improvement and leasing commission reserve.

Replacement Reserve. On a monthly basis, during the continuance of a TripAdvisor HQ Trigger Period, the borrower is required to escrow an amount equal to approximately $5,852 into a capital expenditure reserve.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Preferred Equity. Needham Travel Pref LLC holds a preferred equity interest in Needham Travel Equity LLC (which is the parent of the borrower) with a balance of approximately $1,450,000. Needham Travel Pref LLC is entitled to a mandatory monthly preferred return on its investment payable from net cash flow from the TripAdvisor HQ Property equal to 8% per annum. If there are net capital proceeds received (including with respect to a sale), Needham Travel Pref LLC will be entitled to receive the first proceeds until it has received an 8% annual return on its preferred investment. In the event (i) required distributions are not made to Needham Travel Pref LLC, or (ii) the manager of Needham Travel Equity LLC commits fraud in connection with its obligations under the preferred equity documents, is negligent or engages in willful misconduct that result in an event of default under the TripAdvisor HQ Whole Loan documents, or misappropriates Needham Travel Equity LLC’s funds, then Needham Travel Pref LLC has the right to replace the manager of Needham Travel Equity LLC.

Condominium. The TripAdvisor HQ Property represents one unit of a four-unit condominium property, of which two units are currently unimproved land. The borrower represented as of July 24, 2018 that it held 76.3% of the percentage interests in the common elements of the condominium and a 34.8% proportionate share of the cost to maintain the common elements. Each condominium unit owner has the right to appoint one trustee to the board. Each trustee is vested with voting rights (“Voting Units”) equal to the proportionate share that the unit owner that appointed such trustee holds in the Condominium. All actions of the trust require the vote of the trustees holding a majority of the Voting Units.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

SOUTHLAKE
CLINIC

TIME SQUARE
500 - 800 S.W. 39TH STREET

GEICO

500
GEICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors(1):	Alon Abady; Sean Hashem; Fareed Kanani
Borrower:	Renton Office Park, LLC
Original Balance:	$56,000,000
Cut-off Date Balance:	$56,000,000
% by Initial UPB:	5.3%
Interest Rate:	5.00200%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(24), D(89), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$61,601	$61,601
Insurance:	$0	Springing
Replacement:	$0	$5,396
TI/LC:	$0	$40,467
Unfunded Obligations:	$2,052,003	$0
Lease Sweep:	$0	Springing
Integra Sweep:	$0	Springing
Economic Holdback:	$1,330,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$173
Balloon Balance / Sq. Ft.:	$153
Cut-off Date LTV(4)(5):	75.0%
Balloon LTV(4)(5):	66.2%
Underwritten NOI DSCR(6):	1.37x
Underwritten NCF DSCR(6):	1.22x
Underwritten NOI Debt Yield(4):	9.1%
Underwritten NCF Debt Yield(4):	8.1%
Underwritten NOI Debt Yield at Balloon(4):	10.3%
Underwritten NCF Debt Yield at Balloon(4):	9.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Renton, WA
Year Built / Renovated:	1984-1986 / 2017
Total Sq. Ft.:	323,737
Property Management:	Greenbridge Management Inc.
Underwritten NOI:	$4,955,270
Underwritten NCF:	$4,404,917
Appraised Value(5):	$72,900,000
Appraisal Date(5):	November 1, 2018

Historical NOI
Most Recent NOI:	$5,438,597 (T-12 August 31, 2018)
2017 NOI:	$4,734,622 (December 31, 2017)
2016 NOI(7):	NAV
2015 NOI(7):	NAV

Historical Occupancy
Most Recent Occupancy:	90.6% (October 1, 2018)
2017 Occupancy(8):	73.7% (December 31, 2017)
2016 Occupancy:	95.4% (December 31, 2016)
2015 Occupancy:	95.0% (December 31, 2015)
(1)	One of the borrower sponsors, Alon Abady, is related to the borrower sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as 9039 Sunset, which has a Cut-off Date Balance of $20.0 million.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(3)	See “Initial and Ongoing Reserves” below.

(4)	The Cut-off Date LTV, Balloon LTV, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon are calculated based on the Cut-off Date Balance net of a $1.33 million Economic Holdback. Unadjusted calculations are 76.8% for Cut-off Date LTV, 68.0% for Balloon LTV, 8.8% for Underwritten NOI Debt Yield, 7.9% for Underwritten NCF Debt Yield, 10.0% for Underwritten NOI Debt Yield at Balloon and 8.9% for Underwritten NCF Debt Yield at Balloon.

(5)	Appraised Value reflects the Prospective Upon Completion of Scheduled TI’s, value, which assumes that the outstanding tenant improvements at a cost of $1,926,630 have been completed as of November 1, 2018. At origination, the borrowers deposited approximately $2,052,003 for outstanding tenant improvements, leasing commissions, planned capital expenditures and rent concessions. The “as-is” appraised value as of July 18, 2018 is $70,300,000, which results in a Cut-Off Date LTV of 79.7% and Balloon LTV of 70.5% without adjusting for the Economic Holdback reserve.

(6)	DSCR is calculated based on the Time Square Office Renton Loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 1.74x and 1.55x, respectively.

(7)	The Borrower Sponsors acquired the Time Square Office Renton Property in December 2016. As a result, 2016 and 2015 NOI is not available.

(8)	2017 Occupancy reflects a change in sponsorship, as the Borrower Sponsors acquired the Time Square Office Renton Property in December 2016 at which time tenants leasing approximately 27% of the total square footage had expired or impending expiring leases. Since acquisition, the borrower sponsors expended approximately $4.45 million for capital improvements and tenant improvement build out cost, achieving an occupancy above 90.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

GEICO(3)	A+/Aa3/AA+	57,186	17.7%	$16.00	18.2%	10/31/2020
Integra Telecom(4)	NR/NR/NR	45,492	14.1%	$20.25	18.3%	6/30/2021
Microscan Systems(5)	NR/NR/NR	40,942	12.6%	$16.03	13.1%	5/31/2024
Convergent Outsourcing Inc.(6)	NR/NR/NR	30,678	9.5%	$18.50	11.3%	11/30/2026
City of Seattle(7)	NR/Aa2/NR	19,258	5.9%	$16.75	6.4%	11/30/2023
Subtotal/ Wtd. Avg.		193,556	59.8%	$17.48	67.4%
Remaining Occupied		94,932	29.3%	$17.27	32.6%
Amenity Space		4,937	1.5%	$0.00	0.0%
Total / Wtd. Avg. Occupied(8)		293,425	90.6%	$17.41	100.0%
Vacant		30,312	9.4%
Total		323,737	100.0%

(1)	Based on the underwritten rent roll dated as of October 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	GEICO has one, five-year renewal option upon written notice given no later than the date which is 10 months prior to the expiration of the then current term.

(4)	Integra Telecom subleases its space to Providence St. Joseph Health, of Washington (“Providence”) (rated A3 by Moody’s) as of 2016 at a rental rate of $18.75 PSF and for a term co-terminous with the direct lease. The Underwritten Effective Rent was marked to market to reflect the sublease rent. See “Cash Flow Analysis” below.

(5)	Microscan System has one, five-year renewal option upon written notice given no sooner than the date which is 12 months and no later than the date which is nine months prior to the expiration of the current lease expiration.

(6)	Convergent Outsourcing Inc. can terminate its lease effective June 2023, subject to a nine months’ notice and a termination fee of $197,000 ($6.42 PSF). This right to terminate will become void and of no force and effect if Convergent Outsourcing Inc. defaults under its lease.

(7)	The City of Seattle has been in occupancy since 2005 (13 years), and in May of 2018 the City of Seattle expanded by 5,626 sq. ft. and extended all of their space through November 2023. The City of Seattle has one 5-year extension option remaining. There are $439,147 in outstanding tenant improvement landlord obligations, free rent for November 2018 through February 2019 in an amount of $46,945 and gap rent for February 2018, the aggregate amount of $517,514 for which were reserved at loan origination.

(8)	Total / Wtd. Avg. Occupied U/W Base Rent PSF excludes the square footage of the Amenity Space.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	4	79,634	24.6%	79,634	24.6%	$16.44	26.1%	26.1%
2021	2	48,512	15.0%	128,146	39.6%	$20.05	19.4%	45.4%
2022	0	0	0.0%	128,146	39.6%	$0.00	0.0%	45.4%
2023	3	28,827	8.9%	156,973	48.5%	$16.72	9.6%	55.0%
2024	7	73,280	22.6%	230,253	71.1%	$16.43	24.0%	79.0%
2025	0	0	0.0%	230,253	71.1%	$0.00	0.0%	79.0%
2026	1	30,678	9.5%	260,931	80.6%	$18.50	11.3%	90.3%
2027	0	0	0.0%	260,931	80.6%	$0.00	0.0%	90.3%
2028	1	13,667	4.2%	274,598	84.8%	$16.50	4.5%	94.8%
Thereafter(3)	4	18,827	5.8%	293,425	90.6%	$18.85	5.2%	100.0%
Vacant	NAP	30,312	9.4%	323,737	100.0%	NAP	NAP
Total / Wtd. Avg.(3)	22	323,737	100.0%			$17.41	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2018.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant that are not considered in this lease rollover schedule.

(3)	Thereafter and Total / Wtd. Avg. Annual U/W Base Rent PSF excludes the square footage of the Amenity Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

The Loan.    The Time Square Office Renton loan (the “Time Square Office Renton Loan”) is a $56.0 million fixed rate loan secured by the borrower’s fee simple interest in a five-building Class B office park consisting of 323,737 sq. ft., located in Renton, Washington (the “Time Square Office Renton Property”).

The Time Square Office Renton Loan has a 10-year term and a three year interest only period followed by a 30-year amortization schedule for the remainder of the term. The Time Square Office Renton Loan accrues interest at a fixed rate of 5.00200% per annum. The Time Square Office Renton Loan proceeds along with approximately $1.4 million borrower sponsors’ equity were used to repay existing debt, pay closing costs fund upfront reserves. The loan is structured with an upfront $1.33 million Economic Holdback reserve. Based on the appraised value of $72.9 million as of November 1, 2018, which assumes that the outstanding tenant improvements at a cost of approximately $1.9 million have been completed, all of which were reserved at loan origination, the Cut-off Date LTV for the Time Square Office Renton Loan is 75.0%, after adjusting for the $1.33 million Economic Holdback reserve. Unadjusted Cut-off Date LTV is 76.8%. The most recent prior financing of the Time Square Office Renton Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$56,000,000	97.5%	Loan Payoff	$53,388,353	92.9%
Borrower Sponsors’ Equity	1,441,388	2.5	Closing Costs	609,432	1.1
			Reserves	2,113,603	3.7
			Economic Holdback	1,330,000	2.3
Total Sources	$57,441,338	100.0%	Total Uses	$57,441,388	100.0%

The Borrower / Borrower Sponsors.    The borrower, Renton Office Park, LLC, is a single purpose Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organization structure. The sponsors of the borrower and nonrecourse carve-out guarantors, on a joint and several basis, are Alon Abady, Sean Hashem and Fareed Kanani. Alon Abady (40% interest) and Sean Hashem (40% interest) are the controlling members of the borrower.

Alon Abady has over 25 years of experience in real estate investment and development. Sean Hashem and Fareed Kanani are co-owners of Greenbridge Investment Partners, a full-service commercial real estate firm that specializes in ownership, property management, leasing, construction and turnaround of value-add and core plus properties. Partners Sean Hashem and Fareed Kanani established the company in 2012 with a focus on purchasing value-add projects. Greenbridge Investment Partners portfolio includes nine office and retail assets for a total of approximately 1.0 million sq. ft. across California and Washington.

The Property. The Time Square Office Renton Property is an office park that consists of five class B buildings containing a total of 323,737 sq. ft. on a 22.66-acre site located in Renton, Washington, approximately 11 miles southeast of downtown Seattle. The Time Square Office Renton Property was constructed between 1984-1986 and most recently renovated in 2017. The Time Square Office Renton Property features a fitness center, conference facility, an onsite café/dining area and 1,612 parking spaces for a parking ratio of 5 spaces per 1,000 sq. ft. The Time Square Office Renton Property is surrounded by the Springbrook Recreational Trail offering a lunch-hour walk, run and/or bike ride. In addition, the property was awarded the Energy Star label in years 2010, 2013 and 2014 for its operating efficiency.

In December 2016, the borrower sponsors acquired the Time Square Office Renton Property for $54.5 million, at which time tenants leasing approximately 27% of the total square footage had expired or impending expiring leases. Since acquisition, the borrower sponsors implemented a $2.26 million capital improvement plan, including renovations to the building’s lobbies, bathrooms, HVAC and roofing. In addition the borrower sponsors expended approximately $2.19 million on tenant improvement and build out cost and signed nine new and renewal leases, achieving an occupancy above 90.0%.

As of October 1, 2018, the Time Square Office Renton Property was 90.6% leased to 19 tenants, including four investment grade tenants that collectively comprise 27.3% of total square footage: GEICO (Fitch A+, S&P AA, Moody’s: Aa3, 17.7% of NRA), City of Seattle (Moody’s: Aa2; 5.9% of NRA), BP Pipelines (Fitch A, S&P A-, Moody’s: A1, 2.6% of the NRA), and Aflac (Fitch: A-, S&P: A-, Moody’s: A3, 1.1% of the NRA).

Major Tenants.

GEICO (57,186 sq. ft.; 17.7% of NRA; 18.2% of U/W Base Rent). GEICO (aka The Government Employees Insurance Company), (Fitch A+, S&P AA, Moody’s: Aa3) is a wholly owned subsidiary of Berkshire Hathaway, Inc. (NYSE: BRK.A). Headquartered in Chevy Chase, MD, GEICO is the second largest auto insurer in the United States. GEICO employs over 40,000 people and has assets of more than $32.0 billion. Founded in 1936, GEICO services more than 16.0 million auto policies and insures more than 26.0 million vehicles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

GEICO has been in occupancy at the Time Square Office Renton Property since 2014 and in 2016 expanded by 29,769 sq. ft., which more than doubled its space. GEICO operates its claim center at the Time Square Office Renton Property. GEICO has one, five-year option upon written notice given no later than the date which is 10 months prior to the expiration of the then current term. The Time Square Office Renton Loan is structured with 12-month cash flow sweep tied to any GEICO expiration which occurs during the “interest only” period of the loan and a 16-month cash flow sweep tied to any GEICO expiration which occurs after the “interest only” period of the loan. See “Initial and Ongoing Reserves” below.

Integra Telecom (45,492 sq. ft.; 14.1% of NRA; 18.3% of U/W Base Rent). Integra Telecom (“Integra”), an infrastructure and telecom services provider that, in January 2016, subleased its space to Providence St. Joseph Health, of Washington (“Providence”) (A3 Moody’s), a Washington nonprofit corporation. The sublease is co-terminous with its direct lease, though at a lower sublease rental rate of $18.75 PSF, compared to the direct rental rent of $20.25 PSF. The Underwritten Effective Rent was marked to market to reflect the sublease rent. See “Cash Flow Analysis” below.

Providence St. Joseph Health’s Senior & Community Services group occupies the entirety of its sublease space for administrative, housing support and senior services operations by approximately 550 employees according to the borrower sponsors. Integra has a one, five-year renewal option remaining with 12 months’ notice as part of its direct lease. The Time Square Office Renton Loan is structured with an Integra Trigger Period (as defined below).

Microscan Systems (40,942 sq. ft.; 12.6% of NRA; 13.1% of U/W Base Rent). Microscan System is credited with the invention of the first laser diode barcode scanner and provides automatic identification and machine vision solutions for ID tracking, traceability and inspection. Founded in 1982, Microscan Systems has 33 offices worldwide.

Microscan Systems has leased space at the Time Square Office Renton Property since 2009. Microscan System has one, five-year option upon written notice given no sooner than the date which is 12 months and no later than the date which is nine months prior to the expiration of the current lease expiration.

Environmental Matters. The Phase I environmental report dated July 17, 2018 recommended no further action at the Time Square Office Renton Property.

The Market. The Time Square Office Renton Property is located in Renton, Washington, an inner-ring suburb of Seattle which is approximately 11 miles southeast of downtown Seattle in the Southend market. The Time Square Office Renton Property is situated within a 3.0 mile radius of Highway 167 and Interstate 405 and Interstate 5, offering east access to Seattle or Bellevue. The area is home to companies such as Boeing and the Seattle-Tacoma International Airport and the Port of Seattle. In addition, Westfield Southcenter Mall is located approximately 2.0 miles west of the Time Square Office Renton Property. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Time Square Office Renton Property was 4,770, 83,179 and 284,241, respectively, with estimated average household income of $91,422, $82,094 and $84,300, respectively.

The Time Square Office Renton Property is located within the Renton/Tukila office submarket, which reported a vacancy of 11.8% for class B office, and an 11.4% vacancy rate for all office, according to an industry reports as of the second quarter of 2018. The appraisal notes the reported vacancy was exacerbated due to several larger vacancies, within three fully vacant buildings in the area. An alternate industry report, which is adjusted to exclude the outliers, reports Class B vacancy of 5.5% in Renton. The appraiser concluded a 6.0% vacancy for the Time Square Office Renton Property and 1.0% for credit loss.

The appraisal identified 13 comparable office leases within five buildings that had rents ranging from $16.00 to $18.63 PSF with an average of $17.24 PSF and concluded a weighted average market rent of $18.05 PSF, based on a concluded $18.00 for the office leases tenants and $18.50 PSF for the medical office lease tenants at the Time Square Office Renton Property. The average underwritten base rent PSF at the Time Square Office Renton Property is $17.41 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

Comparable Office Leases(1)
Property Name	Location (Distance)	Year Built/ Renovated	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Time Square Office Renton Property	NAP	1984-1986/2017	Various(2)	Various(2)	323,737(2)	11.5(2)	$17.41(2)
Triton Towers	Renton, WA (2.3 miles north)	1980/NAP	First American Title	Jun-18	11,236	7.0	$18.63
			Genoa	May-18	29,858	5.4	$18.00
			Wood Fair International	Nov-17	950	4.0	$18.50
SeaTac Office Buildings	SeaTac, WA (4.4 miles west)	1980/2000	Swissport USA	Dec-17	2,800	4.3	$18.50
			Alaska Airlines	Jul-16	2,056	3.0	$18.50
Oakesdale Center	Renton, WA (2.7 miles north)	2000/NAP	Pearson Vue	Jul-18	1,638	3.0	$16.50
Fort Dent III	Tukwila, WA (2.5 miles northwest)	1999	Pridestaff	Mar-18	1,328	5.0	$17.00
			Wood Richardson	Jan-18	2,279	6.0	$17.00
			Mindful Therapy Group	Mar-17	4,682	10.0	$17.00
Riverview Plaza	Tukwila, WA (2.7 miles northwest)	1982	Confidential	Nov-18	3,790	5.3	$16.00
			WISW	Aug-18	2,767	5.3	$16.00
			Exam Works	Jun-18	1,975	5.3	$16.50
			Virginia Poverty Law Center	Oct-17	6,154	4.0	$16.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 1, 2018.

Cash Flow Analysis.

Cash Flow Analysis
	2017	T-12 8/31/2018	U/W	U/W PSF
Base Rent(1)	$4,822,137	$4,844,178	$5,171,469	$15.97
Value of Vacant Space	0	0	863,589	$2.67
Gross Potential Rent	$4,822,137	$4,844,178	$6,035,058	$18.64
Total Recoveries	2,479,943	2,645,112	2,890,000	$8.93
Total Other Income(2)	429,996	1,198,100	148,470	$0.46
Mark to Market(3)	0	0	68,238	$0.21
Less: Vacancy(4)	(10,719)	(82,342)	(863,589)	($2.67)
Effective Gross Income	$7,721,356	$8,605,047	$8,141,700	$25.15
Total Operating Expenses	2,986,734	3,166,451	3,186,431	$9.84
Net Operating Income	$4,734,622	$5,438,597	$4,955,270	$15.31
TI/LC	0	0	485,606	$1.50
Capital Expenditures	0	0	64,747	$0.20
Net Cash Flow	$4,734,622	$5,438,597	$4,404,917	$13.61
(1)	U/W Base Rent is based on the underwritten rent roll dated August 1, 2018 with rent steps through August 2019 ($67,772) and rent averaging for the investment grade tenants ($81,375) through the end of the respective tenant’s lease terms.

(2)	Total Other Income includes parking income and in T-12 8/31/2018 period a $902,323 onetime payment for Interest/Lease Cancellation Income.

(3)	Mark to Market reflects the adjustment to the in-place Integra direct lease ($921,213 annual rent/$20.25 PSF) down to reflect the Providence sublease ($852,975 annual rent/$18.75).

(4)	U/W Vacancy is underwritten to in-place economic vacancy of 9.5%.

Property Management.  The Time Square Office Renton Property is managed by Greenbridge Management Inc., an affiliate of the borrower.

Lockbox / Cash Management.    The Time Square Office Renton Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to direct tenants to deposit rents into a lockbox account controlled by the lender. To the extent a Trigger Period has occurred and is continuing, all funds in the lockbox account are required to be swept on each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. To the extent no Trigger Period has occurred and is continuing, all funds in the lockbox account are swept on each business day into an account designated by the borrower. The lender has been granted a first priority security interest in the cash management account. During a Trigger Period that is continuing solely because of a Mezzanine Trigger Period (as defined below) all excess cash flow will be made available to the applicable mezzanine lender (to be held and disbursed in accordance with the applicable mezzanine loan documents). If a Lease Sweep Period (as defined below) is continuing (regardless of whether any other Trigger Period is then continuing), all excess cash flow is required to be held as additional collateral for the loan, provided, however, to the extent no event of default is continuing, it will be made available to the borrower for the re-tenanting of the lease sweep premises. If an Integra Trigger Period is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

ongoing, then, provided no Lease Sweep Period is continuing, all excess cash flow is required to be held as additional collateral for the Time Square Office Renton Loan, provided, however, to the extent no event of default is continuing, the same will be made available for general tenant improvement and leasing commission costs at the Time Square Office Renton Property to the extent there are insufficient funds then on deposit in the TI/LC Rollover Reserve. To the extent a Trigger Period is ongoing for any other reason, all excess cash flow will be held as additional collateral for the Time Square Office Renton Loan.

A “Trigger Period” occurs upon (a) an event of default, (b) commencement of a Mezzanine Trigger Period, (c) date on which the aggregate debt service coverage ratio (as calculated pursuant to the loan documents) falls below 1.10x at the end of any calendar quarter prior to November 2021, or 1.15x at the end of any calendar quarter on or after November 2021 (a “Low Debt Service Period”), (d) commencement of a Lease Sweep Period (as defined below) or (e) the commencement of an Integra Trigger Period. A Trigger Period ends if, (A) with respect to a Trigger Period continuing pursuant to clause (a), when the event of default has been cured, or (B) with respect to a Trigger Period continuing pursuant to clause (b), when the Mezzanine Trigger Period has ended as described below, or (C) with respect to a Trigger Period continuing pursuant to clause (c), the debt service coverage ratio is at least 1.20x for two consecutive quarters, or (D) with respect to a Trigger Period continuing pursuant to clause (d), such Lease Sweep Period has ended as described below or (E) with respect to a Trigger Period continuing pursuant to clause (e), such Integra Trigger Period has ended as described below. Notwithstanding the foregoing, no Low Debt Service Period shall be deemed to exist during any period that the Collateral Cure Conditions (as defined below) are satisfied.

“Collateral Cure Conditions” will be deemed to exist upon satisfaction of the following by the borrower: The deposit of a cash reserve or a letter of credit which satisfies the criteria contained in the loan documents in an amount equal to $1,300,000 (or, on and after November 6, 2021, $550,000) (the “Collateral Deposit Amount”) and thereafter, on each one year anniversary date of the date that the borrower made said deposit (or delivered said letter of credit), the borrower deposits additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the Letter of Credit by an amount equal to the Collateral Deposit Amount (as applicable).

“Lease Sweep Lease” means: (x) the lease in place at the Time Square Office Renton Property with GEICO as of the loan closing date and/or (y) any replacement lease that (either individually or when taken together with other leases at the Time Square Office Renton Property with the same tenant or its affiliates) covers the majority of its 57,186 sq. ft. space.

A “Lease Sweep Period” commences upon the earlier of (a) to the extent the expiration date of a Lease Sweep Lease occurs before November 6, 2021, the earlier of (i) the date that is 12 months prior to the expiration of the Lease Sweep Lease or (ii) the date that the tenant pursuant to the Lease Sweep Lease is required to give notice of its exercise of a renewal option thereunder, (b) to the extent the expiration date of a Lease Sweep Lease occurs on or after November 6, 2021, the earlier of (i) the date that is 16 months prior to the expiration of the Lease Sweep Lease (provided that if the borrower posts $650,000 in cash or an evergreen letter of credit, the sweep contemplated by this clause (b)(i) will commence 10 months prior to expiration as opposed to 16 months prior to expiration) or (ii) upon the date that the tenant pursuant to the Lease Sweep Lease is required to give notice of its exercise of a renewal option thereunder; (c) upon the early termination, early cancellation or early surrender of the Lease Sweep Lease or upon borrower’s receipt of notice by a tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of its lease; (d) the tenant pursuant to a Lease Sweep Lease goes dark at substantially all of its space; (e) a default under the Lease Sweep Lease beyond any applicable notice and cure period, (f) a bankruptcy or insolvency proceeding or (g) a decline in the credit rating of the tenant pursuant to a Lease Sweep Lease below “BBB-” or equivalent by any of the rating agencies.

A Lease Sweep Period ends if the applicable lease sweep event has been cured or the space demised under the Lease Sweep Lease has been re-tenanted and sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith. A Lease Sweep Period also ends on the date on which the following amounts have accumulated in the lease sweep reserve (“Lease Sweep Reserve Cap”): (x) $30 per square foot with respect to any portion of the space demised under the Lease Sweep Lease that has not been re-tenanted (“Lease Sweep Reserve Cap”) and (y) to the extent a portion of the space demised under the Lease Sweep Lease has been re-tenanted, an amount that Lender determines (in its reasonable discretion) is sufficient to cover all anticipated tenant improvement and leasing commissions and free and/or abatement rent in connection therewith. In determining whether the Lease Sweep Reserve Cap has been reached, the borrower will be permitted to utilize any funds in the TI/LC Rollover Reserve in excess of $1,500,000.

An “Integra Trigger Period” commences if: (x) all or any portion of the Integra space is being demised pursuant to a lease which provides for a base rental rate during any 12-month period of less than $17.50 PSF and (y) lender determines that, after the applicable Integra replacement lease takes effect, the debt service coverage ratio is lower than 1.20x. The Integra Trigger Period will end when the Integra funds collected in the Integra account are in an amount equal to $20 PSF for the Integra replacement lease (the “Integra Sweep Cap”). To the extent any Integra replacement lease has a term of five years or greater, no future Integra Trigger Period will occur in connection with the re-tenanting of the space demised pursuant to the applicable Integra replacement lease.

A “Mezzanine Trigger Period” will commence and continue for so long as a BMO Mezzanine Loan is outstanding in connection with the borrower’s exercise of its right to cause a parent entity to incur mezzanine debt in the future (as described below under “Future Mezzanine or Subordinate Indebtedness Permitted”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

500-800 Southwest 39th Street Renton, WA 98057	Collateral Asset Summary – Loan No. 4 Time Square Office Renton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 75.0% 1.22x 9.1%

In lieu of a sweep relating to a Lease Sweep Period, the borrower may fund the lease sweep reserve with cash or post an evergreen letter of credit which satisfies the criteria contained in the loan documents, in the amount of the applicable Lease Sweep Reserve Cap. In lieu of a sweep relating to an Integra Trigger Period, the borrower may fund the Integra reserve with cash or post an evergreen letter of credit which satisfies the criteria contained in the loan documents, in the amount of the applicable Integra Sweep Cap.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $61,601 into a real estate tax reserve account. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, which is estimated to be $61,601.

Insurance Reserve. The Time Square Office Renton Loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the Time Square Office Renton Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Replacement Reserve. The borrower is required to deposit $5,396 into a replacement reserve, on a monthly basis. The monthly deposit will be waived for so long as the amount on deposit in the capital expenditure reserve equals or exceeds $226,616.

TI/LC Reserve. The borrower is required to deposit $40,467 into a rollover reserve, on a monthly basis. The monthly deposit will be waived for so long as the amount on deposit in the TI/LC Reserve equals or exceeds $1,699,620.

Unfunded Obligations Reserve. At loan origination, the borrower deposited $2,052,003 into an unfunded obligation reserve, of which $1,926,630 is associated with outstanding tenant improvement amounts owed to four renewal and three new lease tenants, including $439,147 owed in connection with the City of Seattle lease renewal and expansion. Additionally, a balance of $93,961 is associated in connection with free rent owed to four tenants, between November 2018 and April 2019. The remaining balance of $31,412 is associated with the gap rent for the City of Seattle expansion space from November 2018 through February 2019 due to the tenant not yet being in occupancy within their expansion space.

Economic Holdback Reserve. At loan origination, the borrower deposited $1,330,000 into an economic holdback reserve account (the “Economic Holdback Reserve”). The lender is required to disburse the Economic Holdback Reserve to borrower if, among other conditions (i) the debt yield is greater than or equal to 8.4%, (ii) the loan to value is equal to or lower than 75.0%, (iii) the physical occupancy of the Time Square Office Renton Property is at least 90.0% and (A) the tenant pursuant to said leases are paying full unabated rent (unless the sole reason that the tenant(s) are not paying is an ongoing free rent period for which sufficient funds are retained in the Economic Holdback Reserve), (B) all related tenant improvements and leasing commissions have been paid in full (unless there are sufficient funds in the TI/LC Reserve to cover the same or, if there are not sufficient funds in the TI/LC Reserve to cover the same, sufficient funds are retained in the Economic Holdback Reserve account) and (C) the tenants pursuant to said leases are in occupancy and open for business (unless the tenant has taken possession, no remaining initial lease contingencies remain and the tenant is diligently performing a build-out which may not exceed nine months). If the above conditions to release the Economic Holdback Reserve are not satisfied before September 2021, the lender has the option (in its sole and absolute discretion) on any date after the payment date in September 2021 to either continue to hold the funds in the Economic Holdback Reserve as additional collateral or to apply the funds in the Economic Holdback Reserve to pay down the outstanding principal balance of the Time Square Office Renton Property loan, in which event the borrower is required to pay a yield maintenance premium on the amount prepaid.

Lease Sweep Reserve. On each monthly payment date during the continuance of a Lease Sweep Period, borrower will pay to lender all excess cash flow (as described in “Lockbox / Cash Management” above) to be held as additional collateral for the loan, provided, however, to the extent no event of default is continuing, it will be made available to the borrower for the re-tenanting of the premises demised pursuant to the applicable Lease Sweep Lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower has the one-time right to obtain a mezzanine loan (a “BMO Mezzanine Loan”) subject to terms and conditions set forth in the loan documents including that (i) no event of default is continuing, (ii) the interest rate under the mezzanine loan is required to be a fixed rate and the mezzanine loan is required to be interest only until September 2021 and thereafter may either continue to be interest only or amortize on a thirty year schedule, (iii) the principal amount of the permitted mezzanine debt cannot be greater than an amount equal to the amount which will yield (x) an aggregate loan to value ratio that does not exceed 80.0%, (y) an aggregate debt service coverage ratio that is not less than 1.20x and (z) an aggregate debt yield that does not exceed 8.4%, (iv) the lender has received a rating agency confirmation and (v) the execution of an intercreditor agreement acceptable to the lender in its reasonable discretion and acceptable to the rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

BARNES & NOBLE
BOOKSELLERS
christiana mall

Cabela's
HUNTING • FISHING
OUTDOOR GEAR

CINEMARK
NEXTGEN
CINEMARK

SEPHORA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

macy's
NORDSTROM
jcpenney
TARGET
KAY
VICTORIA'S SECRET
Microsoft
ANTHROPOLOGIE
SEPHORA
H&M
LOWER LEVEL
LOFT
FOREVER 21
LOWER LEVEL
BARNES & NOBLE
LOWER LEVEL
FOREVER 21
UPPER LEVEL
BARNES & NOBLE
UPPER LEVEL
H&M
UPPER LEVEL
EXPRESS
AVEDA
GAP
GARAGE
PACSUN
Brookstone
Disney store
Anchor
Major / In-line
Vacant
Not Part of the Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

Christiana Mall
132 Christiana Mall
Newark, DE 19702
PHILADELPHIA
WILMINGTON
NEWARK
Kennett Square
CHESTER COUNTY
PENNSYLVANIA
DELAWARE
MARYLAND
Centerville
Yorklyn
Hockessin
Greenville
Montchanin
Brandywine Creek State Park
Bidermann Golf Club
Wilmington Country Club
Valley Garden Park
Hoopes Reservoir
Hartefeld National Golf Course
Lancaster Pike
Delaware National Country Club
Univ. of Delaware Wilmington Campus
Elsmere
Wilmington VA Medical Center
Prices Corner Shopping Ctr.
Pine Creek
Three Little Bakers Country Club
Polly Drummond Hill Rd
Carousel Farm Park
Milltown Rd
Marshallton
Maryland Ave
Banning Park
White Clay Creek State Park
Milford Crossroads
Middle Run Valley Park
Stanton
Newport
Capitol Trail
Paper Mill Rd
Casino @ Delaware Park
NEWARK LINE
Morgan Guaranty Trust Corp. Campus
CHURCHMANS CROSSING
Roseville Park
Univ. of Delaware Laird Campus
Newark Country Club
Newark Shopping Ctr.
SEPTA
Christiana Hospital
Wilmington Univ. Wilson Graduate Ctr.
Wilmington Airport
Wilmington University
Delaware Technical and Comm. Coll.
CECIL COUNTY
University of Delaware
Ogletown Rd
Brookside
Pleasantville
Christiana
DuPont Hwy
Univ. of Del. Science, Technology and Advanced Research Campus
Univ. of Del. Botanic Gardens
College Square
Univ. of Delaware South Campus
New Castle
Elkton Rd
Appleton Rd
Delaware Turnpike
Iron Hill Park
S. College Ave
NEW CASTLE COUNTY
Red Lion
Pulaski Hwy
Governor's Square Shopping Ctr.
Eden Square
River Rd
Old Baltimore Pike
Siemens Healthcare Diagnostics
Sunset Lake
Becks Pond Park
Bear
Ommelanden Range
Delaware Bay
Newark Ave
Red Hill Rd
Elkton
West Meadow Park
Glasgow
Peoples Plaza
Porter Rd
Fort Delaware State Park
Delaware City
Williams Rd
Lums Pond State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(9):	A/AA-sf
Borrower Sponsors:	GGP Nimbus, LP; PPF Retail, LLC
Borrower:	Christiana Mall LLC
Original Balance(2):	$53,136,000
Cut-off Date Balance(2):	$53,136,000
% by Initial UPB:	5.0%
Interest Rate:	4.27750%
Payment Date:	1st of each month
First Payment Date:	September 1, 2018
Maturity Date:	August 1, 2028
Amortization:	Interest Only
Additional Debt(2)(3):	$284,864,000 Pari Passu Debt; $212,000,000 B Notes Future Mezzanine Debt Permitted
Call Protection(4):	L(26), D(87), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI/LC:	$1,804,093	$0

Financial Information
	Senior Notes(6)	Whole Loan(7)
Cut-off Date Balance / Sq. Ft.:	$434	$706
Balloon Balance / Sq. Ft.:	$434	$706
Cut-off Date LTV:	32.5%	52.9%
Balloon LTV:	32.5%	52.9%
Underwritten NOI DSCR:	3.19x	1.96x
Underwritten NCF DSCR:	3.15x	1.93x
Underwritten NOI Debt Yield:	13.8%	8.5%
Underwritten NCF Debt Yield:	13.6%	8.4%
Underwritten NOI Debt Yield at Balloon:	13.8%	8.5%
Underwritten NCF Debt Yield at Balloon:	13.6%	8.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple / Leasehold
Location:	Newark, DE
Year Built / Renovated:	1978 / 2007
Total Sq. Ft.:	779,084
Property Management:	General Growth Services, Inc.
Underwritten NOI(8):	$46,745,090
Underwritten NCF(8):	$46,104,564
Appraised Value:	$1,040,000,000
Appraisal Date:	June 5, 2018

Historical NOI
Most Recent NOI:	$43,550,426 (T-12 May 31, 2018)
2017 NOI:	$43,514,169 (December 31, 2017)
2016 NOI:	$43,957,559 (December 31, 2016)
2015 NOI:	$41,918,054 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	98.3% (May 31, 2018)
2017 Occupancy:	99.4% (December 31, 2017)
2016 Occupancy:	99.9% (December 31, 2016)
2015 Occupancy:	99.5% (December 31, 2015)
(1)	The Christiana Mall Whole Loan was co-originated by Barclays Bank PLC, (“Barclays”), Société Générale (“SocGen”) and Deutsche Bank AG, acting through its New York Branch (“DBNY”).

(2)	The Christiana Mall Loan is part of a whole loan evidenced by 13 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $338.0 million and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $212.0 million. The Senior Notes Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes, but excludes the related subordinate notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes and subordinate notes evidencing the Christiana Mall Whole Loan.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	The lockout period will be at least 26 payment dates beginning with and including the First Payment Date of September 1, 2018. Defeasance of the full $550.0 million Christiana Mall Whole Loan is permitted after the date that is the earlier to occur of (i) July 12, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). The assumed lockout period of 26 payments is based on the expected DBGS 2018-C1 securitization closing date in October 2018. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	Senior Notes Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $338.0 million Christiana Mall Senior Loan.

(7)	Whole Loan Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the Total Debt, which includes the $212.0 million B Notes.

(8)	Underwritten NOI and Underwritten NCF are based on the May 31, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(9)	Christiana Mall Loan received a credit assessment of AA-sf by Fitch and A by DBRS. S&P confirmed that the Christiana Mall Loan exhibits credit characteristics that are consistent with investment grade credit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF (2)	% of Total U/W Base Rent	Lease Expiration	Sales PSF(3)	Occupancy Cost(3)
Non-Owned Anchors
Macy’s	BBB/Baa3/BBB-	215,000	NAP	NAP	NAP	NAP	$223	NAP
JCPenney	B/B3/B-	158,000	NAP	NAP	NAP	NAP	$133	NAP
Nordstrom	BBB+/Baa1/BBB+	123,000	NAP	NAP	NAP	NAP	$160	NAP
Subtotal		496,000
Collateral Anchors
Target(4)	A-/A2/A	145,312	18.7%	$0.00	NAP	12/31/2036	$358	NAP
Cabela’s	NR/NR/NR	100,000	12.8	$10.21	2.8%	1/31/2035	$508	2.1%
Cinemark(5)	NR/NR/BB	50,643	6.5	$22.30	3.1	11/30/2029	$604,286	15.3%
Subtotal		295,955	38.0%
Barnes & Noble	NR/NR/NR	36,803	4.7%	$20.38	2.1%	1/31/2020	$215	9.5%
XXI Forever	NR/NR/NR	27,300	3.5	$78.21	6.0	1/31/2020	$238	30.8%
H&M	NR/NR/NR	20,160	2.6	$45.60	2.6	2/28/2021	$317	13.7%
Anthropologie	NR/NR/NR	10,967	1.4	$68.43	2.1	1/31/2021	$149	42.6%
Victoria’s Secret	NR/NR/NR	10,830	1.4	$60.00	1.8	1/31/2024	$599	16.3%
Apple	AA/Aa1/AA+	10,705	1.4	$109.85	3.3	1/31/2023	$45,679	0.2%
Gap/Gap Kids/Baby Gap	NR/Baa2/BB+	10,583	1.4	$59.12	1.7	5/31/2024	$298	30.9%
Express	NR/NR/NR	10,008	1.3	$45.75	1.3	1/31/2024	$317	25.1%
Urban Outfitters	NR/NR/NR	10,000	1.3	$42.00	1.2	1/31/2021	$245	15.9%
Subtotal / Wtd. Avg. (6)		443,311	56.9%	$33.67	28.0%
Remaining Tenants(7)		315,465	40.5	$81.89	72.0%		$885	13.4%
Other Tenants(8)		6,907	0.9	$0.00	$0.00
Total / Wtd. Avg. Occupied		765,683	98.3%	$58.62	100.0%
Vacant Space		13,401	1.7
Total / Wtd. Avg.(6)(9)		779,084	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	U/W Base Rent PSF includes contractual rent steps of $1,226,247 taken through July 2019.

(3)	All Sales PSF and Occupancy Cost information presented herein are calculated by lender based upon information provided by the borrower based on its system generated reports as of TTM April 2018. Sales figures for Macy’s, JCPenney and Target represent 2017 borrower estimates. Nordstrom and Barnes & Noble report sales on an annual basis, thus 2017 sales figures were utilized.

(4)	Target has a fair market value purchase option to acquire the fee interest from the borrower in the Target parcel at any time during the term of its ground lease. Additionally, Target has the right to require the borrower to purchase the improvements on the Target parcel and tenant’s interest in the Target parcel to the borrower (under the ground lease the borrower is obligated to accept the transfer) for the lesser of fair market value of the improvement and Target’s interest in the Target parcel or the book value of the improvements. See “Target Purchase and Put Options” below.

(5)	Cinemark Sales PSF reflects sales per screen (12 screens).

(6)	The Subtotal / Wtd. Avg. U/W Base Rent PSF figures excludes Target’s space (145,312 sq. ft.) from the calculation.

(7)	Remaining Tenants Sales PSF and Occupancy Cost figures reflect only comparable in-line tenants less than 10,000 sq. ft.

(8)	Other Tenants include Kiosk, Antenna and Storage tenants.

(9)	Total Net Rentable Area (Sq. Ft.) of 779,084 reflects remeasured sq. ft. for three tenants who have signed leases but are not occupying their space as of May 31, 2018. The sq. ft. of the Christiana Mall Property as of May 31, 2018 was 779,595. All calculations herein utilizing sq. ft. are based on 779,084 sq. ft.

The following table presents certain information relating to the historical in-line sales and occupancy costs at the Christiana Mall Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)
Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2014	$3,733	2.8%	$699	14.8%
2015	$2,750	3.9%	$786	13.8%
2016	$1,660	6.8%	$821	13.8%
2017	$2,038	5.8%	$887	13.4%
TTM 4/30/2018	$2,504	4.7%	$885	13.4%
(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

Historical Anchor Tenant Sales Summary(1)
Year	Macy’s Sales $ millions / Sales PSF(2)(3)	JCPenney’s Sales $ millions / Sales PSF(2)(3)	Target’s Sales $ millions / Sales PSF(3)	Nordstrom Sales $ millions / Sales PSF(2)(3)	Cabela’s Sales $ millions / Sales PSF	Cinemark Sales $ millions / Sales PSF
2014	$56.0/$260	$22.0/$139	$56.0/$385	$25.1/$204	NAV	NAV
2015	$57.0/$265	$22.0/$139	$60.0/$413	$25.0/$203	$57.9/$579	$8.0/$158
2016	$52.0/$242	$20.0/$127	$52.0/$358	$24.1/$196	$50.6/$506	$8.4/$165
2017(3)	$48.0/$223	$21.0/$133	$52.0/$358	$19.7/$160	$50.8/$508	$7.3/$143
(1)	Information is estimated and as provided by the borrower sponsors.

(2)	The anchor stores above are not collateral for the Christiana Mall Whole Loan.

(3)	Sales figures for Macy’s, JCPenney, and Target represent borrower estimates. TTM April 2018 sales were not available for Macy’s, JCPenney, and Target, thus 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis, thus TTM April 2018 sales figures on this table reflect 2017 sales.

Lease Rollover Schedule(1) (2) (3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(4)(5)	% U/W Base Rent Rolling(4)	Cumulative % of U/W Base Rent(4)
2018	5	9,964	1.3%	9,964	1.3%	$91.41	2.5%	2.5%
2019(5)	14	21,935	2.8%	31,899	4.1%	$102.28	5.8%	8.4%
2020	18	114,468	14.7%	146,367	18.8%	$52.97	16.9%	25.3%
2021	21	105,128	13.5%	251,495	32.3%	$61.19	17.9%	43.2%
2022	9	19,976	2.6%	271,471	34.8%	$105.10	5.9%	49.0%
2023	13	33,728	4.3%	305,199	39.2%	$92.86	8.7%	57.8%
2024	12	50,843	6.5%	356,042	45.7%	$75.58	10.7%	68.5%
2025	13	37,189	4.8%	393,231	50.5%	$99.90	10.4%	78.8%
2026	14	39,768	5.1%	432,999	55.6%	$98.44	10.9%	89.8%
2027	3	9,078	1.2%	442,077	56.7%	$52.96	1.3%	91.1%
2028	3	4,742	0.6%	446,819	57.4%	$96.81	1.3%	92.4%
Thereafter(6)	6	311,957	40.0%	758,776	97.4%	$16.40	7.6%	100.0%
Other(7)	NAP	6,907	0.9%	765,683	98.3%	$0.00	0.0%	100.0%
Vacant	NAP	13,401	1.7%	779,084	100.0%	NAP	NAP
Total / Wtd. Avg.	131	779,084	100.0%			$58.62	100.0%
(1)	Information obtained from the underwritten rent roll for leases in place as of May 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes executed leases that have not yet commenced as of May 31, 2018.

(4)	Annual U/W Base Rent PSF includes contractual rent steps of $1,226,247 taken through July 2019.

(5)	Square footage of 2019 includes a 1,553 sq. ft. temporary tenant with an expiration date of May 31, 2019 and no attributable U/W base rent and is excluded from the calculation for Annual U/W Base Rent PSF.

(6)	Annual U/W Base Rent PSF excludes Target’s space (145,312 sq. ft.) from the calculation.

(7)	6,907 sq. ft. of kiosk, antenna, and storage tenants was included with no annual U/W base rent and are excluded from the calculation for Annual U/W Base Rent PSF.

The Loan. The mortgage loan (the “Christiana Mall Mortgage Loan”) is part of a whole loan (the “Christiana Mall Whole Loan”) in the aggregate original principal amount of $550,000,000, evidenced by thirteen pari passu senior notes with an aggregate original balance of $338,000,000 (the “Christiana Mall Senior Loan”) and three pari passu subordinate notes with an original principal balance of $212,000,000 (the “Christiana Mall B Notes”) secured by a first mortgage encumbering the fee and leasehold interest in 779,084 sq. ft. of a 1,275,084 square foot super regional mall located in Newark, Delaware (the “Christiana Mall Property”). The Christiana Mall Senior Loan had an original principal balance of $338,000,000, has an outstanding principal balance as of the Cut-off Date of $338,000,000 and accrues interest at a rate of 4.27750% per annum. The Christiana Mall B Notes had an original principal balance of $212,000,000, have an outstanding principal balance as of the Cut-off Date of $212,000,000 and accrue interest at an interest rate of 4.2775% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

The relationship between the holders of the Christiana Mall Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu AB Whole Loans— Christiana Mall Whole Loan” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-3-B, A-3-C	$53,136,000	$53,136,000	DBGS 2018-C1	No
A-1-A, A-2-A, A-3-A	$72,320,000	$72,320,000	BBCMS 2018-CHRS	Yes
A-2-B	$30,000,000	$30,000,000	UBS 2018-C13	No
A-1-B	$50,000,000	$50,000,000	WFCM 2018-C47	No
A-1-C, A-1-D, A-1-E	$82,840,000	$82,840,000	Barclays Bank PLC	No
A-2-C, A-2-D, A-2-E	$49,704,000	$49,704,000	Société Générale	No
Senior Loan	$338,000,000	$338,000,000
B-1, B-2, B-3	$212,000,000	$212,000,000	BBCMS 2018-CHRS	Yes
Total	$550,000,000	$550,000,000

The Christiana Mall Whole Loan was co-originated on July 12, 2018 by Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch. The Christiana Mall Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest only payments for the entirety of the term. The Christiana Mall Whole Loan matures on August 1, 2028. The Christiana Mall Whole Loan proceeds were used to refinance approximately $235.2 million of existing debt, fund approximately $1.8 million in reserves, cover approximately $3.2 million in closing costs and return approximately $309.8 million equity to the borrower. The Christiana Mall Property was previously securitized in the MSMC 2011-C1 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$338,000,000	61.5%	Loan Payoff	$235,182,023	42.8%
Subordinate Note	212,000,000	38.5	Reserves	1,804,093	0.3
			Closing Costs	3,253,713	0.6
			Return of Equity	309,760,172	56.3
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

The Borrower / Sponsor. The borrower is Christiana Mall LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. The borrower is currently a 50/50 joint venture that is indirectly owned and controlled by GGP Nimbus, LP (“GGP Nimbus”), a subsidiary of GGP Inc. (“GGP) and PPF Retail, LLC (“PPF”). The borrower sponsors are GGP Nimbus, LP and PPF Retail, LLC. The non-recourse carve-out guarantors of the Christiana Mall Whole Loan are GGP Nimbus and PPF. GGP Nimbus is the sole guarantor under the losses-only guaranty, while both GGP Nimbus and PPF are jointly and severally liable under the full recourse guaranty (which covers only certain voluntary bankruptcy related events). Liability under the full recourse guaranty is capped at 20% of the then current outstanding principal balance of the Christiana Mall Mortgage Loan.

GGP (NYSE: GGP) is a retail real estate company headquartered in Chicago, Illinois. According to the borrower, GGP owns, manages, leases and develops retail properties throughout the United States. As of March 31, 2018, GGP owned, either entirely or with joint venture partners, 125 retail properties located throughout the United States comprising approximately 122.5 million sq. ft. of gross leasable area, which was 95.3% leased. GGP’s portfolio includes Ala Moana Center in Honolulu, Hawaii, Fashion Show in Las Vegas, Nevada, Tysons Galleria in McLean, Virginia, Glendale Galleria in Glendale, California, and Water Tower Place in Chicago, Illinois. On March 26, 2018, an affiliate of Brookfield, Brookfield Properties Partners, L.P. (“BPY”) announced that BPY and GGP have entered into an agreement for BPY to acquire all of the outstanding shares of common stock of GGP other than those shares that were already held by BPY and its affiliates, and the transaction was completed on August 28, 2018. BPY is a large commercial real estate company, with approximately $68.0 billion in total assets. GGP is currently in the final stages of transferring a 24.995% indirect interest in the borrower to Institutional Mall Investors LLC. GGP had previously filed for bankruptcy on April 16, 2009. For more details, please see “Mortgage Pool Characteristics – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. PPF Retail, LLC is Morgan Stanley’s Prime Property Fund, which is a diversified core real estate fund managed by Morgan Stanley Real Estate. The fund’s assets include office, retail, multifamily, industrial self-storage and hotel properties located in major real estate markets throughout the United States. As of March 31, 2018, the Prime Property Fund had over $20.0 billion in net asset value.

The Property. The Christiana Mall Property consists of a 779,084 square foot portion of the two-story, 1,275,084 square foot Christiana Mall, located in Newark, Delaware. The Christiana Mall Property is anchored by Target, Cabela’s and Cinemark and non-collateral anchors include Macy’s, JCPenney and Nordstrom. Target and Cabela’s each own their improvements and ground lease the land from the borrower. The collateral and non-collateral anchor tenants generate approximately $198.7 million in annual sales. The Christiana Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

Property features over 130 specialty in-line stores including Apple, Anthropologie, Banana Republic, Barnes & Noble, Express, Finish Line, H&M, Microsoft, Pottery Barn, Sephora, Urban Outfitters, Victoria’s Secret, Williams-Sonoma, and XXI Forever. Additionally, the Christiana Mall Property includes dining options such a 10-bay food court and five restaurants including Brio, California Pizza Kitchen, The Cheesecake Factory, J.B. Dawson’s Restaurant, and Panera Bread. Included in the collateral are 6,628 parking spaces (approximately 5.2 spaces per 1,000 sq. ft.). Excluding the anchor tenants, no other tenant occupies more than 4.7% of NRA or represents more than 6.0% of underwritten base rent.

The Christiana Mall Property was built in 1978, and underwent an expansion phase from 2007 to 2014. Over $200.0 million was invested, adding several large format tenants including Nordstrom, Target, Cabela’s, and Cinemark, as well as over 160,000 sq. ft. of in-line, restaurant, and exterior facing in-line space.

The Christiana Mall Property was 98.3% leased as of May 31, 2018 to 131 permanent retail and restaurant tenants, and the entire 1,275,084 sq. ft. of the Christiana Mall was 98.9% leased as of May 31, 2018. Since 2014, Christiana Mall has maintained an average occupancy of approximately 99.5% including anchor tenants. As of TTM April 30, 2018, sales for in-line tenants occupying less than 10,000 sq. ft. of space were $885 per square foot with occupancy cost of 13.4% (including Apple and its 10,705 sq. ft. of space, the Christiana Mall Property generated sales per square foot of $2,504 with an occupancy cost of 4.7%).

Environmental Matters. The Phase I environmental report, dated June 11, 2018, recommended no further action at the Christiana Mall Property.

The Market. The Christiana Mall Property is located in the southeast quadrant of the intersection of Route 7 and Interstate 95 in Newark, Delaware. Delaware is one of the only five U.S. states with no sales tax, and the Christiana Mall Property benefits from being the closest super regional shopping center to several surrounding states with sales tax. According to the appraisal, Interstate 95, which serves the region and offers direct access to Philadelphia and New York City to the north and Baltimore and Washington D.C. to the south. Christiana Mall is directly off Interstate 95 with over 220,000 vehicles passing by daily. A $150.0 million upgrade to Interstate 95 has been completed, including the addition of an exit dedicated to Christiana Mall. Christiana Mall is only approximately 10 miles from Maryland, Pennsylvania, and New Jersey. US Highway 1, DE Routes 2, 7, and 273, and Interstates 95, 295, and 495 all serve the area. Interstate 295, with access to the Delaware Memorial Bridge, leading to New Jersey, New York, and New England, lies approximately seven miles northeast of the mall.

According to the appraisal, the Christiana Mall Property is located in a growing, suburban area, with access to the major traffic arteries connecting the surrounding metropolitan area. Christiana Mall caters to two large universities within a seven-mile radius, University of Delaware and Wilmington University, which are home to a combined 38,000 students and 5,000 employees. The Christiana Mall Property is located in the Philadelphia metropolitan statistical area, which is home to 14 Fortune 500 companies of which two (Dupont and Chemours) are located in Wilmington, Delaware.

According to the appraisal, the estimated 2017 population within the Christiana Mall Property’s primary trade area was 680,683. The estimated 2017 average household income in the trade area was $90,061. The primary trade area has been established by zip codes based on a shopper intercept survey. From 2000 to 2017, the trade area experienced compound annual population growth rate of approximately 0.9% and an annual household income growth rate of approximately 2.0%.

Comparable Properties(1)
Property, Location	Property Type	Year Built/ Renovated	Size (Sq. Ft.)	Occupancy(1)	Sales PSF(3)	Anchor Tenants	Distance to Subject (mi.)
Christiana Mall Newark, DE	Super Regional Mall	1978/2014	1,275,084(3)	98.3%(2)	$885(3)	Macy’s, JCPenney, Target, Nordstrom, Cabela’s, Cinemark(3)	NAP
Primary Competition
Concord Mall Wilmington, DE	Super Regional Mall	1969/1984	960,000	86.0%	$395	Boscov’s, Macy’s Sears	13.5
Springfield Mall Springfield, PA	Super Regional Mall	1964/1997	610,582	97.0%	$424	Macy’s, Target	26.6
Exton Square Mall Exton, PA	Super Regional Mall	1973/2000	1,088,000	84.0%	$316	Boscov’s, Macy’s, Main Line Health Center, Sears, Round 1	30.2
(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Occ. reflects the collateral tenants of the property. The Christiana Mall was 98.9% occupied as of May 31, 2018 when including the entire 1,275,084 sq. ft. of the mall.

(3)	Size (Sq. Ft.), Sales PSF and Anchor Tenants reflect collateral and non-collateral tenants as of 4/30/2018 TTM.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 5/31/2018	U/W	U/W PSF
Base Rent(1)(2)	$32,684,203	$34,240,787	$34,477,828	$34,558,591	$35,869,639	$46.04
Potential Income from Vacant Space	0	0	0	0	1,638,466	$2.10
Percentage Rent	0	0	6,575	7,770	0	$0.00
Total Reimbursement Revenue	13,257,802	13,807,251	13,491,109	13,425,783	14,157,327	$18.17
Specialty Leasing Income	2,714,827	2,749,431	2,713,432	2,759,788	2,876,610	$3.69
Other Income(3)	3,469,234	3,343,004	3,369,589	3,277,797	3,356,447	$4.31
Less: Vacancy and Credit Loss	0	0	0	0	(1,638,466)	$(2.10)
Effective Gross Income	$52,126,066	$54,140,474	$54,058,534	$54,029,729	$56,260,022	$72.21
Total Expenses	10,208,012	10,182,915	10,544,365	10,479,303	9,514,932	$12.21
Net Operating Income	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,745,090	$60.00
TI/LC	0	0	0	0	533,772	$0.69
Capital Expenditures	0	0	0	0	106,754	$0.14
Net Cash Flow	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,104,564	$59.18
(1)	The U/W Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.

(2)	U/W Base Rent includes $643,284 for tenants who have signed leases but have not occupied their space as of May 31, 2018 including Tilly’s (4,999 sq. ft.), Xfinity (4,014 sq. ft.), Lolli and Pops (2,400 sq. ft.), Jamba Juice (246 sq. ft.), and Bath & Body Works (209 sq. ft.). XFinity has since moved into their space. U/W Base Rent excludes bankrupt tenants as of May 31, 2018 including Icing by Claire’s (1,979 sq. ft.), Claire’s (1,239 sq. ft.), and the Walking Company (1,582 sq. ft.) and also excludes Teavana (1,020 sq. ft.) which is currently dark and not occupying their space. Walking Company has since emerged from bankruptcy.

(3)	Other Income includes overage rent and storage and other income.

Property Management. The Christiana Mall Property is managed by General Growth Services, Inc. and an affiliate of the GGP Nimbus sponsor.

Lockbox / Cash Management. The Christiana Mall Whole Loan is structured to have a hard lockbox and springing cash management. The Christiana Mall Whole Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Funds in the lockbox account, absent the continuance of a Cash Sweep Event Period (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Cash Sweep Event Period, the borrower is required to establish a cash management account under the sole control of the lender, to which during a Cash Sweep Event Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be distributed to the borrower.

A “Cash Sweep Event Period” will occur during the earliest of:

(i)	an event of default under the Christiana Mall Whole Loan;

(ii)	any bankruptcy action of the borrower;

(iii)	any bankruptcy action of the guarantors or any replacement guarantor or guarantors; and

(iv)	the debt service coverage ratio falling below 1.35x for two consecutive quarters.

A “Cash Sweep Event Period” will end if:

(a)	with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing,

(b)	with respect to clause (ii) above, such bankruptcy action is discharged,

(c)	with respect to clause (iii) above, (A) the borrower replaces the guarantor subject to such bankruptcy action with either (x) a replacement guarantor having an aggregate net worth of at least $500,000,000 and liquidity of at least $25,000,000, in each case exclusive of such person’s interest in the Christiana Mall Property or otherwise acceptable to lender or (y) PPF Retail, LLC or (so long as Institutional Mall Investors LLC is a qualified equityholder (as defined in the loan documents) and has an aggregate net worth of $500,000,000 exclusive of any interest in the Christiana Mall Property), Institutional Mall Investors LLC and one such substitute guarantor has assumed all obligations of such guarantor under each guaranty and environmental indemnity or executed an acceptable replacement guaranty, the borrower has delivered an insolvency opinion, a rating agency confirmation if required by the lender, and a credit check acceptable to the lender as reasonably required by the lender or (B) such bankruptcy action is discharged, stayed, or dismissed within 90 days of filing provided that such filing does not materially affect guarantor’s ability to pay and perform its obligations in the lender’s reasonable discretion, and

(d)	with respect to clause (iv) above, the Christiana Mall Property has achieved a debt service coverage ratio of at least 1.35x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

Initial and Ongoing Reserves. The Christiana Mall Whole Loan documents provide for upfront reserves of $1,804,093 for outstanding tenant improvements and/or leasing commissions. During a Cash Sweep Event Period the borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $10,065 for replacement reserves until a cap of $241,565 is reached and (iv) $60,391 for tenant improvements and leasing commissions until a cap of $1,449,387 is reached.

Current Mezzanine or Subordinate Indebtedness. Barclays Bank PLC, Société Générale and Deutsche Bank AG, New York Branch funded the subordinate Christiana Mall B Notes to Christiana Mall LLC, a Delaware limited liability company. The Christiana Mall B Notes accrue interest at a rate of 4.2775% per annum. The Christiana Mall B Notes are coterminous with the Christiana Mall Senior Loan. The holders of the Christiana Mall Mortgage Loan, the Christiana Mall Senior Loan and the Christiana Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Christiana Mall Whole Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower has the one-time right to obtain a mezzanine loan subject to terms and conditions set forth in the loan documents including that (i) no event of default is continuing, (ii) the principal amount of the permitted mezzanine debt cannot be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 95.0% of the closing date loan-to-value ratio (52.9%) and (y) an aggregate forward looking debt service coverage ratio that is not less than 105.0% of the closing date debt service coverage ratio as determined by the lender (1.82x), (iii) the lender has received a rating agency confirmation, (iv) the execution of a market intercreditor agreement acceptable to the lender, and (v) the mezzanine loan will be interest-only and coterminous with the Christiana Mall Whole Loan maturity date.

Target Purchase and Put Options. Target constructed its own store on a 10.15-acre site which is ground leased from the borrower. The ground lease agreement with Target provides that Target has a fair market value purchase option to acquire the fee interest from the borrower in the Target property at any time during the ground lease term. The ground lease with Target has an initial term which runs through December 2036 and also includes five, 10-year and one final, five-year renewal option. The lease does not have any minimum rent but does require Target to make a contribution (currently $139,557 per year) towards the common area maintenance (“CAM”). The Target lease states, should Target exercise its purchase option, Target would still be obligated to pay its CAM contribution to the borrower through its lease term. The appraisal concluded that the exclusion of Target from the Christiana Mall Property would not affect the value of the Christiana Mall Property. The lender agrees to release the Target parcel from the lien of the mortgage if and when Target exercises its purchase option pursuant to the terms of the Target lease upon satisfaction of certain conditions, which include, but are not limited to, the following: (i) borrower agrees that the purchase option will not be exercised in the event that (a) borrower, or controlling affiliate of the borrower, acquires Target’s interest under its lease and (b) such option had not therefore been exercised in accordance with Target’s lease; (ii) the loan-to-value ratio immediately after the release of the Target parcel is less than or equal to 125% and borrower repays the “qualified amount” (with payment of the yield maintenance premium amount calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; (iii) borrower causes all proceeds from the sale of the Target parcel to be deposited into the clearing account to be applied in the same manner as rents; and (iv) borrower pays a fee in the amount of $10,000. Pursuant to the terms set forth in the Target lease, Target has the unilateral right to require the borrower to purchase the improvements located on the Target parcel owned by Target (the “Target Improvements”) and/or, if Target is then the fee owner of the Target parcel (pursuant to the exercise of its purchase option or otherwise), the fee interest in the Target parcel, for the lesser of fair market value or book value of the improvements (the “Put Option”). On or prior to the anticipated date of the conveyance of the Target Improvements pursuant to the exercise by Target of the Put Option, borrower must execute and deliver to the lender any amendment or modification to the mortgage or similar documents reasonably necessary in order to confirm that the lien of the mortgage attaches to the Target improvements, in form and substance reasonably satisfactory to the lender. See “Description of the Mortgage Pool—Property Types—Retail Properties” in the Preliminary Prospectus.

Real Estate Substitution/Expansion. If no event of default is continuing, the borrower may substitute the fee or leasehold interest to a parcel of real property at or adjacent to the related mall (each an “Acquired Parcel”) in connection with the release of one or more parcels of the Christiana Mall Property (each, an “Exchange Parcel”), provided that, among other conditions, (i) the borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel must be vacant, non-income producing and unimproved or improved only by landscaping facilities that are readily relocatable or surface parking areas, (iv) the borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses, (v) the borrower delivers a satisfactory environmental and engineering reports relating to the Acquired Parcel and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio. In addition, the borrower may, in its sole discretion, obtain an expansion parcel (an “Acquired Expansion Parcel”) acquired in accordance with the terms and conditions in the Christiana Mall Whole Loan documents provided, among other conditions, (i) the borrower satisfies the requirements in clauses (i), (iv) and (v) above. In the event that the Christiana Mall borrower obtains an Acquired Expansion Parcel, such Acquired Expansion Parcel will also become collateral for the Christiana Mall Whole Loan and the Christiana Mall Mortgage Loan. See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 5 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,136,000 32.5% 3.15x 13.8%

Release of Property. If no event of default is continuing, the borrower is permitted to release from the lien of the mortgage the Cabela’s parcel and/or the Cinemark parcel (each, an “Outlot Parcel”) (or a portion thereof) in connection with the transfer of the fee simple interest in such Outlot Parcel (or portion thereof) to a transferee which is not an affiliate of borrower that is either a national tenant or approved by the lender in its reasonable discretion, upon the borrower’s satisfaction of certain conditions, including, among other things: (i) borrower must make a partial prepayment of the Christiana Mall Whole Loan by an amount equal to the greatest of (a) 125% of the allocated loan amount (which allocated loan amount is $8,400,000 with respect to the Cabela’s parcel and $6,600,000 with respect to the Cinemark parcel) for such Outlot Parcel, (b) the net sales proceeds received by Christiana Mall borrower with respect to such transfer and (c) any “qualified amount” necessary to comply with any applicable REMIC requirement described in clause (iii) below, which partial prepayment, if made prior to the open period, will be accompanied by a payment of the yield maintenance premium payment (calculated based upon the amount prepaid) provided, however, in lieu of making any such prepayment, at borrower’s election prior to the release of the Outlot Parcel in question, borrower may either (x) deposit cash with the lender in the amount of such prepayment (exclusive of the yield maintenance premium payment) as additional reserve funds, which the lender will hold in an additional reserve account, or (y) deliver to the lender a letter of credit in the amount of such prepayment (exclusive of the yield maintenance premium payment). The borrower will have the option of having such reserve funds or letter of credit, as applicable, returned to borrower with the payment to the lender of the amounts required pursuant to this clause (a) with respect to the Outlot Parcel in question (inclusive of any yield maintenance premium payment that may be due and payable as of the date of such prepayment); (ii) upon request by the lender, delivery of a REMIC opinion; (iii) the loan-to-value ratio immediately after the release of the applicable Outlot Parcel is less than or equal to 125%, provided that borrower may prepay the “qualified amount” (with payment of the yield maintenance premium calculated based upon the amount prepaid), in order to meet the foregoing loan-to value ratio; and (iv) delivery of rating agency confirmation. In addition, the borrower may obtain release of certain vacant, non-income producing and unimproved land or land improved only by landscaping, utility facilities that are readily relocatable or surface parking areas (the “Release Parcel”) provided, among other conditions, (a) the borrower delivers at least 10 days’ prior written notice, (b) the borrower delivers to the lender satisfactory evidence that the Release Parcel is (x) not necessary for the borrower’s operation or use of the Christiana Mall Property for its then-current use and (y) may be readily separated from the Christiana Mall Property without a material diminution in the value of the Christiana Mall Property, (c) immediately after giving effect to such release, the loan-to-value ratio immediately is less than or equal to 125%, and the borrower prepays the “qualified amount” necessary in order to satisfy such ratio, (d) the borrower pays to the lender a fee in the amount of $10,000, along with any related out-of-pocket expenses, and (e) the borrower delivers a rating agency confirmation from each applicable rating agency for any such release, provided, however, that such condition will not apply to an Acquired Expansion Parcel. See “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans-- Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

AVENTURA MALL

LOUIS VUITTON

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LOUIS VUITTON

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NORDSTROM

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(7):	BBB(high)/Asf
Borrower Sponsors:	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer
Borrower:	Aventura Mall Venture
Original Balance(2):	$47,000,000
Cut-off Date Balance(2):	$47,000,000
% by Initial UPB:	4.4%
Interest Rate:	4.12125%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2028
Amortization:	Interest Only
Additional Debt(2):	$1,359,700,000 Pari Passu Debt; $343,300,000 B-Notes
Call Protection(3):	L(27), D(86), O(7)
Lockbox / Cash Management:	Hard; Master Lease Rents (Soft Springing Hard) / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Bridge Rent and Reimbursements:	$6,776,765	$0
Outstanding Tenant Obligations:	$19,392,145	$0

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$1,155	$1,437
Balloon Balance / Sq. Ft.:	$1,155	$1,437
Cut-off Date LTV:	40.8%	50.7%
Balloon LTV:	40.8%	50.7%
Underwritten NOI DSCR:	2.63x	2.12x
Underwritten NCF DSCR:	2.58x	2.07x
Underwritten NOI Debt Yield:	11.0%	8.8%
Underwritten NCF Debt Yield:	10.8%	8.7%
Underwritten NOI Debt Yield at Balloon:	11.0%	8.8%
Underwritten NCF Debt Yield at Balloon:	10.8%	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Aventura, FL
Year Built / Renovated:	1983 / 1997, 1998, 2006 - 2008, 2017
Total Sq. Ft.:	1,217,508
Property Management:	TB All Fees Operating LP
Underwritten NOI(5):	$154,858,979
Underwritten NCF(5):	$151,571,708
Appraised Value:	$3,450,000,000
Appraisal Date:	April 16, 2018

Historical NOI
Most Recent NOI:	$118,291,397 (T-12 March 31, 2018)
2017 NOI:	$115,240,562 (December 31, 2017)
2016 NOI:	$110,653,403 (December 31, 2016)
2015 NOI:	$109,025,339 (December 31, 2015)

Historical Occupancy(6)
Most Recent Occupancy:	92.8% (February 14, 2018)
2017 Occupancy:	99.1% (December 31, 2017)
2016 Occupancy:	99.1% (December 31, 2016)
2015 Occupancy:	99.2% (December 31, 2015)

(1)	The Aventura Mall Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, National Association, DBNY and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Loan is part of a whole loan evidenced by 26 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.41 billion and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million. The Senior Notes Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes, but excludes the related subordinate notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes and subordinate notes evidencing the Aventura Mall Whole Loan.

(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the full $1.75 billion Aventura Mall Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not occurred by August 1, 2021, the borrower is permitted to prepay the Aventura Mall Whole Loan with a yield maintenance premium, except that the borrower is required to defease any portion of the Aventura Mall Whole Loan that is more than two years from its securitization date. The assumed lockout period of 27 payments is based on the expected DBGS 2018-C1 securitization closing date in October 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Underwritten NOI and Underwritten NCF are based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(6)	Historical Occupancy includes square footage to be leased by 12 tenants (33,813 sq. ft.) with leases out for signature that are covered under a master lease as described under “Master Lease” herein.

(7)	Aventura Mall Loan received a credit assessment of Asf by Fitch and BBB(high) by DBRS. S&P confirmed that the Aventura Mall Loan exhibits credit characteristics that are consistent with investment grade credit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration(3)	Sales PSF	Occupancy Cost

AMC Theatres(4)(5)	B/B2/B+	78,738	6.5%	$23.50	1.3%	8/31/2023	$703,921	10.6%
Zara (5)(6)	NR/NR/NR	34,454	2.8%	$119.58	2.9%	10/31/2029	$971	16.3%
XXI Forever(7)	NR/NR/NR	32,504	2.7%	$75.82	1.7%	6/30/2018	$381	22.6%
H & M	NR/NR/NR	28,830	2.4%	$117.09	2.4%	1/31/2027	$666	18.4%
Topshop(4)	NR/NR/NR	23,296	1.9%	$122.00	2.0%	10/31/2029	NAV	NAV
Apple (2 Levels)(4)(8)	NR/Aa1/AA+	20,218	1.7%	$173.11	2.5%	1/31/2030	$31,124	0.5%
Victoria’s Secret	BB+/Ba1/BB+	18,387	1.5%	$165.00	2.1%	7/31/2026	$1,041	12.7%
Louis Vuitton	WD/NR/A+	18,180	1.5%	$110.00	1.4%	11/30/2022	$1,989	7.8%
Banana Republic	BB+/Baa2/BB+	16,857	1.4%	$175.05	2.1%	2/29/2020	$580	37.8%
Restoration Hardware	NR/NR/NR	11,988	1.0%	$200.17	1.7%	2/28/2019	$2,150	11.4%
Express	BB+/Ba1/BB+	11,320	0.9%	$145.75	1.2%	1/31/2022	$641	28.7%
Abercrombie & Fitch	NR/NR/BB-	11,246	0.9%	$281.38	2.2%	1/31/2020	$1,555	20.9%
The Gap	BB+/Baa2/BB+	11,065	0.9%	$165.00	1.3%	7/31/2024	NAV	NAV
Armani Exchange	NR/NR/NR	8,675	0.7%	$168.16	1.0%	1/31/2021	$924	23.0%
Gucci(9)	NR/NR/BBB+	8,383	0.7%	$201.57	1.2%	12/31/2026	$2,257	10.9%
J. Crew	NR/Caa2/CCC+	7,750	0.6%	$191.28	1.0%	6/30/2020	$806	28.6%
Champs Sports	NR/Ba1/BB+	7,331	0.6%	$323.94	1.7%	5/31/2023	$1,555	22.8%
Footlocker	NR/Ba1/BB+	5,024	0.4%	$319.30	1.1%	2/28/2025	$1,238	29.3%
Michael Kors	BBB-/NR/BBB-	3,678	0.3%	$393.93	1.0%	9/30/2021	$1,013	46.7%
Mayor’s Jewelers	NR/NR/NR	3,447	0.3%	$443.46	1.1%	1/31/2024	$6,052	7.9%
Subtotal / Wtd. Avg.		361,371	29.7%	$129.41	33.0%
Remaining Tenants		767,910	63.1%	$123.55	67.0%
Subtotal / Wtd. Avg. Occupied		1,129,281	92.8%	$125.42	100.0%
Vacant Space		88,227	7.2%
Total / Wtd. Avg.		1,217,508	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	U/W Base Rent PSF reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Bridge Rent and Reimbursement Reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(4)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(5)	AMC Theatres Sales PSF number reflects sales per screen (24 screens).

(6)	Zara was originally a tenant in the non-expansion portion of Aventura Mall, occupying approximately 19,000 sq. ft., before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant’s annualized sales from November 2017 through April 2018.

(7)	XXI Forever is currently operating under a month-to-month lease.

(8)	Sales PSF for Apple are based on the tenant’s 6,303 sq. ft. space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for approximately 20,000 sq. ft. at the Expansion Parcel.

(9)	Gucci Sales PSF are based on only accessories and children’s inventory. There are no clothing sales at the subject store.

The following table presents certain information relating to the historical in-line sales and occupancy costs at the Aventura Mall Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Total In-Line
Comparable Sales PSF w/ Apple(2)	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%
(1)	Not all tenants at the Aventura Mall Property are required to report sales.

(2)	Apple’s sales are based on the tenant’s 6,303 sq. ft. of space in the existing mall.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy - Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy - Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%
(1)	Historical and Current Occupancy is based on the average of each respective year. Current Occupancy is based on the February 2018 rent roll, including recently executed leases and master leased tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

Non-Owned Collateral Anchor Sales Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA(2)	Gross Sales TTM Feb 2018	Sales PSF TTM Feb 2018
Macy’s (GL)	BBB/Baa3/BBB-	299,011	$81,164,209	$271
Bloomingdales (GL)	BBB/Baa3/BBB-	251,831	$105,328,660	$418
Macy’s (Men’s & Home) (GL)	BBB/Baa3/BBB-	225,000	$41,967,714	$187
Nordstrom (GL)	BBB+/Baa1/BBB+	167,000	$53,536,758	$321

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll dated February 14, 2018.

Lease Rollover Schedule
Year	# of Leases Expiring(1)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM(3)	25	20,093	1.7%	20,093	1.7%	$124.31	1.8%	1.8%
2018	24	74,237	6.1%	94,330	7.7%	$113.86	6.0%	7.7%
2019	31	91,803	7.5%	186,133	15.3%	$134.82	8.7%	16.5%
2020	36	96,193	7.9%	282,326	23.2%	$191.02	13.0%	29.4%
2021	24	54,397	4.5%	336,723	27.7%	$251.59	9.7%	39.1%
2022	24	76,594	6.3%	413,317	33.9%	$169.31	9.2%	48.3%
2023	29	352,941	29.0%	766,258	62.9%	$47.98	12.0%	60.2%
2024	27	79,905	6.6%	846,163	69.5%	$166.60	9.4%	69.6%
2025	13	19,020	1.6%	865,183	71.1%	$271.45	3.6%	73.3%
2026	9	46,368	3.8%	911,551	74.9%	$169.47	5.5%	78.8%
2027	20	78,035	6.4%	989,586	81.3%	$136.36	7.5%	86.3%
2028	13	41,146	3.4%	1,030,732	84.7%	$148.89	4.3%	90.6%
Thereafter(4)	13	98,549	8.1%	1,129,281	92.8%	$134.43	9.4%	100.0%
Vacant	NAP	88,227	7.2%	1,217,508	100.0%	NAP	NAP
Total / Wtd. Avg.	288	1,217,508	100.0%			$125.42	100.0%

(1)	# of Leases Expiring excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(2)	Annual U/W Base Rent reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Bridge Rent and Reimbursements Reserve), and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(3)	MTM includes temporary tenants and leases with expirations prior to June 1, 2018.

(4)	Thereafter includes the recently executed Apple lease sq. ft. and lease expiration for the Expansion Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

The Loan. The Aventura Mall loan (the “Aventura Mall Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $1.75 billion (the “Aventura Mall Whole Loan”), which whole loan is secured by a first mortgage lien on the borrower’s fee interest in an approximately 1.2 million sq. ft. super regional mall in Aventura, Florida. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 26 pari passu notes with an aggregate principal balance as of the Cut-off Date of $1,406.7 million, as to which three of the senior notes, Note A-2-B-2-B, Note A-2-B-2-C and Note A-2-B-5, with an outstanding principal balance as of the Cut-off Date of $47.0 million, are being contributed to the DBGS 2018-C1 Trust and constitute the Aventura Mall Loan, and the remaining notes have been or are expected to be contributed to other securitization trusts and (ii) a subordinate companion loan, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million (collectively, the “Aventura Mall Subordinate Companion Loan”), each as described below.

The relationship between the holders of the Aventura Mall Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu AB Whole Loans— Aventura Mall Whole Loan” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	$47,000,000	DBGS 2018-C1	No
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes(1)
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
A-2-A-4, A-2-B-4	$110,000,000	$110,000,000	Benchmark 2018-B6(2)	No
A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2-D-3	$50,000,000	$50,000,000	WFCM 2018-C47	No
A-2-A-3, A-2-A-5	$125,000,000	$125,000,000	JPMorgan Chase Bank, National Association	No
A-2-C-1, A-2-C-3, A-2-C-4, A-2-C-5	$170,000,000	$170,000,000	Morgan Stanley Bank, N.A.	No
A-2-D-4, A-2-D-5	$70,000,000	$70,000,000	Wells Fargo	No
Total Senior Notes	$1,406,700,000	$1,406,700,000
B-1, B-2, B-3, B-4	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes(1)
Total	$1,750,000,000	$1,750,000,000

(1)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

(2)	Expected to be the Note Holder upon the closing of the respective securitization.

The Aventura Mall Whole Loan has a 10-year initial term and is interest-only. The Aventura Mall Whole Loan has a remaining term of 117 months as of the Cut-off Date. The Aventura Mall Whole Loan accrues interest at a fixed annual rate equal to 4.12125%. The Aventura Mall Whole Loan proceeds were used to refinance existing CMBS and construction debt (held by a J.P. Morgan entity), cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower. Based on the “as is” appraised value of $3.45 billion as of April 16, 2018, the Whole Loan Cut-off Date LTV is 50.7%. The most recent prior financing of the Aventura Mall Property was included in the AVMT 2013-AVM securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,750,000,000	100.0%	Loan Payoff	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion)	200,853,019	11.5%
			Reserves	26,168,910	1.5%
			Closing Costs	13,967,630	0.8%
			Return of Equity	278,314,718	15.9%
Total Sources	$1,750,000,000	100.0%	Total Uses	$1,750,000,000	100.0%

The Borrower / Sponsor. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”). The loan sponsors and nonrecourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Guarantors”). The liability of the Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

Turnberry, which is under the control of the Turnberry Guarantors, is a privately held group of companies which engage in real estate development, property management and various investments in retail, residential, hotel, resort and office properties.

Simon Property Group, L.P. is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and part of an S&P 100 company (Simon Property Group, NYSE:SPG).

The Property. Aventura Mall is an approximately 2.2 million sq. ft., super-regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 1998, 2006-2008 and 2017. Of the 2.2 million sq. ft., 1,217,508 sq. ft. serves as collateral for the Aventura Mall Whole Loan (the “Aventura Mall Property”) which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 sq. ft. of tenant-owned anchor improvements on those sites.

The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the U.S., with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 sq. ft. expansion (the “Expansion Parcel”) at a cost of $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features an approximately 20,000 sq. ft., two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is currently 72.2% leased.

Environmental Matters. The Phase I environmental report, dated April 27, 2018, recommended no further action at the Aventura Mall Property.

The Market. Regional access to Aventura Mall is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall. The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

As a destination retail mall north of Miami, Aventura Mall also appeals to a large international customer base, primarily from South America, Mexico and Europe.

Population	Trade Area	Florida	USA
2017 Population	6,064,172	20,484,696	325,227,741
Households	Trade Area	Florida	USA
2017 Estimated # of Households	2,270,759	8,032,734	122,737,174
2017 Average Household Income	$76,440	$71,422	$81,217
Source: Appraisal.

The appraiser considered six retail centers in the Miami MSA as the competitive set for the Aventura Mall Property. Three of the properties, Bal Harbour Shops, Sawgrass Mills and Dadeland Mall, are considered primary competition. The primary competition ranges from 460,000 sq. ft. to approximately 2.4 million sq. ft. and is located between 4.7 and 22.0 miles from the Aventura Mall Property. Pembroke Lakes Mall, Galleria Mall and Dolphin Mall are considered secondary competition. The secondary competition ranges from 955,000 sq. ft. to approximately 1.4 million sq. ft. and is located between 11.0 and 16.0 miles from the Aventura Mall Property.

Directly Competitive Buildings(1)
Property	Location	Rentable Area (sq. ft.)	Year Built / Renovated	Distance From Property (Miles)
Aventura Mall	Aventura, Florida	2,156,203	1983 / 2017	N/A
Bal Harbour Shops	Bal Harbour, Florida	460,000	1965 / 2008	4.7
Sawgrass Mills	Sunrise, Florida	2,384,000	1990 / 2006	19.0
Dadeland Mall	Kendall, Florida	1,488,000	1962 / 2013	22.0
Pembroke Lakes Mall	Pembroke Pines, Florida	1,136,000	1992 / 1998	11.0
Galleria Mall	Fort Lauderdale, Florida	955,000	1980 / 2005	13.0
Dolphin Mall	Miami, Florida	1,403,000	2001 / 2010	16.0

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 3/31/2018	U/W	U/W PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Potential Income from Vacant Space	0	0	0	0	13,640,745	$11.20
Percentage Rent	5,466,448	4,115,391	3,447,721	3,326,930	3,627,027	$2.98
Total Reimbursement Revenue	26,727,546	26,287,600	27,329,454	28,195,516	32,253,113	$26.49
Specialty Leasing Income	3,536,265	3,076,589	4,453,595	4,900,785	3,805,199	$3.13
Other Income(2)	3,628,986	3,701,438	3,994,113	4,090,769	4,156,114	$3.41
Less: Vacancy and Credit Loss	(272,229)	(422,401)	(438,454)	(634,418)	(13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	29,480,495	29,303,182	30,046,320	31,484,933	30,620,668	25.15
Net Operating Income	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
TI/LC	0	0	0	0	3,043,770	$2.50
Capital Expenditures	0	0	0	0	243,502	$0.20
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49
(1)	The increase in U/W Base Rent from T-12 3/31/2018 is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. U/W Base Rent also includes $1.3 million of ground rent paid by Bloomingdales, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the Bridge Rent and Reimbursements Reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenue associated with commissions, late charges, and other miscellaneous sources).

Property Management. The Aventura Mall Property is currently managed by TB All Fees Operating LP (the “Property Manager”), which is an affiliate of the Turnberry Guarantors. In addition, the Property Manager is currently the leasing agent under a separate leasing agreement with the Aventura Mall Borrower. Turnberry Aventura Mall Company, Ltd., an affiliate of the Turnberry Guarantors, and SDG Aventura Limited Partnership, an affiliate of the Simon Guarantor, have joint approval rights with respect to certain major decisions of the Aventura Mall Borrower relating to the Aventura Mall Property.

Lockbox / Cash Management. The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft springing hard lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Leases) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account at Wells Fargo Bank, National Association. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event, all funds in the cash management account will be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account will be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than the DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the Property Manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Initial and Ongoing Reserves. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if blanket policy in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,647 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540) are required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 6 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 40.8% 2.58x 11.0%

At origination, the Aventura Mall Borrower deposited $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement allowances and/or leasing commissions due in connection with certain leases at the Aventura Mall Property.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159 in equal monthly installments of approximately $285,513 each during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following (i) an event of default, (ii) bankruptcy of the Aventura Mall Borrower, (iii) bankruptcy of the property manager, or (iv) a period commencing on the occurrence of a Lockbox Event until cured in accordance with the loan documents. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which are otherwise not occupied prior to the loan origination. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the Master Lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease equals 1.8% of the approximately $185.5 million of underwritten effective gross income.

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdales, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower and obtain a release of the lien on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

The Aventura Mall Borrower is also permitted to (a) release (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas (the “Parking Lot Outparcels”) and portions of the “ring road”) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

90-100 John Street New York, NY 10038	Collateral Asset Summary – Loan No. 7 90-100 John Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 22.2% 2.89x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

90-100 John Street New York, NY 10038	Collateral Asset Summary – Loan No. 7 90-100 John Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 22.2% 2.89x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

90-100 John Street New York, NY 10038	Collateral Asset Summary – Loan No. 7 90-100 John Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 22.2% 2.89x 13.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Joseph Moinian
Borrowers:	90 John Mazal SPE Owner LLC; 100 John Mazal SPE Owner LLC
Original Balance:	$42,000,000
Cut-off Date Balance:	$42,000,000
% by Initial UPB:	3.9%
Interest Rate:	4.38785714%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Final Maturity Date:	October 6, 2028
Amortization:	Interest Only
Additional Debt(1):	$68,000,000 Mezzanine Debt
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft (Residential) Hard (Commercial) / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$1,198,365	$286,690
Insurance:	$0	Springing
Replacement:	$0	$7,574
TI/LC:	$2,000,000	$15,056
Rent Concession and Outstanding TI:	$94,199	$0
Shortfall:	$2,000,000	Springing
Renovation:	$0	Springing
Contingency:	$75,000	$0

Financial Information
	Loan(3)	Total Debt(4)
Cut-off Date Balance / Unit(5):	$190,045	$497,738
Balloon Balance / Unit(5):	$190,045	$497,738
Cut-off Date LTV:	22.2%	58.2%
Balloon LTV:	22.2%	58.2%
Underwritten NOI DSCR:	2.94x	0.95x
Underwritten NCF DSCR:	2.89x	0.93x
Underwritten NOI Debt Yield:	13.1%	5.0%
Underwritten NCF Debt Yield:	12.9%	4.9%
Underwritten NOI Debt Yield at Balloon:	13.1%	5.0%
Underwritten NCF Debt Yield at Balloon:	12.9%	4.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily/Office/Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1931 / 1997, 2018
Total Multifamily Units(5):	221
Total Commercial Units (Sq. Ft.)(5):	120,447
Property Management:	Columbus Property Management LLC
Underwritten NOI(6):	$5,501,134
Underwritten NCF:	$5,404,723
Appraised Value:	$189,000,000
Appraisal Date:	June 22, 2018

Historical NOI
Most Recent NOI(6):	$8,079,726 (T-12 May 31, 2018)
2017 NOI:	$8,598,448 (December 31, 2017)
2016 NOI(7):	NAV
2015 NOI(7):	NAV

Historical Occupancy(8)
Most Recent Occupancy:	95.0% (May 30, 2018)
2017 Occupancy:	94.3% (December 31, 2017)
2016 Occupancy(7):	NAV
2015 Occupancy(7):	NAV
(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the 90-100 John Street Loan (as defined herein).

(4)	Total Debt DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the Total Debt amount of $110.0 million, which includes $68.0 million of mezzanine debt.

(5)	The 90-100 John Street Property consists of 221 luxury residential rental apartments on floors eight through 34 and floors seven and below are split between office and retail space containing a total of 120,447 sq. ft. The Residential Component (as defined below) accounts for approximately 68.5% of the underwritten effective gross income (“U/W EGI”) and the Commercial Component (as defined below) accounts for approximately 26.1% of U/W EGI (with the remainder 5.4% attributed to comingled reimbursement and other income on commercial and residential components). The Cut-off Date Balance / Unit and Balloon Balance / Unit values are calculated based on the 221 apartment units.

(6)	Underwritten NOI is lower than the Most Recent NOI in connection with the borrower sponsor’s business plan to demolish and reposition the non-collateral adjacent building during which time the lobby and the cooling/chilling tower used by the 90-100 John Street Property will be impacted. See “Business Plan” herein.

(7)	Historical NOI and Occupancy are not available prior to 2017 because the 90-100 John Street Property was previously operated together with an adjacent non-collateral 102-110 John Street property on a combined basis.

(8)	Historical Occupancy figures reflect the occupancy of the 221 apartment units. Commercial occupancy was 68.6% as of May 30, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

90-100 John Street New York, NY 10038	Collateral Asset Summary – Loan No. 7 90-100 John Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 22.2% 2.89x 13.1%

The Loan. The 90-100 John Street loan (the “90-100 John Street Loan”) is secured by a first mortgage lien on the borrowers’ fee simple interest in a mixed use residential and commercial (office/retail) condominium units located in a pre-war building in the financial district neighborhood of New York City (the “90-100 John Street Property”). The 90-100 John Street Loan has an Original and a Cut-off Date Balance of $42.0 million and accrues interest at an interest rate of 4.38785714% per annum.

The 90-100 John Street Loan proceeds of $42.0 million, along with $68.0 million in mezzanine debt (collectively, the “90-100 John Street Total Debt”), were used to (i) repay existing debt (ii) fund upfront reserves (iii) pay closing costs and return approximately $9.3 million to the borrower sponsor. Based on the “As-Is” appraised value of $189.0 million as of June 22, 2018, the Cut-off Date LTV for the 90-100 John Street Loan is 22.2%. The “As-Is” appraised value includes a value for the residential condominium unit of $140.0 million and a value for the commercial condominium unit of $49.0 million. The most recent prior financing of the 90-100 John Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$42,000,000	38.2%	Loan Payoff	$93,638,018	85.1%
Mezzanine Loan	68,000,000	61.8%	Reserves	5,367,564	4.9%
			Closing Costs	1,728,863	1.6%
			Return of Equity	9,265,556	8.4%
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers are 90 John Mazal SPE Owner LLC and 100 John Mazal SPE Owner LLC, each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The borrower sponsor and non-recourse carveout guarantor for the 90-100 John Street Loan is Joseph Moinian. In addition to the non-recourse carveout guaranty, Mr. Moinian has also provided a completion guaranty with respect to the lobby repositioning described under “Business Plan” below (only if the borrower elects to commence such work), a guaranty of the borrower’s obligation to make additional deposits to the Shortfall Reserves, as described below under “Initial and Ongoing Reserves,” (which guaranty terminates upon the Stabilization Event (as defined below) and also following the tender of a deed in lieu of foreclosure provided certain conditions are satisfied), and a cooling system guaranty for the construction of new cooling towers on the adjacent non-collateral property located at 102-110 John Street, as described under “Business Plan” below.

Joseph Moinian is the founder and CEO of the Moinian Group, a New York City-based developer, investor and long-term owner of real estate nationwide, with ownership and operation of a portfolio in excess of 20 million sq. ft. The Moinian Group’s holdings include assets in cities across the United States, including New York, Chicago, Dallas and Los Angeles, such as 3 Columbus Circle, 450-460 Park Avenue, Sky (605 West 42nd Street), Ocean Luxury Residences (1 West Street) and the W NY Downtown hotel (123 Washington Street).

The Property. The 90-100 John Street Property is a pre-war 34-story mixed use residential and commercial (office/retail) building. In 1997, the borrower sponsor converted the 1931 built building from its office use to its current layout which features 221 luxury residential rental apartments on floors eight through 34 and floors seven and below are split between office and retail space.

Residential: 100 John Street (the “Residential Component”) accounts for approximately 68.5% of the underwritten effective gross income (“U/W EGI”). The Residential Component contains 221 rental units and is 95.0% occupied as of May 30, 2018 at an average rental rate of $3,559 per unit. Building amenities include a hotel-style lobby, 24-hour concierge, entertainment lounge and a sundeck. All common spaces and amenity areas have been renovated in the last five years and the residential units have been renovated to luxury standards according to the borrower sponsor.

Residential Unit Summary(1)
Unit Type	# of Units(2)	Average Unit Size (Sq. Ft.)	Occupancy	Average Monthly Rental Rate per unit	Average Annual Rental Rate PSF
Studio	182	641	95.1%	$3,275	$61.31
1BR	31	847	93.5%	$4,325	$61.37
2BR	7	1,134	100.0%	$5,507	$58.29
5BR	1	3,084	100.0%	$16,875	$65.66
Total / Wtd. Avg.	221	697	95.0%	$3,559	$61.24
(1)	Based on the underwritten rent roll dated May 30, 2018.

(2)	Two of the 221 units are kept offline and used as a superintendent’s unit and as a leasing office.

Commercial: 90 John Street (the “Commercial Component”) accounts for approximately 26.1% of U/W EGI (with the remaining 5.4% attributed to comingled reimbursement and other income on commercial and residential components). The Commercial Component contains 120,447 sq. ft. of net rentable area (“NRA”), of which 73.3% (88,325 sq. ft.) accounts for office space and 26.7% is configured as retail on the ground and 2nd floor. As of May 30, 2018, the Commercial Component is 68.6% is leased to 20 office tenants and one retail tenant that uses its at grade level as a local bar/restaurant. The majority of the vacancy is attributed to the borrower sponsor’s business plan as described below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

90-100 John Street New York, NY 10038	Collateral Asset Summary – Loan No. 7 90-100 John Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 22.2% 2.89x 13.1%

Commercial Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total Commercial U/W Base Rent	Lease Expiration
Office Tenants:
AppCard, Inc.	NR/NR/NR	10,442	8.7%	$35.69	11.6%	8/31/2023
Universal Business Solutions(2)	NR/NR/NR	8,000	6.6%	$27.33	6.8%	5/31/2024
Endeavor Studios, Inc.	NR/NR/NR	7,529	6.3%	$35.67	8.3%	11/24/2024
Other office tenants		52,208	43.3%	$35.76	57.9%
Office Total / Wtd. Avg. Occupied		78,179	64.9%	$34.88	84.6%

Retail Tenant:
Stout II, Inc.	NR/NR/NR	4,400	3.7%	$112.55	15.4%	11/10/2028
Total / Wtd. Avg. Occupied		82,579	68.6%	$39.02	100.0%

Vacant Office		10,146	8.4%
Vacant Retail(3)		27,722	23.0%
Total Vacant		37,868	31.4%
		120,447	100.0%
(1)	Based on the underwritten rent roll dated May 30, 2018.

(2)	Universal Business Solutions has free rent in May of 2019, May of 2020 and May of 2021, which has been reserved for at loan origination.

(3)	Vacant Retail space is comprised of two spaces, including 10,081 sq. ft. at the grade and 17,641 sq. ft. on the second floor, space which is expected to be impacted by the borrower’s Business Plan as described below.

Business Plan: The entrance lobby for the Residential Component as well as the cooling tower serving the 90-100 John Street Property are located within an adjacent property located at 102-110 John Street that is not part of the collateral. The borrower sponsor owns the adjacent, non-collateral building located at 102-110 John Street and has informed the lender that it intends to demolish the existing structure and develop a residential building. During the demolition of the 102-110 John Street property, the Residential Component lobby will be temporarily relocated to Platt Street. Additionally, it is anticipated that the Commercial Component’s lobby will be temporarily relocated to Platt Street while the borrower sponsor renovates the 90-100 John Street Property lobby. It is further anticipated that once the lobby repositioning is completed, the Residential Component and the Commercial Component at the 90-100 John Street will share an entrance where the current 90 John Street lobby is located. The loan documents do not require the borrowers to perform the lobby repositioning; however, under a reciprocal easement agreement between the owners of the two buildings (the “REA”), the owner of the 102-110 John Street property may not demolish such property until the borrower and lender confirm that a new lobby has been completed for the 90-100 John Street Property in accordance with the plans and specifications set forth in the loan agreement. In addition, a cooling tower is expected to be relocated next to the sidewalk of the development for the duration of the project, and under the REA, it is a condition to the demolition of the 102-110 John Street property that such temporary cooling tower be installed and that the lender has reasonably approved such plans and specifications. Upon completion of the development, a new cooling tower will be built on top of the 102-110 John Street property. The borrowers have an easement under the REA to use and maintain such cooling tower once it is built. The lender is a third party beneficiary of the REA to the extent of its rights granted therein.

Construction of the adjacent 102-110 John Street property, which is expected to be developed approximately 40 feet from the 90-100 John Street Property, is expected to partially impact some of the eastern exposures at the 90-100 John Street Property. However, according to the borrower sponsor all of the units facing the adjacent 102-110 John Street property also have north and south windows that provide a source of light and air.

The 90-100 John Street Loan is structured with a $2,000,000 Shortfall Reserve to cover projected loan shortfalls during the execution of the business plan. In addition, prior to the commencement of the lobby repositioning, the borrower sponsor provided plans, specifications and a budget, and is required to deposit reserves as described below under “Initial and Ongoing Reserves” as part of the loan agreement. The loan documents also provide for a completion guaranty for all lobby work (to the extent the borrowers elect to commence such work) on the 90-100 John Street Property by the borrower sponsor. The loan documents, require that any lobby repositioning be completed by an outside completion date of three years from the date of commencement and be completed three years prior to loan maturity.

Environmental Matters. The Phase I environmental report dated June 19, 2018 recommended no further action at the 90-100 John Street Property.

The Market. The 90-100 John Street Property is located in the Financial District/Lower Manhattan neighborhood of New York City. According to the appraisal, since 2009, development activity has significantly increased in Lower Manhattan, and has made the area an expensive and sought-after neighborhood to live and work in. The neighborhood attracts both working professionals and families, because of access to office, retail and dining, a cultural and arts scene as well as public schools. Developments in the area include the World Trade Center, located within 5 blocks of the 90-100 John Street Property, which upon completion is expected to feature over 11 million sq. ft. of class A office space, a memorial to the victims and families of 9/11, a 370,000 sq. ft. retail concourse, a transportation hub and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

90-100 John Street New York, NY 10038	Collateral Asset Summary – Loan No. 7 90-100 John Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 22.2% 2.89x 13.1%

a performing arts center. Additionally, the redevelopment of Pier 17, located four blocks to the east opened in May 2018, and, upon completion is expected to include a 365,000 sq. ft. of retail, dining and entertainment space open seven days a week. The 90-100 John Street Property benefits from accessibility, as it is within walking distance of the 1, 2, 3, 4, 5, A, C, J, N, Q, R, W and Z subway train lines and public buses located within a five block radius.

Residential: The appraisal identified 11 buildings as directly competitive with the Residential Component in terms of location, year built, size of units and quoted rents of units that exhibited an occupancy range of 96.8% to 100.0% with a 98.5% average and rents ranges illustrated below. The appraisal concluded to an average rental rate of $65.00 PSF. The in-place rental rate of $61.24 PSF is approximately 5.8% below the market rental rate determined by the appraisal.

Average Annual Rental Rate PSF
	90-100 John Street Property - Residential Component(1)	Quoted Rent at Competitive Apartment Projects(2)
	In-Place	Min	Max	Average
Studio	$61.31	$64.47	$90.46	$76.27
1BR	$61.37	$61.73	$86.13	$71.06
2BR	$58.29	$55.78	$99.09	$74.55
5BR	$65.66	$52.28	$86.35	$76.77
(1)	Based on the underwritten rent roll dated May 30, 2018.

(2)	Source: Appraisal.

Commercial: The 90-100 John Street Property’s Commercial Component is classified as a Class B office within the Insurance Office District of Downtown Manhattan according to the appraisal. As of the first quarter 2018, the submarket exhibited a direct vacancy of 5.5% and rental rates of $49.74 PSF. Leasing activity in the Downtown office market in the first quarter of 2018 was down 59.9% compared to first quarter 2017. This dip in leasing activity resulted in Downtown experiencing an increase in overall vacancy of 0.30% during the first quarter, but remained 0.20% lower than one year ago. The appraiser identified five directly competitive buildings, which have a weighted average direct occupancy of 90.06% and asking rents ranging from $39 PSF to $52 PSF. Additionally, the appraisal compiled eight comparable office leases across five office buildings within the submarket, with the adjusted rentals range from $41 PSF to $49 PSF. The appraisal concluded to an average rental rate of $45.00 PSF for the office tenants. The in-place office rental rate of $34.88 PSF is approximately 22.5% below market.

The following table presents certain information relating to comparable office leases for the 90-100 John Street Property:

Comparable Office Leases(1)
Property Name	Year Built	# of Stories	Total GLA (Sq. Ft.)	Tenant Name	Lease Date	Term (Mos.)	Lease Area (Sq. Ft.)	Initial Annual Base Rent PSF
90-100 John Street Property	1931	7	120,447(2)	Various(2)	Various(2)	8.7(2)	82,579(2)	$34.88(2)
50 Broad Street	1913	20	190,360	Lloyd’s Register	May-18	5.0	4,039	$45.00
90 Broad Street	1930	24	298,000	Hale & Hearty Soups	Apr-18	10.0	5,849	$42.00
26 Broadway	1922	31	630,000	Primary	Jan-18	10.0	48,873	$44.00
50 Broad Street	1913	20	190,360	Store Bound	Nov-17	9.0	7,500	$46.00
40 Exchange Place	1896	20	226,479	Crime Victims	Nov-17	15.0	8,360	$45.00
5 Hanover Square	1961	25	235,523	Next Wave Safety	Nov-17	10.0	10,117	$50.00
50 Broad Street	1913	20	190,360	Holiday House Publishing	Oct-17	10.0	10,817	$44.00
50 Broad Street	1913	20	190,360	Studio Gang	Aug-17	7.0	5,145	$43.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 30, 2018 for the office properties with Initial Annual Base Rent PSF reflecting weighted average in place rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

90-100 John Street New York, NY 10038	Collateral Asset Summary – Loan No. 7 90-100 John Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 22.2% 2.89x 13.1%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2017	T-12 5/31/2018(3)	U/W (3)	U/W per Unit(3)(4)
Residential:
Gross Potential Residential Rent	$8,852,218	$8,882,692	$9,434,181	$42,689
Less: Vacancy, Bad Debt & Concessions(5)	(495,481)	(402,746)	(709,824)	($3,212)
Net Rental Income	$8,356,737	$8,479,945	$8,724,357	$39,477
Commercial:
Gross Potential Commercial Rent	6,128,901	5,542,137	5,428,288	$45.07
Less: Vacancy, Bad Debt & Concessions(6)	(37,097)	(37,498)	(2,107,300)	($17.50)
Net Commercial Income	$6,091,804	$5,504,639	$3,320,988	$27.57
Total Reimbursement Revenue	866,713	896,478	543,200	$2,458
Total Other Income	210,400	266,280	153,205	$693
Effective Gross Income	$15,525,653	$15,147,341	$12,741,751	$57,655
Total Operating Expenses(7)	6,927,205	7,067,615	$,240,616	$32,763
Net Operating Income	$8,598,449	$8,079,726	$5,501,134	$24,892
Capital Reserve - Residential	0	0	66,300	$300
Capital Reserve - Commercial	0	0	30,112	$0.25
TI/LC	0	0	0	$0.00
Net Cash Flow	$8,598,449	$8,079,726	$5,404,723	$24,456
(1)	Historical Net Operating Income is not available prior to 2017 because the 90-100 John Street Property was previously operated together with an adjacent non-collateral 102-110 John Street property on a combined basis.

(2)	Based on rent roll dated May 30, 2018.

(3)	The decline in Net Operating Income from T-12 5/31/2018 to U/W figures reflects the borrower sponsor’s business plan discussed above, whereby Crunch Fitness, a commercial tenant that previously occupied commercial space at the 90-100 John Street Property, but had an entrance at the adjacent, non-collateral 102-110 John Street property and contributed to commercial rent has since vacated.

(4)	U/W per Unit reflects the amount per residential unit per month, with the exception of the following line items; (i) Gross Potential Commercial Rent, (ii) Vacancy, Bad Debt & Concessions for the commercial component and (iii) Capital Reserve - Commercial, each of which are calculated on PSF basis.

(5)	U/W Vacancy, Bad Debt & Concessions for the residential component represent 7.5% of U/W Gross Potential Residential Rent and accounts for the actual economic vacancy of 4.9% plus budgeted concessions of approximately 2.7%.

(6)	U/W Vacancy, Bad Debt & Concessions for the commercial component represent the in-place 39.1% economic vacancy of U/W Gross Potential Commercial Rent.

(7)	T-12 5/31/2018 expenses have been prorated between the 90-100 John Street Property and the adjacent, non-collateral 102-110 John Street property based on square footage.

Property Management. The 90-100 John Street Property is managed by Columbus Property Management LLC, an affiliate of the borrower.

Lockbox / Cash Management. The 90-100 John Street Loan is structured with a Soft (Residential) Hard (Commercial) lockbox and in place cash management. The borrowers were required at origination to deliver letters to all commercial tenants at the 90-100 John Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrowers or the manager, including rents from residential tenants, are required to be deposited in the lockbox account within two business days following receipt. Funds on deposit in the lockbox account are required to be swept on (i) the last business day of each week, (ii) each payment date, and (iii) the two business days immediately preceding each payment date into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, and debt service on the 90-100 John Street Mezzanine Loan (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrowers in accordance with the 90-100 John Street Loan documents. If a Trigger Period is continuing, excess cash in the deposit account is required to be transferred to an account held by the lender as additional collateral for the 90-100 John Street Loan.

A “Trigger Period” commenced at the loan origination date and will continue until the Stabilization Event (as defined below) has occurred and no other Trigger Period is continuing and a Trigger Period will again commence upon (i) an event of default under the 90-100 John Street Loan documents, (ii) the debt yield ratio falling below 15.7% based on the 90-100 John Street Loan or 6.0% based on the 90-100 John Street Total Debt (a “Low Debt Yield Period”), or (iii) an event of default under the 90-100 John Street Mezzanine Loan, and will end upon, (a) with respect to clause (i) and (iii) above, upon the cure of such event of default and (b) with respect to clause (ii) above, upon the date that the debt yield ratio is at least 15.7% based on the 90-100 John Street Loan and 6.00% based on the 90-100 John Street Total Debt for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

90-100 John Street New York, NY 10038	Collateral Asset Summary – Loan No. 7 90-100 John Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 22.2% 2.89x 13.1%

The “Stabilization Event” means the time at which, in the judgment of the lender, (a) the borrowers have substantially completed the lobby renovation work, (b) no other Trigger Period exists and (c) the debt yield ratio is at least 15.7% based on the 90-100 John Street Loan and 6.00% based on the 90-100 John Street Total Debt for two consecutive calendar quarters.

Initial and Ongoing Reserves.

Tax Reserve At loan origination, the borrowers deposited $1,198,365 into a tax reserve. On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equate to $286,690, into a tax reserve.

Insurance Reserve. Insurance escrows are waived so long as the 90-100 John Street Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserve. On a monthly basis, the borrowers are required to escrow an amount equal to approximately $7,574 into a capital expenditure reserve.

Rent Concession Reserve. At loan origination, the borrowers deposited $94,199 in order to simulate payments of rent during the May 2019, 2020 and 2021 payments for the Universal Business Solutions lease and for outstanding tenant improvement payment associated with the Endeavor Studios, Inc. lease.

Shortfall Reserve. At loan origination, the borrowers deposited $2,000,000 (the “Shortfall Funds”) for the lenders’ projected loan shortfall in connection with the borrower sponsor’s “Business Plan” as described herein. If, at any time during the term, lender determines, in its sole discretion, that the Shortfall Funds are insufficient to satisfy the then shortfall, the borrower is required to deposit additional Shortfall Funds upon ten business days’ notice.

TI/LC Reserve. At loan origination, the borrowers deposited $2,000,000 for future and unencumbered tenant improvements and leasing commissions on the Commercial Component into a TI/LC reserve. On a monthly basis, the borrowers are required to escrow an amount equal to $15,056 into a TI/LC reserve.

Renovation Reserve. If the borrowers elect to execute the business plan, prior to the commencement of the work contemplated by the business plan, the borrowers shall deposit an amount equal to the cost of the required renovation work multiplied by 110%.

Contingency Reserve. At loan origination, the borrower deposited $75,000 into a contingency reserve, representing approximately 119% of the aggregate amount of $63,000 associated with three outstanding affiliate judgments (i) a $43,000 judgment against an affiliate which previously owned the Mortgaged Property relating to a failure to maintain workers’ compensation insurance, and (ii) two judgments totaling $20,000 against an indirect owner of the borrower relating to fire code violations.

Current Mezzanine or Subordinate Indebtedness. Concurrent with the 90-100 John Street Loan, Deutsche Bank AG, acting through its New York Branch (“DBNY”) funded a $68,000,000 mezzanine loan (the “90-100 John Street Mezzanine Loan”) to 90-100 John Mazal Mezzanine I LLC, a Delaware limited liability company owning 100.0% of the borrowers under the 90-100 John Street loan documents. The 90-100 John Street Mezzanine Loan accrues interest at a rate of 5.7000% per annum and requires interest-only payments through the maturity date of October 6, 2028. The mezzanine lender has the right to bifurcate the 90-100 John Street Mezzanine Loan into a senior and junior mezzanine loan, provided that such bifurcation does not increase the total amount of the mezzanine debt. The lender under the 90-100 John Street Loan and the mezzanine lender entered into an intercreditor agreement. The 90-100 John Street Mezzanine Loan was sold to Teachers Insurance and Annuity Association of America. The rights of the lender of the 90-100 John Street Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

Condominium. The 90-100 John Street Property is subject to a condominium regime. The 90-100 John Street Property consists of a two-unit condominium, with the commercial and residential unit owned by the borrowers as collateral for the 90-100 John Street Loan. The borrowers have two out of two votes in the condominium association.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

Mortgage Loan Information
Loan Seller:	GACC
Credit Assessment
(DBRS/S&P)(8):	BBB (high)
Loan Purpose:	Refinance
Borrower Sponsor:	Sam’s Investments VII, LLC
Borrower:	Sam’s Investments VIII, LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.8%
Interest Rate(2):	4.1575%
Payment Date:	6th of each month
First Payment Date:	October 6, 2018
Final Maturity Date:	September 6, 2023
Amortization:	Interest Only
Additional Debt(1):	$35,000,000 Non-Pooled Component $25,000,000 Mezzanine Debt
Call Protection:	L(25), D(30), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Lease Sweep:	$0	Springing

Financial Information
	Loan(4)	Whole Loan(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$378	$709	$945
Balloon Balance / Sq. Ft.:	$378	$709	$945
Cut-off Date LTV:	32.7%	61.4%	81.8%
Balloon LTV:	32.7%	61.4%	81.8%
Underwritten NOI DSCR:	4.01x	1.83x	1.09x
Underwritten NCF DSCR:	4.01x	1.83x	1.09x
Underwritten NOI Debt Yield:	16.9%	9.0%	6.8%
Underwritten NCF Debt Yield:	16.9%	9.0%	6.8%
Underwritten NOI Debt Yield at Balloon:	16.9%	9.0%	6.8%
Underwritten NCF Debt Yield at Balloon:	16.9%	9.0%	6.8%
Property Information
Single Asset / Portfolio:	Portfolio of 33 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	105,768
Property Management:	Self-managed
Underwritten NOI:	$6,765,423
Underwritten NCF:	$6,765,423
Appraised Value:	$122,205,000
Appraisal Date:	May 2018

Historical NOI(7)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 6, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
(1)	The Carolinas 7-Eleven Portfolio Loan (as defined below) has been split into a Pooled Component of $40.0 million and a Non-Pooled Component of $35.0 million. See “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	The interest rate of 4.1575% represents the interest rate for the Pooled Component (as defined below) only. The Non-Pooled Component (as defined below) accrues interest at a rate of 5.6457142857%. The blended interest rate is 4.8520%.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	Loan Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $40.0 million Carolinas 7-Eleven Portfolio Loan.

(5)	Whole Loan Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $75.0 million Carolinas 7-Eleven Portfolio Whole Loan, which includes the $35.0 million Non-Pooled Component.

(6)	Total Debt Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $100.0 million Carolinas 7-Eleven Portfolio Total Debt, which includes the $35.0 million Non-Pooled Component and the $25.0 million mezzanine loan.

(7)	Historical NOI information is not available because the Carolinas 7-Eleven Portfolio Properties are subject to triple-net leases with the related sole tenant and, therefore, lack historical information.
(8)	Carolinas 7-Eleven Portfolio Loan (comprised only of the 40.0 million pooled component),received a credit assessment of BBB(high) by DBRS. S&P confirmed that the Carolinas 7-Eleven Portfolio Loan exhibits credit characteristics that are consistent with investment grade credit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

Portfolio Overview
Property Name	Location	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built	Sq. Ft.	UW Base Rent PSF	Lease Expiration	Car Wash On Site
5200 Piper Station Drive	Charlotte, NC	$2,060,000	5.2%	$6,650,000	1997	4,111	$93.12	2/5/2032	Yes
9502 Mount Holly Huntersville Road	Charlotte, NC	1,812,000	4.5	5,500,000	2001	3,638	$87.08	2/5/2027	Yes
8315 Steele Creek Road	Charlotte, NC	1,726,000	4.3	5,225,000	2007	4,084	$73.53	2/19/2027	Yes
4401 Park Road	Charlotte, NC	1,726,000	4.3	5,225,000	2000	3,550	$80.87	2/8/2032	Yes
240 Carowinds Boulevard	Fort Mill, SC	1,688,000	4.2	5,675,000	1997	3,312	$98.64	2/19/2032	Yes
9701 Sam Furr Road	Huntersville, NC	1,630,000	4.1	4,925,000	2002	3,578	$75.63	2/5/2032	Yes
8010 South Tryon Street	Charlotte, NC	1,570,000	3.9	4,750,000	1999	5,412	$48.17	2/19/2032	Yes
10806 Providence Road	Charlotte, NC	1,544,000	3.9	4,675,000	2003	4,137	$62.22	2/5/2032	No
9608 University City Boulevard	Charlotte, NC	1,500,000	3.8	4,555,000	1997	3,487	$71.92	2/5/2032	Yes
2825 Little Rock Road	Charlotte, NC	1,430,000	3.6	4,325,000	1999	3,722	$63.84	2/5/2032	Yes
1120 West Sugar Creek Road	Charlotte, NC	1,430,000	3.6	4,325,000	2014	5,533	$41.03	10/16/2036	No
12710 South Tryon Street	Charlotte, NC	1,404,000	3.5	4,250,000	2006	4,263	$57.28	2/19/2027	Yes
3301 Monroe Road	Charlotte, NC	1,370,000	3.4	4,150,000	1999	3,300	$66.00	2/8/2032	Yes
10023 North Tryon Street	Charlotte, NC	1,340,000	3.4	4,075,000	2005	4,134	$51.89	2/8/2032	Yes
3800 Central Avenue	Charlotte, NC	1,304,000	3.3	3,950,000	1999	3,705	$56.11	2/5/2032	Yes
1901 Pavilion Boulevard	Charlotte, NC	1,270,000	3.2	3,850,000	2001	3,631	$55.74	2/8/2032	Yes
5701 Old Providence Road	Charlotte, NC	1,264,000	3.2	3,825,000	1995	1,545	$130.29	2/22/2032	No
7740 Bruton Smith Boulevard	Concord, NC	1,224,000	3.1	3,700,000	2000	3,685	$52.84	2/5/2032	Yes
5455 Brookshire Boulevard	Charlotte, NC	1,224,000	3.1	3,700,000	1999	1,475	$132.00	2/5/2032	No
11208 East Independence Boulevard	Matthews, NC	1,180,000	3.0	3,575,000	2000	3,562	$52.81	2/22/2032	Yes
10700 Reames Road	Charlotte, NC	1,116,000	2.8	3,375,000	1997	3,484	$55.88	2/5/2027	No
9025 Mallard Creek Road	Charlotte, NC	1,116,000	2.8	3,375,000	1999	3,495	$55.71	2/5/2027	Yes
5115 Old Dowd Road	Charlotte, NC	968,000	2.4	2,925,000	1999	1,478	$113.87	2/5/2027	No
8925 Nations Ford Road	Charlotte, NC	792,000	2.0	2,400,000	1989	2,267	$60.85	2/5/2027	No
304 Unionville-Indian Trail Road West	Indian Trail, NC	792,000	2.0	2,400,000	1999	3,970	$33.25	2/22/2027	Yes
4808 Brookshire Boulevard	Charlotte, NC	760,000	1.9	2,300,000	1989	2,721	$48.51	2/5/2027	Yes
1700 Windsor Square Drive	Matthews, NC	760,000	1.9	2,325,000	1988	1,245	$98.07	5/31/2032	No
105 South Polk Street	Pineville, NC	690,000	1.7	2,125,000	1980	2,034	$60.03	2/5/2027	No
2840 Eastway Drive	Charlotte, NC	690,000	1.7	2,125,000	1989	2,345	$52.07	2/5/2027	No
6886 Poplar Tent Road	Concord, NC	660,000	1.7	2,000,000	1999	3,688	$31.32	2/5/2027	No
6401 Old Statesville Road	Charlotte, NC	660,000	1.7	2,000,000	1988	1,824	$63.32	2/5/2027	No
5124 Central Avenue	Charlotte, NC	660,000	1.7	2,000,000	1997	2,288	$50.48	2/8/2027	No
6233 Albemarle Road	Charlotte, NC	640,000	1.6	1,950,000	1996	1,065	$96.06	2/5/2032	Yes
Total / Wtd. Avg.		$40,000,000	100.0%	$122,205,000		105,768	$63.90

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
7-Eleven, Inc.(3)	NR/Baa1/AA-	105,768	100.0%	$63.90	100.0%	Various(4)
Total / Wtd. Avg. Occupied		105,768	100.0%	$63.90	100.0%
Vacant		0	0%
Total		105,768	100.0%

(1)	Based on the underwritten rent roll dated as of October 6, 2018.

(2)	The ratings are those of the tenant.

(3)	Each lease with 7-Eleven, Inc. (each a “7-Eleven Lease”) has at least two options to renew for five years each, with a 180 days notice period.

(4)	Each of the Carolinas 7-Eleven Portfolio Properties are leased on a separate lease with expiration dates in 2027 (39.3% of NRA), 2032 (55.5%) and 2036 (5.2%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	14	41,579	39.3%	41,579	39.3%	$58.00	35.7%	35.7%
2028	0	0	0.0%	41,579	39.3%	$0.00	0.0%	35.7%
Thereafter	19	64,189	60.7%	105,768	100.0%	$67.71	64.3%	100.0%
Vacant	NAP	0	0.0%	105,768	100.0%	NAP	NAP
Total / Wtd. Avg.	33	105,768	100.0%			$63.90	100.0%
(1)	Based on the underwritten rent roll dated October 6, 2018.

The Loan. The Carolinas 7-Eleven Portfolio loan (the “Carolinas 7-Eleven Portfolio Loan”) is a $40.0 million fixed rate loan secured by the borrower’s fee simple interests in a portfolio of 33 properties (the “Carolinas 7-Eleven Portfolio Properties”) located in the greater Charlotte metropolitan statistical area (“MSA”) that is 100% occupied by convenience stores leased to 7-Eleven, Inc. (Baa1/AA-Moody’s/S&P) (the “7-Eleven Tenant”).

The Carolinas 7-Eleven Portfolio Loan is part of a whole loan (the “Carolinas 7-Eleven Portfolio Whole Loan”) with an Original and Cut-off Date Balance of $75.0 million, which is evidenced by the $40.0 million pooled component (the “Pooled Component”) and a $35.0 million subordinate non-pooled component (the “Non-Pooled Component”). The $40.0 million Pooled Component will be contributed to the DBGS 2018-C1 Trust. The Non-Pooled Component will also be contributed to the DBGS 2018-C1 Trust but will not be pooled together with the other mortgage loans in the DBGS 2018-C1 Trust and only certain loan specific classes of Certificates will represent an interest therein. See “Description of the Mortgage Pool— The Whole Loans—Carolinas 7-Eleven Portfolio Whole Loan” in the Preliminary Prospectus.

The relationship between the holders of the Carolinas 7-Eleven Portfolio Whole Loan will be governed by a co-lender and intercreditor agreements as described under “Description of the Mortgage Pool—The Whole Loans— Carolinas 7-Eleven Portfolio Whole Loan” in the Preliminary Prospectus.

Total Debt Summary(1)
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Pooled Component (Note A)	$40,000,000	$40,000,000	DBGS 2018-C1	Yes
Non-Pooled Component (Note B)	$35,000,000	$35,000,000	DBGS 2018-C1	No
Whole Loan	$75,000,000	$75,000,000
Mezzanine Loan	$25,000,000	$25,000,000	Waterfall Asset Management
Total Debt	$100,000,000	$100,000,000
(1)	The holders of the controlling class of loan specific Certificates relating to the Non-Pooled Component will appoint the loan-specific directing holder with respect to the Carolinas 7-Eleven Portfolio Whole Loan. The loan-specific directing holder will have certain control and consent rights with respect to the Carolinas 7-Eleven Portfolio Whole Loan as described in the Preliminary Prospectus. See “Description of the Mortgage Pool – The Whole Loans – Carolinas 7-Eleven Portfolio Whole Loan” and “Pooling and Servicing Agreement – The Directing Holder” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

The Carolinas 7-Eleven Portfolio Whole Loan has a five-year interest only term and accrues interest at 4.1575% on the Pooled Component and 5.6457142857% on the Non-Pooled Component. The blended interest rate is 4.8520%. Loan proceeds were used to pay off prior debt of approximately $68.1 million, pay closing costs of approximately $1.7 million and return approximately $30.1 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of the Carolinas 7-Eleven Portfolio Properties of $122.2 million as of May 2018, the Cut-off Date LTV is 32.7%. The most recent prior financing of the Carolinas 7-Eleven Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount (Pooled Component)	$40,000,000	40.0%	Loan Payoff	$68,138,012	68.1%
Non-Pooled Component	35,000,000	35.0	Closing Costs	1,726,961	1.7
Mezzanine Loan	25,000,000	25.0	Return of Equity	30,135,026	30.1
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is Sam’s Investments VIII, LLC, a Delaware limited liability company structured to be a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. The borrower sponsor and nonrecourse carve-out guarantor is Sam’s Investments VII, LLC, a Delaware limited liability company, which controls the borrower. Sami Nafisi is the non-member manager of both the borrower and the borrower sponsor.

Mr. Nafisi is an experienced owner and operator of commercial net leased real estate. In addition to the Carolinas 7-Eleven Portfolio Properties, Mr. Nafisi owns Sam’s Xpress Car Wash and Sam’s Mart, which was founded in 1993 and operates 41 additional convenience stores, gasoline stations and car washes throughout the Southeast in North Carolina, South Carolina and Georgia.

The Properties. The Carolinas 7-Eleven Portfolio Properties consist of 33 single-tenant 7-Eleven convenience stores throughout the greater Charlotte MSA. Each individual Carolinas 7-Eleven Portfolio property is 100.0% leased on a separate lease to the 7-Eleven Tenant. The leases are structured as absolute NNN with the 7-Eleven Tenant responsible for the payment of taxes, insurance, utilities, maintenance and repairs. The 7-Eleven Tenant self manages all 33 locations. However, under the lease documents, 7-Eleven Tenant is responsible for reimbursing a third party management fee if put in place. The leases have a weighted average remaining term of 11.3 years, with no lease expiring in less than 8.2 years, which is 3.2 years beyond the loan’s maturity date. All of the Carolinas 7-Eleven Portfolio Properties, which were built between 1980 and 2014, have fuel pumps located on adjacent property owned by the 7-Eleven Tenant that anchor the convenience stores. In addition, 20 of the Carolinas 7-Eleven Portfolio Properties are anchored by car washes, representing 60.6% of the Carolinas 7-Eleven Portfolio. The 7-Eleven Tenant Leases are for the convenience stores only; however, the 7-Eleven Tenant owns and operates the gas station facilities (including underlying land).

Sole Tenant. The 7-Eleven Tenant is an American international chain of convenience stores that is headquartered out of Irving, Texas. Founded in 1927, 7-Eleven operated, franchised, and licensed approximately 66,600 stores in 17 countries across four continents as of mid-year 2018. North American 7-Eleven store sales from 2012 through 2017 have increased every year over the last six years. Both operating income and net income have increased over the time period, averaging annual gains of 11.1% and 20.8%, respectively.

With respect to each of Carolinas 7-Eleven Portfolio Properties, the 7-Eleven Tenant has a right of first refusal to purchase such Carolinas 7-Eleven Portfolio Property if a bona fide offer to purchase the premises acceptable to the borrower is received. If such offer covers multiple Carolinas 7-Eleven Portfolio Properties, the 7-Eleven Tenant’s option may be exercised only by agreeing to purchase all such related properties. In addition, 13 of the Carolinas 7-Eleven Portfolio Properties are subject to a repurchase right in favor of Exxon Mobil, a prior owner of such Carolinas 7-Eleven Portfolio Properties, in the event that a deed restriction prohibiting the use of such properties for residential use and prohibiting the change of the zoning of such properties to residential use is violated. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Environmental Matters. The Phase I environmental reports from May 2018 identified recognized environmental conditions at 31 of the 33 Carolinas 7-Eleven Portfolio Properties, and controlled recognized environmental conditions at 32 of the 33 Carolinas 7-Eleven Portfolio Properties. In addition, remediation efforts are being conducted associated with volatile organic compound (“VOC”) releases at 1120 West Sugar Creek Road (3.6% ALA) and 304 Unionville-Indian Trail Road West (2.0% of ALA). In addition, remediation effort are being conducted associated with petroleum or petroleum hydrocarbon environmental contamination from underground storage tanks place at 5455 Brookshire Boulevard (3.1% of ALA). With respect to several of the Carolinas 7-Eleven Properties, the Phase I recommended continued remediation or monitoring. The consultant concluded that the lender has no further investigation required on all 33 properties.

According to the existing 7-Eleven Leases with the 7-Eleven Tenant, the 7-Eleven Tenant provides an indemnity to the borrower with respect to environmental issues (contamination) stemming from the Carolinas 7-Eleven Portfolio Properties caused by the 7-Eleven Tenant or its agents, contractors, employees, franchisees or licensees. However, with respect to the property located at 1120 West Sugar Creek Road, Charlotte, North Carolina, the borrower is responsible under the related 7-Eleven Lease to remediate existing contamination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

Certain environmental conditions may be covered by applicable state funds for convenience store properties. The borrower is required to maintain good standing and eligibility, or to cause the 7-Eleven Tenant to maintain such good standing and eligibility, in all applicable state funds.

At origination, the borrower was required to purchase for the lender an environmental impairment liability form of insurance policy (“EIL”) with the lender, as the named insured. The providing insurer of the policy is Great American E&S Insurance Company. The EIL policy period is eight years (approximately three years beyond the loan maturity date) and the policy has limits of liability of $1,000,000 per incident and of $7,000,000 in the aggregate and a self-insured retention of $50,000 per incident (or for business interruption coverage, 3 days).

See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Carolinas 7-Eleven Portfolio Properties are located in the Charlotte MSA, which covers approximately 3,200 square miles, spans across two states, and is made up of seven counties in North Carolina as well as three counties in South Carolina. According to the appraisal, the Charlotte MSA’s relatively low cost of living has attracted residents and businesses from higher cost areas such as New York City, Atlanta and Washington D.C. Over the past few decades, Charlotte has evolved into a business center and was named in the top 10 for startup economies in 2017 according to industry reports. The Charlotte MSA population of approximately 2.5 million, grew at an average annual rate of 1.9% over the ten-year period between 2007 and 2017. By comparison, the population of the United States grew at an average rate of 0.8% per year.

Twenty-nine of the Carolinas 7-Eleven Portfolio Properties are located within Mecklenburg County, while the remaining four are situated along major highways just outside county lines. The Charlotte business association reported that businesses added more than 3,200 jobs and made more than $74.0 million in capital investments in the first quarter of 2018 in Mecklenburg County according to the appraisal.

Charlotte Retail Market: According to an industry report, the Charlotte retail market contained over 142.3 million sq. ft. in 348 buildings and reflected a 4.1% vacancy rate. Approximately 1.88 million sq. ft. of net positive absorption was reported over the last 12 months, narrowly outpacing the 1.86 million sq. ft. of new supply that was completed. The overall vacancy rate for the market has averaged 5.4% over the last five years. Since 2009, the overall reported vacancy declined from a high of 8.5% in 2009 to a low of 3.8% at the end of 2017.

Convenience Store Industry: The majority of the gas station/convenience store industry’s business is generated from consumers rather than commercial businesses. As a result, consumer spending plays a major role in determining the industry’s performance. Since 2003, in-store sales trends for the national convenience store/gas station industry over the last fifteen years have increased every year, increasing 16.9% in 2016 after a 15.8% growth in 2015. In addition, industry margins have averaged 32.6% and have not fallen below 30.8% since 2008. Additionally, the last three years in particular have shown strong results, as they represent the top three years of performance over the fifteen year time period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$6,758,140	$63.90
Credit Tenant Rent Steps(2)	186,126	$1.76
Value of Vacant Space	0	$0.00
Gross Potential Rent	$6,944,266	$65.66
Total Recoveries	209,235	$1.98
Less: Vacancy(3)	(178,838)	($1.69)
Effective Gross Income	$6,974,663	$65.94
Total Operating Expenses(4)	209,240	$1.98
Net Operating Income	$6,765,423	$63.96
TI/LC(5)	0	$0.00
Capital Expenditures(5)	0	$0.00
Net Cash Flow	$6,765,423	$63.96
(1)	Historical cash flows are not available since the Carolinas 7-Eleven Portfolio Properties are subject to a triple-net lease with the related sole tenant and, therefore, lack historical financial information.

(2)	U/W Base Rent includes average straight-line rent through the stated maturity date of the Carolinas 7-Eleven Portfolio Loan in September 2023.

(3)	The U/W Vacancy is 2.5%. The Carolinas 7-Eleven Portfolio Properties are 100.0% leased and occupied as of October 6, 2018.

(4)	Total Operating Expenses is comprised of a 3.0% management fee that is fully reimbursable under the 7-Eleven Lease.

(5)	The U/W TI/LC and Capital Expenditures amounts were not underwritten as these are the responsibility of the 7-Eleven Tenant under the NNN Carolinas 7-Eleven Leases.

Property Management. The Carolinas 7-Eleven Portfolio Properties are self-managed by the 7-Eleven Tenant.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in place cash management. At loan origination, the borrower instructed the 7-Eleven Tenant to remit all rents, revenues and receipts directly to the lockbox account controlled by the lender within one business day. Funds deposited into the lockbox account will be swept to a segregated cash management account under the control of the lender on a daily basis. Except during the continuance of an event of default, after payment of all required monthly payments under the Carolinas 7-Eleven Portfolio loan documents and prior to the occurrence of a Trigger Period (as defined below), any excess cash will be disbursed to the mezzanine lender. After the occurrence of a Trigger Period, the funds in the cash management account will be disbursed in accordance with the Carolinas 7-Eleven Portfolio loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default; (ii) a DSCR Period (as defined below), (iii) an event of default with respect to any mezzanine loan or (iv) a Major Tenant Sweep Trigger Period. A Trigger Period ends if, (A) with respect to a Trigger Period continuing pursuant to clause (i), when the event of default has been cured or (B) with respect to a Trigger Period continuing due to clause (ii), the DSCR Period has ended pursuant to the terms of the loan documents or (C) with respect to a Trigger Period continuing due to clause (iii), receipt by lender of a notice from the related mezzanine lender that the mezzanine event of default has been cured, or (D) with respect to a Trigger Period continuing due to clause (iv), such Major Tenant Sweep Trigger Period has ended as described below.

A “DSCR Period” commences if as of the last day of any calendar quarter during the term of the loan, the debt service coverage ratio, calculated in accordance with the loan documents, of either (A) the 7-Eleven Portfolio total debt or (B) the Pooled Component decreases below 1.05x or 1.60x, respectively and ends if such debt service coverage ratio is at least 1.05x or 1.60x, as applicable, for two consecutive calendar quarters.

A “Major Tenant Sweep Trigger Period” commences (a) upon the early termination, early cancellation or early surrender of any 7-Eleven Lease or upon the borrower’s receipt of notice by the 7-Eleven Tenant of its intent to effect an early termination, early cancellation or early surrender of any 7-Eleven Lease; (b) if tenants under nine or more 7-Eleven Leases (or any replacement lease in accordance with the loan documents) in the aggregate (x) cease operating its business (“goes dark”) at their leased premises, (y) sublease any portion of their leased premises or (z) assign any portion of their leased premises (while the 7-Eleven Tenant remains liable for all obligations under such lease) or if the 7-Eleven Tenant assigns all or any portion of its lease (and has been released from any obligations under such lease); (c) upon a monetary or material non-monetary default by the 7-Eleven Tenant beyond any applicable notice and cure period occurring under leases for more than two stores, (d) upon a bankruptcy or insolvency proceeding of the 7-Eleven Tenant or its parent or (e) upon a decline in the credit rating of the 7-Eleven Tenant (or its parent entity) below A- by at least two of the rating agencies (each, a “Major Tenant Sweep Event”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 8 Carolinas 7-Eleven Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 32.7% 4.01x 16.9%

A Major Tenant Sweep Trigger Period ends once the applicable Major Tenant Sweep Event has been cured or the space demised under the related 7-Eleven Lease(s) (or replacement lease in accordance with the loan documents) has been re-tenanted pursuant to one or more “qualified leases” as defined in the loan documents and, in lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments).

Initial and Ongoing Reserves.

Tax Reserve- The borrower is required to make monthly deposits equal to 1/12th of the annual taxes into a tax escrow, which requirement is waived so long as the Reserve Condition (as defined below) is in effect.

Insurance Reserve - The borrower is required to make monthly deposits equal to 1/12th of the annual insurance premiums into an insurance escrow, which requirement is waived with respect to any Carolinas 7-Eleven Portfolio Property (i) so long as the 7-Eleven Tenant is paying all related insurance premiums and the borrower provides evidence reasonably satisfactory that such insurance premiums have been paid or (ii) if such property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserve - The borrower is required to make monthly deposits of $2,204 into a replacement reserve, which requirement is waived so long as the Reserve Condition is in effect.

TI/LC Reserve - The borrower is required to make monthly deposits of $8,814 into the TI/LC reserve for tenant improvements and leasing commissions, which requirement is waived so long as the Reserve Condition is in effect.

A “Reserve Condition” means that all of the following are satisfied: (i) no Trigger Period exists, (ii) with respect to any 7-Eleven Lease, such 7-Eleven Lease is in full force and effect and is absolute NNN and (iii) with respect to any 7-Eleven Lease, in the event that the 7-Eleven Tenant is not a tenant under a 7-Eleven Lease all obligations of the tenant under such 7-Eleven Lease are guaranteed by the 7-Eleven Tenant, which guaranty remains in full force and effect.

Current Mezzanine or Subordinate Indebtedness. The Carolinas 7-Eleven Portfolio Whole Loan is divided into a Pooled Component having a cut-off date balance of $40,000,000, accruing interest at a rate of 4.1575%, and a Non-Pooled Component having a cut-off date balance of $35,000,000 and accruing interest at a rate of 5.6457142857%. The blended interest rate is 4.8520%. The Non-Pooled Component will be an asset of the DBGS 2018-C1 trust but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the Non-Pooled Component will be available to make distributions in respect of loan specific classes of certificates only.

Concurrent with the Carolinas 7-Eleven Portfolio Loan, DBNY funded a $25,000,000 mezzanine loan (the “Carolinas 7-Eleven Portfolio Mezzanine Loan”) to Sam’s Investments IX, LLC (the “Carolinas 7-Eleven Portfolio Mezzanine Borrower”), a Delaware limited liability company owning 100.0% of the borrower under the Carolinas 7-Eleven Portfolio Loan. The Carolinas 7-Eleven Portfolio Mezzanine Loan, which was sold to a third party, accrues interest at a rate of 10.000% per annum and requires interest-only payments through the stated maturity date of September 6, 2023. The Carolinas 7-Eleven Portfolio Mezzanine Loan was sold to Waterfall Asset Management.The rights of the lender of the Carolinas 7-Eleven Portfolio Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

CHICO'S
COACH
The Outlet Shoppes at El Paso
LOFT

BANANA REPUBLIC
FACTORY STORE

H&M

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	CBL & Associates Limited Partnership; Horizon Group Properties, Inc.
Borrower:	El Paso Outlet Center CMBS, LLC
Original Balance(1):	$39,000,000
Cut-off Date Balance(1):	$39,000,000
% by Initial UPB:	3.7%
Interest Rate(2):	5.1030%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	Amortizing Balloon
Additional Debt(1):	$36,000,000 Pari Passu Debt
Call Protection(3):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$1,753,312	$194,812
Insurance:	$0	Springing
Replacement:	$0	$7,217
TI/LC:	$155,637	$45,109

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$173
Balloon Balance / Sq. Ft.:	$141
Cut-off Date LTV(6):	58.9%
Balloon LTV(6):	48.0%
Underwritten NOI DSCR:	1.64x
Underwritten NCF DSCR:	1.51x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	9.9%
Underwritten NOI Debt Yield at Balloon:	13.1%
Underwritten NCF Debt Yield at Balloon:	12.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Canutillo, TX
Year Built / Renovated:	2007 / 2014
Total Sq. Ft.:	433,849
Property Management:	Horizon Group Properties, L.P.
Underwritten NOI(7):	$8,026,543
Underwritten NCF:	$7,397,462
Appraised Value(6):	$127,375,000
Appraisal Date:	July 27, 2018

Historical NOI
Most Recent NOI(7):	$9,084,767 (T-12 June 30, 2018)
2017 NOI:	$9,591,700 (December 31, 2017)
2016 NOI:	$9,450,862 (December 31, 2016)
2015 NOI:	$9,894,975 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(8):	92.6% (August 1, 2018)
2017 Occupancy:	99.3% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)
2015 Occupancy:	99.3% (December 31, 2015)
(1)	The Outlet Shoppes at El Paso Loan is part of a whole loan evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million. See “Whole Loan Summary” herein.

(2)	The Outlet Shoppes at El Paso Loan accrues interest on a 30/360 basis.

(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 6, 2018. Defeasance of the $75.0 million Outlet Shoppes at El Paso Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Outlet Shoppes at El Paso Whole Loan to be securitized and (ii) three years after the note date of September 10, 2018. The assumed lockout period of 24 payments is based on the expected DBGS 2018-C1 securitization closing date in October 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Outlet Shoppes at El Paso Whole Loan, which has an aggregate principal balance of $75.0 million.

(6)	The Appraised Value is adjusted to exclude the $3.8 million value for the Release Parcel (as defined below), which was not accounted for in the underwriting. Including the value for the Release Parcel, the “As is” appraised value is $131,175,000, resulting in a Cut-off Date LTV of 57.2% and a Balloon LTV of 46.7%. The Release Parcel may be released without payment of any consideration for the release.

(7)	The decline in Underwritten NOI compared to the Most Recent NOI is primarily driven by a decline in reimbursement income and reduced income from temporary tenants.

(8)	The Most Recent Occupancy of 92.6% was adjusted to exclude six temporary tenants and three tenants which are undergoing bankruptcy proceedings, including Vitamin World and rue 21, which are open for business and paying rent, and Toys R Us, which is dark and not paying rent). Including such tenants, in-place occupancy is 98.9%, which is in line with Historical Occupancy levels from 2015, 2016 and 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/ S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)(4)	% of Total U/W Base Rent(3)	Lease Expiration(5)	T-12 July 2018 Sales PSF	T-12 July 2018 Occupancy Cost

H&M(6)	NR/NR/NR	22,039	5.1%	(3)	(3)	1/31/2025	$202	(3)
Old Navy	NR/Baa2/BB+	16,872	3.9%	$15.50	3.0%	1/31/2023	$424	3.7%
Nike Factory Store	NR/A1/AA-	15,969	3.7%	$17.00	3.1%	10/31/2022	$1,036	1.6%
Gap Outlet	NR/Baa2/BB+	14,868	3.4%	$15.50	2.7%	1/31/2023	$292	5.3%
VF Outlet(7)	NR/A3/A	14,268	3.3%	$14.02	2.3%	1/31/2020	NAP	NAP
Polo Ralph Lauren(8)	NR/A2/A-	11,170	2.6%	(3)	(3)	8/31/2021	$347	(3)
Puma	NR/NR/NR	10,604	2.4%	$22.00	2.7%	10/31/2022	$249	8.8%
The North Face	NR/A3/A	10,178	2.3%	(3)	(3)	5/31/2021	$207	(3)
Banana Republic	NR/Baa2/BB+	9,565	2.2%	$15.50	1.7%	1/31/2023	$510	3.0%
Tommy Hilfiger	NR/NR/NR	8,759	2.0%	$24.00	2.4%	10/31/2022	$381	6.3%
Subtotal / Wtd. Avg.		134,292	31.0%	$17.11	17.9%
Remaining Tenants		267,369	61.6%	$27.68	82.1%
Subtotal / Wtd. Avg. Occupied		401,661	92.6%	$24.92	100.0%
Vacant Space(9)		32,188	7.4%
Total / Wtd. Avg.		433,849	100.0%

(1)	Based on the August 1, 2018 rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF, % of Total U/W Base Rent and T-12 July 2018 Occupancy Cost does not account for the percentage rent. Polo Ralph Lauren pays stepped percentage rent. In the initial term it pays 3% on sales up to $500 PSF, 2% on sales between $500 PSF and $1,000 PSF, and 1% on sales over $1,000 PSF. The North Face pays 8% of sales. H&M pays percentage rent of 7% of sales for the initial term, which steps to 7.5% of sales for all options.

(4)	Annual U/W Base Rent PSF includes rent steps through September 2019.

(5)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease). Approximately 70% of the tenants have co-tenancy clauses in their leases, generally triggered upon a fall in occupancy to 70-80% and/or loss of major tenants.

(6)	H&M has the right to terminate its lease starting January 2, 2021 through the end of 2025 with nine months’ notice. In addition, H&M has an ongoing right to terminate its lease, with 120 days’ notice, if gross sales in fiscal 2018 does not equal or exceed $400 PSF. H&M’s sales for the twelve month period ended July 2018 were $202 PSF.

(7)	A full year of sales and occupancy costs are not available for VF Outlet expansion space because the tenant initiated its lease in January 2018. VF Outlet has the right to terminate its lease at any time with 180 days’ notice.

(8)	Polo Ralph Lauren has the right to terminate its lease if sales are less than $500 PSF. Polo Ralph Lauren sales for the twelve month period ended July 2018 were $347 PSF.

(9)	Vacant Space includes six temporary tenants and three tenants which are undergoing bankruptcy proceedings, which account for 6.4% of Total % of Net Rentable Area Expiring.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	5	21,658	5.0%	21,658	5.0%	$18.57	4.6%	4.6%
2019	10	25,845	5.9%	47,503	10.9%	$20.87	4.7%	9.3%
2020	10	44,057	10.2%	91,560	21.1%	$20.12	10.2%	19.6%
2021	13	60,311	13.9%	151,871	35.0%	$24.61	11.1%	30.6%
2022	15	70,921	16.3%	222,792	51.3%	$26.65	21.8%	52.4%
2023	15	90,477	20.9%	313,269	72.2%	$25.79	25.7%	78.1%
2024	8	35,064	8.1%	348,333	80.3%	$25.32	10.2%	88.4%
2025	4	27,280	6.3%	375,613	86.6%	$40.46	2.4%	90.8%
2026	3	6,923	1.6%	382,536	88.2%	$32.55	2.6%	93.4%
2027	4	16,617	3.8%	399,153	92.0%	$29.78	5.7%	99.1%
2028	1	2,508	0.6%	401,661	92.6%	$30.00	0.9%	100.0%
Thereafter	0	0	0.0%	401,661	92.6%	$0.00	0.0%	100.0%
Vacant(4)	NAP	32,188	7.4%	433,849	100.0%	NAP	NAP
Total / Wtd. Avg.	88	433,849	100.0%			$24.92	100.0%
(1)	Based on the August 1, 2018 rent roll.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(3)	U/W Base Rent PSF includes rent steps through September 2019, but does not account for the percentage rent.

(4)	Vacant includes six temporary tenants and three tenants which are undergoing bankruptcy proceedings, which account for 6.4% of Total Expiring Sq. Ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

The Loan. The Outlet Shoppes at El Paso loan (the “Outlet Shoppes at El Paso Loan”) has an outstanding principal balance as of the Cut-off Date of $39.0 million and is part of a $75.0 million whole loan (the “Outlet Shoppes at El Paso Whole Loan”) which is secured by a first mortgage lien on the borrower’s fee interest in a 433,849 sq. ft. retail outlet shopping center (“Outlet Shoppes at El Paso Property”) located in the city of Canutillo within the El Paso MSA in Texas. The Outlet Shoppes at El Paso Whole Loan is comprised of five pari passu notes with an aggregate principal balance as of the Cut-off Date of $75.0 million. Note A-1-A, with an outstanding principal balance as of the Cut-off Date of $39.0 million, is being contributed to the DBGS 2018-C1 Trust and constitutes the Outlet Shoppes at El Paso Loan, and the remaining notes are expected to be contributed to other securitization trusts, each as described below.

The relationship between the holders of the Outlet Shoppes at El Paso Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$39,000,000	$39,000,000	DBGS 2018-C1	Yes
A-1-B, A-2, A-3, A-4	$36,000,000	$36,000,000	DBNY	No
Total	$75,000,000	$75,000,000

The Outlet Shoppes at El Paso Whole Loan has a 10-year initial term and amortizes on a 30-year schedule. The Outlet Shoppes at El Paso Whole Loan accrues interest at a fixed annual rate equal to 5.1030% calculated on a 30/360 basis. The Outlet Shoppes at El Paso Whole Loan proceeds were used to pay off a $60.4 million loan from an affiliate on Phase I of the Outlet Shoppes at El Paso Property, (ii) refinance approximately $6.5 million of existing debt in connection with Phase II of the Outlet Shoppes at El Paso Property, (iii) fund approximately $1.9 million in reserves, (iv) pay closing costs of approximately $0.9 million and (v) return approximately $5.4 million to the borrower sponsors. Based on the appraised value of approximately $127.4 million as of July 27, 2018, which was adjusted to exclude the $3.8 million value for Release Parcel the Whole Loan Cut-off Date LTV is 58.9%. Including the $3.8 million value for the 2.45-acres of excess land results in a Cut-off Date LTV of 57.2%. The Release Parcel may be released without payment of any consideration for the release. See “Release of Property” herein. The most recent prior financing of the Outlet Shoppes at El Paso Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff (CBL)	$60,363,267	80.5%
			Loan Payoff (US Bank)	6,521,555	8.7%
			Reserves	1,908,949	2.5%
			Closing Costs	853,353	1.1%
			Return of Equity	5,352,875	7.1%
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

The Borrower / Sponsors. The borrower is El Paso Outlet Center CMBS, LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The loan sponsors and nonrecourse carveout guarantors are CBL & Associates Limited Partnership (“CBL”) and Horizon Group Properties, Inc. (“Horizon”) on a joint and several basis.

Horizon is an owner and developer of outlet shopping centers, including El Paso Outlet Center Property. Based in Rosemont, Illinois, Horizon was founded in 1998 and its portfolio includes outlet shopping centers in seven states and developer of a master planned community in Suburban Chicago. Collectively, Horizon’s executive team has over 150 years of combined shopping center experience.

CBL (NYSE: CBL) (BB+/Baa3/BBB- by Fitch/Moody’s/S&P) is a publicly traded real estate investment trust that was founded in 1993 and owns, develops, acquires, leases, manages and operates regional shopping malls, open-air and mixed-use centers, outlet centers, associated centers, community centers and office properties. As of December 31, 2017, CBL’s portfolio included 105 properties that are approximately 91.5% comprised of mall and retail assets. CBL properties are located across 26 states primarily in the southwestern and Midwestern United States and are approximately 93.2% occupied on average.

On September 5, 2017, the loan on Phase I of Outlet Shoppes at El Paso Property was refinanced by an affiliate of CBL. The $61.5 million prior loan was refinanced as part of the Outlet Shoppes at El Paso Whole Loan funding.

The Property. The Outlet Shoppes at El Paso Property is a 433,849 sq. ft. outlet shopping center that was developed across 51.48- acres by Horizon in 2007 and achieved stabilized occupancy of 98.3% as of year-end 2008. In 2014, Outlet Shoppes at El Paso expanded by 54,091 sq. ft. when Phase II was added. Outlet Shoppes at El Paso Property includes five ground leased pad sites and 0.28-acres of a separately platted expansion site and a 2.18-acre portion of the parking lot that is considered to be surplus land planned for additional development. See “Release of Property” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

As of August 1, 2018, the Outlet Shoppes at El Paso Property was 92.6% leased by 88 tenants including a combination of national discount and luxury brands combined with food and entertainment options, after adjusting occupancy to exclude six temporary tenants and three tenants which are undergoing bankruptcy proceedings, including Vitamin World and rue 21, which are open for business and paying rent, and Toys R Us, which is dark and not paying rent. Without such adjustments, the Outlet Shoppes at El Paso Property is 98.9% leased. Since opening in 2007, the Outlet Shoppes at El Paso Property has exhibited occupancy above 94.5% through 2017, with a 10-year average of 97.6%. The borrower sponsors renewed approximately 95% of the leases (comprising 65% of NRA) with expiration dates in 2017 and 2018. Similar to this renewal cycle, the borrower sponsors also renewed 85% of the expiring leases in 2012 and 2013 rollover years. Among all the tenants that renewed in 2017 and 2018, 57.9% exhibited rents higher than previous levels, while only 21.5% exhibited a negative leasing spread.

Historical and Current Occupancy(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	6/30/2018(2)
Occupancy	94.5%	95.4%	98.2%	99.6%	96.8%	100.0%	99.6%	99.3%	98.4%	99.3%	92.6%
(1)	Source: industry report

(2)	6/30/2018 Occupancy excludes six temporary tenants and three tenants which are undergoing bankruptcy proceedings. Occupancy including such tenants would be 98.9%.

Sales at the Outlet Shoppes at El Paso Property averaged $406 PSF for the tenants reporting sales, for the 12-month period ended July 2018, with such tenants accounting for approximately 94.0% of net rentable area. Sales for in-line tenants occupying less than 10,000 sq. ft. averaged $416 PSF, for the 12-month period ended July 2018, which is up 5.6% from 2017. Corresponding occupancy costs for these in-line tenants averaged 8.7%, which is on the low end of the 7.0% to 12.0% range for outlets centers, according to the appraisal.

The following table presents certain information relating to the historical in-line sales and occupancy costs at the Outlet Shoppes at El Paso Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)
	Sq. Ft.	2015	2016	2017	T-12 July 2018 Sales PSF	TTM July 2018 Occupancy Cost
Total In-Line >10,000 sq. ft.	115,968	$370	$366	$373	$376	4.1%
Total In-Line <10,000 sq. ft.	285,693	$417	$397	$394	$416	8.7%
Total In-Line <10,000 sq. ft. (excl. restaurants and jewelry)	272,337	$403	$384	$386	$408	8.4%
Food Court	6,164	$573	$536	$521	$509	19.2%
Total/Wtd. Avg. Tenants Reporting Sales	407,825	$406	$390	$390	$406	7.5%
(1)	Tenants accounting for approximately 94.0% of net rentable area report sales.

Environmental Matters. The Phase I environmental report, dated July 26, 2018, recommended no further action at the Outlet Shoppes at El Paso Property.

The Market. The Outlet Shoppes at El Paso Property, which is the only outlet shopping center within a 300-mile radius, is situated approximately 15 miles north of the US/Mexican border. The region is well served by various highways, including Interstate 10, which has an access road into the Outlet Shoppes at El Paso Property and US Highways 375, 178 and 54, all of which pass within ten miles of the Outlet Shoppes at El Paso Property and provide convenient access throughout the region.

El Paso’s location, at the junction of the western tip of Texas and southern part of New Mexico, and proximity to Mexico, creates a trade area of 2.5 million people according to the appraisal. The city has five international points of entry from Mexico into El Paso, with over 20 million crossings occurring annually, of which approximately 85% of the people crossing the border quote shopping/dining as their primary reason for visiting El Paso according to the appraisal. Additional demand generators for the Outlet Shoppes at El Paso Property include the Fort Bliss military base, which is located approximately 20 miles to the southeast and has an active-duty military and civilian personnel population of nearly 50,000. Ongoing development and investment in the area is expected to generate additional demand once completed. These include (1) an 1,800-acre Cimarron master planned community development that is underway directly across the interstate I-10 of the Outlet Shoppes at El Paso Property, with the current phase expected to add 850 houses, a 100,000 sq. ft. hospital with over 140 beds, in addition to the existing phases of the development to provide over 2,350 homes within a 1-mile radius and (2) a $650 million expansion of the William Beaumont Army Medical Center, located near the Fort Bliss army base expected to be completed by 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

Demographics(1)
Population	5 mile Radius	25 mile Radius	50 mile Radius	El Paso CBSA	Texas	United States
2017 Population	89,056	814,596	1,085,807	866,738	28,167,055	325,372,858
2017 Estimated # of Households	27,670	263,491	353,543	275,944	10,032,767	123,183,573
2017 Average Household Income	$80,676	$57,837	$57,679	$57,395	$80,418	$81,217
(1)	Source: Appraisal.

The appraiser considered five retail centers in El Paso as the competitive set for the Outlet Shoppes at El Paso Property. With the exception of Cielo Vista Mall, which contains the area’s only Apple store, the competitive properties are Class B enclosed malls or power centers.

Directly Competitive Shopping Centers(1)
Property	Sub-type	Anchor Tenants	Rentable Area (sq. ft.)	Sales PSF	Year Built / Renovated	Distance From Property (Miles)
Outlet Shoppes at El Paso Property	Outlet Center	NAP(2)	433,849(2)	$406(2)	2007/ 2014	N/A
West Towne Marketplace	Power Center	Walmart, Cabela’s, Flix Cinema, TJ Maxx/Home Goods	475,359	N/A	2017	1.4
Sunland Park Mall	Super regional Center/Mall	Dillard’s, Sears, Cinemark, Star Western	927,703	$257	1988	8.4
Bassett Place	Regional Center	Costco, Target, Kohl’s, Dave & Buster’s, IMAX	730,711	$315	1962 / 2004-2015	19.0
Cielo Vista Mall	Super regional Center/Mall	Dillard’s, Macy’s, JCPenney, Sears, Cinemark	1,245,292	$620	1982 / 2005	21.1
The Fountains at Farah	Lifestyle Center	Nordstrom Rack, TJ Maxx/Home Goods, Dick’s Sporting Goods, West Elm	610,974	$330	2013	22.3
(1)	Source: Appraisal.

(2)	Based on the August 1, 2018 rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 6/30/2018(1)	U/W(1)	U/W PSF
Base Rent(2)	$8,717,935	$8,731,722	$8,792,731	$8,879,778	$8,671,616	$19.99
Potential Income from Vacant Space	0	0	0	0	501,895	$1.16
Rent Steps(3)	0	0	0	0	48,515	$0.11
Total Reimbursement Revenue	5,767,284	5,547,422	5,632,289	5,191,263	4,544,276	$10.47
Specialty Leasing Income	461,328	462,566	524,506	557,737	441,177	$1.02
Percentage Rent	1,438,074	1,436,609	1,381,864	1,367,123	1,436,059	$3.31
Other Income	121,116	125,578	246,282	91,573	69,600	$0.16
Less: Vacancy and Credit Loss(4)	0	0	0	0	(694,410)	($1.60)
Effective Gross Income	$16,505,737	$16,303,897	$16,577,672	$16,087,474	$15,018,727	$34.62
Total Expenses	6,610,762	6,853,035	6,985,972	7,002,706	6,992,184	$16.12
Net Operating Income	$9,894,975	$9,450,862	$9,591,700	$9,084,767	$8,026,543	$18.50
TI/LC	0	0	0	0	542,311	$1.25
Capital Expenditures	0	0	0	0	86,770	$0.20
Net Cash Flow	$9,894,975	$9,450,862	$9,591,700	$9,084,767	$7,397,462	$17.05
(1)	The decline in U/W Base Rent from T-12 6/30/2018 is primarily driven by a decline in reimbursement income and reduced income from temporary tenants.

(2)	The U/W Base Rent was based on the August 1, 2018 rent roll, excluding rent from tenants which are undergoing bankruptcy proceedings (Toys R Us, Vitamin World and rue 21).

(3)	Contractual rent steps were underwritten through September 2019.

(4)	Vacancy and Credit Loss is underwritten at 5.0%.

Property Management. The Outlet Shoppes at El Paso Property is currently managed by Horizon Group Properties, L.P., an affiliate of the borrower.

Lockbox / Cash Management. The Outlet Shoppes at El Paso Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be deposited directly into the lockbox account. Provided no Trigger Period has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the borrower. In the event a Trigger Period has commenced and is continuing, all funds in the lockbox account are required to be swept daily into a cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 9 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 58.9% 1.51x 10.7%

management account controlled by the lender, and applied by the lender to payments of taxes, insurance, debt service, capital expenditure reserves, rollover reserves, operating expenses and any remaining funds in the cash management account are required to be released to the borrower only to the extent necessary to reimburse the borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account are required to be held by the lender as additional collateral for the Outlet Shoppes at El Paso Whole Loan. In the event any event of default has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion.

A “Trigger Period” commences upon the occurrence of (i) an event of default under the loan agreement, or (ii) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four calendar quarters) for the Outlet Shoppes at El Paso Whole Loan falls below 1.20x for two consecutive quarters (a “DSCR Trigger Event”). A Trigger Period ends if (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default has been cured or (B) with respect to a Trigger Period continuing due to clause (ii), the debt service coverage ratio is at least 1.25x for two consecutive quarters.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrowers deposited $1,753,312 into a real estate tax reserve account. On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12 of annual real estate taxes, which is initially estimated to be $194,812.

Insurance Reserve. Insurance escrows are waived so long as the Outlet Shoppes at El Paso Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserve. On a monthly basis, the borrower is required to deposit approximately $7,217 into a replacement reserve account.

Rollover Reserve. At loan origination, the borrower deposited approximately $155,637 for outstanding tenant improvements and leasing commissions relating to nine new and renewal leases. On a monthly basis, the borrower is required to deposit approximately $45,109 for TI/LC reserves, subject to a cap of approximately $1,082,609.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Release of Property. The Outlet Shoppes at El Paso Property includes two land parcels totaling 2.45-acres of the parking lot (collectively the “Release Parcel”). The first parcel is a 0.28-acre parcel that is located adjacent to Puma. The borrower sponsor has outlined plans to add up to three restaurant options in this space. The second parcel is a 2.18-acre portion of the parking lot within the Phase II tract. The borrower sponsor has anecdotally outlined their plan for development on this parcel with tentative plans for a hotel development and further retail experience amenities.

The borrower may obtain release of all or a portion of the Release Parcel from the lien of the Outlet Shoppes at El Paso Whole Loan, without payment of any consideration for the release, provided that (i) no event of default is continuing, (ii) the borrower shall continue to be a bankruptcy-remote special purpose entity after the release, (iii) the Release Parcel is a legally subdivided parcel from the remaining Outlet Shoppes at El Paso Property and is on a separate tax lot, (iv) the conveyance of the Release Parcel does not adversely affect the use or operation of the remaining Outlet Shoppes at El Paso Property, (v) the loan-to-value ratio of the Outlet Shoppes at El Paso Whole Loan allows the Outlet Shoppes at El Paso Property to comply with REMIC requirements and (vi) the borrower provides to the lender an updated zoning report, an easement agreement between borrower and the Release Parcel owner, an anti-poaching agreement between the borrower and the Release Parcel owner and all necessary release documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(12):	A/BBBsf
Borrower Sponsors(2):	Prime Property Fund II, L.P.; C M Golden Gate, Inc.; Oakhill Gateway Partners, L.P.
Borrower:	Golden Gateway Center SPE, LLC
Original Balance(3):	$37,500,000
Cut-off Date Balance(3):	$37,500,000
% by Initial UPB:	3.5%
Interest Rate(4):	3.7218181818%
Payment Date:	6th of each month
First Payment Date:	May 6, 2018
Maturity Date:	April 6, 2028
Amortization:	Interest Only
Additional Debt(3):	$292,500,000 Pari Passu Senior Debt $220,000,000 Subordinate Debt
Call Protection(5):	L(11), YM1(19), DorYM1(83), O(7)
Lockbox / Cash Management(6):	Soft (Residential); Hard (Commercial) / Springing

Reserves(7)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing

Financial Information
	Senior Notes(8)	Whole Loan(9)

Cut-off Date Balance / Unit(10):	$263,158	$438,596
Balloon Balance / Unit(10):	$263,158	$438,596
Cut-off Date LTV:	38.0%	63.3%
Balloon LTV:	38.0%	63.3%
Underwritten NOI DSCR:	3.00x	1.63x
Underwritten NCF DSCR:	2.98x	1.61x
Underwritten NOI Debt Yield:	11.3%	6.8%
Underwritten NCF Debt Yield:	11.2%	6.7%
Underwritten NOI Debt Yield at Balloon:	11.3%	6.8%
Underwritten NCF Debt Yield at Balloon:	11.2%	6.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type(10):	High Rise Multifamily
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1965-1967 / 2010-2018
Total Units(10):	1,254
Total Commercial Units (sq. ft.)(10):	61,989
Property Management:	Golden Management, Inc.
Underwritten NOI:	$37,417,049
Underwritten NCF:	$37,103,549
Appraised Value:	$868,800,000
Appraisal Date:	February 1, 2018

Historical NOI
Most Recent NOI:	$37,784,429 (T-12 July 31, 2018)
2017 NOI:	$37,344,275 (December 31, 2017)
2016 NOI:	$37,666,095 (December 31, 2016)
2015 NOI:	$36,828,305 (December 31, 2015)

Historical Occupancy(11)
Most Recent Occupancy:	93.9% (June 30, 2018)
2017 Occupancy:	94.8% (December 31, 2017)
2016 Occupancy:	95.8% (December 31, 2016)
2015 Occupancy:	97.1% (December 31, 2015)
(1)	The Gateway Whole Loan was co-originated by DBNY (as defined below) and BANA (as defined below).

(2)	There is no non-recourse carve-out guarantor for The Gateway Whole Loan and no environmental indemnitor other than the borrower.

(3)	The Original Balance and Cut-off Date Balance of $37.5 million represents the senior notes A-1-A2, A-1-A5 and A-1-A6, which, together with the remaining pari passu senior notes with an aggregate original principal balance of $330.0 million and the subordinate notes with an aggregate original principal balance of $220.0 million, comprise The Gateway Whole Loan with an aggregate original principal balance of $550.0 million. For additional information regarding the pari passu senior notes and the subordinate notes, see “The Loan” herein.

(4)	Interest Rate reflects the interest rate with respect to The Gateway Senior Notes (as defined below). The interest rate on The Gateway B Notes (as defined below) is 4.50000% and on The Gateway C Notes (as defined below) is 4.93000%.

(5)	Prior to the open prepayment date of October 6, 2027, The Gateway Whole Loan (a) may be defeased (in whole but not in part) at any time after the earlier of (i) March 16, 2021, or (ii) two years from the closing date of the securitization that includes any promissory note that evidences all or any portion of The Gateway Whole Loan to be securitized (the assumed lockout period of 30 payments is based on the closing date of this transaction in October 2018) or (b) may be prepaid (in whole but not in part) on any business day on or after April 6, 2019 (the “Yield Maintenance Lockout Date”) subject to the payment of an amount equal to the greater of 1% of the amount prepaid or a yield maintenance amount.

(6)	See “Lockbox / Cash Management” herein.

(7)	See “Initial and Ongoing Reserves” herein.

(8)	Senior Notes DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the Senior Notes only, which have an aggregate principal balance of $330.0 million.

(9)	Whole Loan DSCR, LTV, Debt Yield and Balance / Unit calculations are based on The Gateway Whole Loan, with an aggregate principal balance of $550.0 million, which includes $220.0 million of subordinate notes.

(10)	The Gateway Property consists of 1,254 multifamily rental units within four high-rise towers and 58 two-story townhomes. In addition to the multifamily component, which contributed to 89.1% of the 2017 year end effective gross income, The Gateway Property contains 61,989 sq. ft. of ground floor commercial space with an additional 9,981 sq. ft. of management and leasing office space. The Cut-off Date Balance / Unit and Balloon Balance / Unit values are calculated based on the 1,254 apartments.

(11)	Historical Occupancy figures reflect the occupancy of the 1,254 apartments.

(12)	The Gateway Loan received a credit assessment of BBBsf by Fitch and A by DBRS. S&P confirmed that the Christiana Mall Loan exhibits credit characteristics that are consistent with investment grade credit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

The Loan. The Gateway loan (“The Gateway Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Class A multifamily complex containing 1,254 rent-controlled units within four high-rise towers and 58, two-story townhomes, together with the retail and other ancillary uses, located across three full city blocks and a park located on one full city block in San Francisco, California (the “The Gateway Property”). The Gateway Loan is evidenced by the non-controlling notes A-1-A2, A-1-A5 and A-1-A6 with an Original Balance and Cut-off Date Balance of $37.5 million. The Gateway Loan is part of a whole loan evidenced by 15 promissory notes: nine senior pari passu notes with an aggregate original principal balance of $330.0 million (“The Gateway Senior Notes”) four B notes with an aggregate original principal balance of $105.0 million (“The Gateway B Notes”), which are subordinate to The Gateway Senior Notes and two C notes with an aggregate original principal balance of $115.0 million (“The Gateway C Notes”), which are subordinate to both The Gateway Senior Notes and The Gateway B Notes (The Gateway B Notes and The Gateway C Notes, collectively, the “The Gateway Subordinate Notes” and, together with the Gateway Senior Notes, the “The Gateway Whole Loan”). Only The Gateway Loan will be included in the DBGS 2018-C1 mortgage trust and the table below summarizes the remaining promissory notes.

The relationship between the holders of The Gateway Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Loans and Mortgaged Properties — The Whole Loans — The AB Whole Loans — The Gateway Whole Loan in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A2, A-1-A5, A-1-A6	$37,500,000	$37,500,000	DBGS 2018-C1	No
A-1-A1	$120,000,000	$120,000,000	COMM 2018-HOME	Yes(1)
A-1-B	$50,000,000	$50,000,000	Benchmark 2018-B4	No
A-2-A	$27,500,000	$27,500,000	BANK 2018-BNK11	No
A-2-B	$55,000,000	$55,000,000	BANK 2018-BNK12	No
A-1-A3, A-1-A4	$40,000,000	$40,000,000	Cantor Commercial Real Estate Lending, L.P.	No
Total Senior Notes	$330,000,000	$330,000,000
B-1-A, B-2-A	$52,500,000	$52,500,000	Prima Mortgage Investment Trust, LLC	No
B-1-B, B-2-B	$52,500,000	$52,500,000	New York State Teachers’ Retirement System	No
C-1, C-2	$115,000,000	$115,000,000	Teachers Insurance and Annuity Association of America	Yes
Total Subordinate Notes	$220,000,000	$220,000000
Total	$550,000,000	$550,000,000
(1)	The Gateway Whole Loan is being serviced pursuant to the COMM 2018-HOME pooling and servicing agreement. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing with respect to The Gateway C Notes, the holder of a majority (by principal balance) of The Gateway C Notes will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan; however if a control appraisal period has occurred and is continuing with respect The Gateway C Notes but not with respect to The Gateway B Notes, the holder of a majority (by principal balance) of The Gateway B Notes will be the controlling holder with the rights described above. If a control appraisal period has occurred and is continuing with respect to all subordinate notes, the holder of Note A-1-A1 will be the controlling noteholder with the rights described in the preceding sentence, which rights may be exercised by the controlling class certificate holder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the COMM 2018-HOME pooling and servicing agreement).

The Gateway Whole Loan, which was co-originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) and Bank of America, N.A. (“BANA”), has a 10-year term and requires monthly payments of interest only for the entire term of the loan. The Gateway Whole Loan accrues interest at a fixed rate equal to approximately 4.1230%, with the Gateway Senior Notes accruing interest at a fixed rate equal to 3.7218181818%. The Gateway Whole Loan proceeds were used to refinance existing debt of approximately $337.9 million, pay closing costs of approximately $3.4 million and return approximately $208.7 million in equity to the borrower sponsors. Based on the “As is” appraised value of $868.8 million as of February 1, 2018, the Cut-off Date LTV for the Gateway Senior Notes is 38.0% and for The Gateway Whole Loan is 63.3%. The most recent prior financing of The Gateway Property was included in the FREMF Mortgage Trust 2013-K33 and FREMF Mortgage Trust 2013-K34 securitizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$330,000,000	60.0%	Loan Payoff	$337,917,797	61.4%
Subordinate Notes	220,000,000	40.0%	Closing Costs	3,386,930	0.6%
			Return of Equity	208,695,272	37.9%
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is Golden Gateway Center SPE, LLC, a single purpose Delaware limited liability company with two independent directors. The borrower is indirectly owned by three general partners: Prime Property Fund II, L.P., an entity of the Prime Group; C M Golden Gate, Inc., an entity of C M Capital Corporation; and Oakhill Gateway Partners, L.P., an entity of Oak Hill Investments, Inc., each owning approximately 23.9% of the borrower, and a group of limited partners with no individual limited partner owning more than approximately 13.8%. There is no non-recourse carve-out guarantor for The Gateway Whole Loan and no environmental indemnitor other than the borrower.

The Prime Group is a real estate platform that finances assets nationwide. Its subsidiary, Prime Residential, is a large owner of multifamily rental communities with more than 14,000 residential units in its portfolio. C M Capital Corporation is based in Palo Alto, CA, and is an investor in real estate and alternative asset classes. Oak Hill Investments acts as managing general partner of the related borrower sponsor and has served in this capacity since 1992, overseeing day-to-day operations of The Gateway Property.

The Property. The Gateway Property is a Class A residential community located on approximately 7.74 acres that encompasses four full city blocks in San Francisco, California, at the gateway to San Francisco’s Financial District. The Gateway Property collectively features 1,254 rent-controlled multifamily units contained within four, 22- and 25-story towers and 58, two-story townhomes. The Gateway Property also features 61,989 sq. ft. of ground floor commercial space, including a grocery store, a health club and a bank branch, which further support the amenity base to the residential tenants as well as non-resident walking traffic. In addition, The Gateway Property features a dedicated park known as Sydney G. Walton Square (“Park Parcel”), which occupies a full city block and is connected to the main portion of The Gateway Property via a sky bridge. The Park Parcel does not generate income, however it does serve as an amenity and benefits The Gateway Property by proximity and access. Additionally, The Gateway Property offers 886 spaces within the subterranean parking garage in the basements and the two levels of parking at or above grade resulting in a parking ratio of 0.69 spaces per unit.

The Gateway Property was constructed in two phases from 1965 to 1967. Between 2010 and 2018, the ownership invested approximately $21.5 million ($17,158 per unit) on exterior, common areas and interior unit renovations, including boiler systems, low-flow toilets, elevator upgrades, corridor upgrades, garage fans and lighting, trash chute replacements and select unit renovations. The $21.5 million investment includes $15,000 per unit on non-renovated units as they roll over.

Multifamily: The Gateway Property multifamily component contributed approximately 89.1% of the 2017 year end effective gross income and was 93.9% leased as of June 30, 2018 at a weighted average monthly rent of $2,992 per unit. The Gateway Property has averaged 96.1% occupancy over the last 15 years.

All 1,254 units within The Gateway Property multifamily component are subject to San Francisco’s rent control ordinance, which limits the rental increase a landlord can charge an existing tenant to 60% of the annual increase in the Consumer Price Index for all urban consumers in the San Francisco Oakland-San Jose region, and may not exceed a 7% increase in annual rent. San Francisco rent control ordinances do not extend rent-control protections to tenants who were not the original tenant, which means there are no “succession rights” as in many other rent-controlled markets like New York City. Once a unit turns over, it may be rented at the prevailing market rents for that unit, with the same limited future rent increases. According to the appraisal, the in-place rent of $3,023 per unit is 13.1% lower than the appraiser’s concluded market rents of $3,478. The Gateway Property exhibited approximately 4.0% average revenue growth per year since 2003.

The Gateway Property units offer a variety of living options in four high-rise residential towers and 58 two-story townhome units. Every unit features a balcony or patio space and a majority of the units have unobstructed, city and water views. In addition, The Gateway Property offers its tenants controlled access, on-site maintenance and property manager, a doorman, 24-hour patrol, storage space, a courtyard/sundeck, parking spaces as well as discounted access to the health club retail subtenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

Residential Unit Summary(1)
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (Sq. Ft.)	Average Monthly In-Place Rent per Unit	Average Monthly In-Place Rent PSF
Studio	391	380	97.2%	541	$2,477	$4.58
1BD/1BA	530	522	98.5%	718	$2,832	$3.94
2BD/1BA	159	152	95.6%	908	$3,501	$3.86
2BD/2BA	104	98	94.2%	972	$3,989	$4.10
2BD/2BA PH	4	4	100.0%	1,498	$6,132	$4.09
2BD/2.5BA TH	34	32	94.1%	1,396	$4,491	$3.22
3BD/2BA	4	4	100.0%	1,272	$4,386	$3.45
3BD/2BA PH	20	20	100.0%	1,701	$5,187	$3.05
3BD/2.5BA TH	4	4	100.0%	1,533	$7,552	$4.93
4BD/2.5BA TH	4	4	100.0%	1,761	$6,366	$3.62
Total/Wtd. Avg.	1,254	1,220	93.9%(2)	752	$3,023	$4.03
(1)	Source: Appraisal.

(2)	Based on the June 30, 2018 rent roll.

Commercial: The Gateway Property commercial component contributed approximately 4.0% of the 2017 year end effective gross income and was 88.6% leased to 14 tenants (excluding management office space) at a weighted average base rent of $34.29 PSF as of February 7, 2018. The 17,630 sq. ft. Safeway Stores, Inc. space, which comprises 24.5% of the commercial net rentable area, is the Financial District’s only full service grocery store. In addition to notable national tenants such as Bank of America, Baskin Robbins and Starbucks, The Gateway Property commercial component also includes smaller tenants such as a dentist’s office, cleaners and beauty salon, among others.

Commercial Tenant Summary(1)
	Ratings	Net Rentable	% of Net	U/W Commercial	% of Commercial	Lease
Tenant	(Fitch/Moody’s/S&P)(2)	Area (Sq. Ft.)	Rentable Area	Base Rent PSF	U/W Base Rent	Expiration
Safeway Stores, Inc.	NR/NR/NR	17,630	24.5%	$15.25	14.3%	5/11/2020
GGC SPE and GGC Bay Club	NR/NR/NR	7,355	10.2%	$76.48	29.8%	11/30/2032
Bank of America NT & SA	A/A3/A-	6,564	9.1%	$45.58	15.9%	4/11/2022
42nd Street Moon(2)	NR/NR/NR	4,500	6.3%	$20.67	4.9%	7/5/2018
HMS Associates	NR/NR/NR	3,190	4.4%	$40.00	6.8%	12/31/2019
Subtotal / Wtd. Avg.		39,239	54.5%	$34.44	71.6%
Remaining Tenants(3)		25,682	35.7%	$34.07	28.4%
Total / Wtd. Avg. Occupied		64,921	90.2%	$34.29	100.0%
Vacant		7,049	9.8%
Total / Wtd. Avg.		71,970	100.0%

(1)	Based on the commercial underwritten rent roll dated February 7, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease. 42nd Street Moon tenant is in occupancy on a month to month basis.

(3)	Remaining Tenants includes 9,981 sq. ft. of management office space. The management space does not contribute to the total annual U/W Base Rent.

Environmental Matters. The Phase I environmental reports dated February 14, 2018, did not identify any recognized environmental conditions and recommended no further action at The Gateway Property.

The Market. The Gateway Property neighborhood in San Francisco includes a mix of office and residential uses, with some ground floor retail uses. The Gateway Property is just north of the dense office development in the Financial District that serves as the city’s central business district and is walkable to San Francisco’s top employers and adjacent to the streets of Jackson Square. The Gateway Property also benefits from access to numerous public transportation alternatives, including BART (the Bay Area Rapid Transit), MUNI Metro, AC Transit, and CalTrain. According to the appraiser, the estimated 2017 population and median annual household income within a three-mile radius of the subject are 342,432 and $77,435, respectively.

Multifamily: The Gateway Property is located in the Russian Hill / Embarcadero submarket within the greater San Francisco multifamily market. The 9,853-unit submarket exhibited a vacancy rate of 4.3% and an average asking rent of $3,313 per month as of fourth quarter 2017, according to the appraisal. The appraisal also identified eight comparable multifamily buildings ranging from 226 units to 1,114 units with an average unit size of 750 sq. ft. The comparables have a weighted average in place rent of $3,515 per month. By comparison, the recently achieved market rent at The Gateway Property is $3,023 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

Comparable Rental Properties
Property	Address	Distance (miles)	Year Built / Renovated	# Units	Occupancy	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
The Gateway Property	Various	N/A	1965 – 1967 / 2010 – 2018	1,254	93.9%(1)	750	$2,992(2)	$47.97(2)
Appraisal Comparables
Filmore Center	1475 Fillmore Street	2.0 W	1989	1,114	97.0%	753	$3,123	$49.80
Rincon Green Apartments	333 Harrison Street	0.7 S	2013	326	97.0%	598	$3,459	$69.36
Carmel Rincon	88 Howard Street	0.3 S	1989	320	94.0%	711	$3,869	$65.28
388 Beale Apartments	388 Beale Street	0.7 S	2000	226	95.0%	1,111	$4,850	$52.32
Bayside Village	580 Beale Street	1.0 S	1988	862	97.0%	767	$3,357	$52.44
Soma Square	1 St. Francis Place	0.9 S	1985	410	97.0%	787	$3,834	$58.44
The Paramount	680 Mission Street	0.7 S	2001	486	97.0%	797	$4,450	$66.96
NorthPoint	2211 Stockton Street	1.0 N	1967	514	99.0%	672	$2,716	$48.48
Market Research Comparables
Jasper	45 Lansing Street	0.9 S	2015	319	95%	998	$5,037	$60.60
340 Fremont	340 Fremont Street	0.8 S	2016	348	99%	850	$4,466	$63.12
399 Fremont	399 Fremont Street	0.9 S	2016	447	96%	830	$4,409	$63.72
Solaire	299 Fremont Street	0.7 S	2016	408	92%	706	$3,690	$62.64

(1)	Based on the June 30, 2018 rent roll.

(2)	Based on the underwritten multifamily rent roll dated January 25, 2018.

Retail: The Gateway Property is located in the San Francisco Downtown North Retail Submarket within the greater San Francisco retail market. According to the appraisal, the 2,926,371 sq. ft. retail submarket had a vacancy rate of 6.1% in the fourth quarter of 2017 with average asking rents of $55.83 PSF (NNN) up from $55.33 in the third quarter of 2017. The appraisal identified seven comparable retail properties with 12 leases which commenced in between the fourth quarter of 2015 and first quarter of 2018 in San Francisco, California. The annual rent PSF ranged from $31.00 to $53.00 on a modified gross basis for a weighted average annual rent PSF of $39.74.

Commercial Lease Comparables(1)
Property Address	Tenant	Lease Date	Term (years)	Total Sq. Ft.	Annual Rent PSF
The Gateway Property	Various	Various	2.7(2)	54,340(2)	$43.34(2)
727-729 Washington	Listing	1Q 2018	5.0	2,000	$42.00
900 Folsom	Zen Dental Vitality Bowls Les Gourmands Contraband Coffee	4Q 2017 4Q 2017 2Q 2017 4Q 2016	10.0 10.0 10.0 7.0	1,331 813 1,465 966	$43.00 $36.00 $40.00 $45.00
735 Montgomery Street	Magic Sky USA, Inc. BodyFI	2Q 2017 4Q 2015	3.0 10.0	2,461 4,300	$40.00 $31.00
881 Post Street	Milk Bean Café	4Q 2017	5.0	898	$40.80
1346 Polk Street	Ministry Pub	2Q 2017	5.0	1,800	$39.00
87-99 6th Street	Dental clinic Vitality Bowls	2Q 2017 3Q 2017	5.0 10.0	1,300 813	$42.00 $36.00
200 Montgomery	Café Venue	4Q 2015	10.0	1,967	$53.00
(1)	Source: Appraisal.

(2)	Based on the underwritten commercial rent roll dated February 7, 2018, excluding the Safeway Stores, Inc. grocery tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

The appraisal also identified four comparable grocery store leases which commenced between the second quarter of 2014 and the second quarter of 2017. The annual rent PSF ranged from $30.76 to $56.00 for a weighted average annual rent of $34.77 PSF.

Grocery Store Lease Comparables(1)
Property Address	Tenant	Lease Date	Term (years)	Total Sq. Ft.		Annual Rent PSF
The Gateway Property	Safeway Stores, Inc.		4.1 (2)	17,630	(2)	$15.25 (2)
1425 Sansome Street	RJ’s Market	3Q 2016	10.0	4,098		$34.00
555 Fulton Street	New Leaf Grocery	2Q 2017	20.0	26,168		$31.00
1600 Jackson	Target	2Q 2015	20.0	38,090		$30.76
2435 California Street	Mollie Stone	2Q 2014	15.0	12,000		$56.00
(1)	Source: Appraisal.

(2)	Based on the underwritten commercial rent roll dated February 7, 2018.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013	2014	2015	2016	2017	T-12 7/31/2018	U/W	U/W per Unit(2)
Base Rent	$37,937,500(3)	$41,175,884	$43,308,092	$44,970,891	$45,503,069	$46,030,763	$46,030,763	$36,707
Net Commercial Income	1,800,200	1,871,377	2,004,157	2,023,910	1,935,551	1,950,235	1,950,235	$27.10
Parking	1,964,400	2,019,443	2,038,759	2,002,455	1,898,201	1,849,472	1,849,472	$1,475
Other Income(4)	1,204,100	1,254,913	1,393,330	1,376,571	1,415,608	1,336,155	1,336,155	$1,066
Less: Vacancy, Bad Debt & Concessions(5)	96,500	1,618,919	1,524,918	2,101,397	2,524,821	2,417,251	2,417,251	$1,928
Effective Gross Income	$42,809,700	$44,702,698	$47,219,420	$48,272,429	$48,227,609	$48,749,375	$48,749,375	$38,875

Total Operating Expenses	10,274,300	10,237,030	10,391,115	10,606,334	10,883,334	10,964,946	11,332,325	$9,037
Net Operating Income	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,784,429	$37,417,049	$29,838

Capital Reserve	0	0	0	0	0	0	313,500	$250
Net Cash Flow	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,784,429	$37,103,549	$29,588

(1)	Based on rent roll dated June 30, 2018.

(2)	U/W per Unit reflects the amount per residential unit per month, with the exception of Net Commercial Income, which is calculated PSF.

(3)	2013 Base Rent is shown net of vacancy. Vacancy in 2013 was 2.6%.

(4)	Other Income includes Ratio Utility Billing System (RUBS), full service apartment fees and other income fees.

(5)	U/W Vacancy, Bad Debt & Concessions for the residential component represent 5.0% of U/W Base Rent, which is higher than the 3.3% in-place vacancy and the 4.3% submarket vacancy as of the fourth quarter of 2017.

Property Management. The Gateway Property is managed by Golden Management, Inc., an affiliate of the borrower sponsors.

Lockbox / Cash Management. The Gateway Whole Loan is structured with a soft lockbox for rents received from tenants (except for two non-residential tenants who wire rent directly to the clearing account) and springing cash management. With respect to commercial tenants who wire their rent, tenant direction letters were sent to such tenants, instructing tenants to deposit rents directly into the clearing account. All rents and other gross revenue from The Gateway Property are required to be deposited by the borrower or the property manager into a clearing account within two business days of receipt. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower’s operating account. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account are required to be swept daily into a lender-controlled deposit account and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence of an event of default and will end if the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing).

Initial and Ongoing Reserves.

Tax Reserve. The borrower is not required to make monthly deposits into the tax reserve account, so long as no Trigger Period has occurred and is continuing. Upon the occurrence and continuance of a Trigger Period, the borrower will be required to deposit, on a monthly basis, 1/12 of the annual estimated real estate taxes into the tax reserve account.

Insurance Reserve. The borrower is not required to make monthly deposits into the insurance reserve account, so long as no Trigger Period has occurred and is continuing. Upon the occurrence and continuance of a Trigger Period, the borrower will be required to deposit, on a monthly basis, 1/12 of the annual estimated insurance premiums into the insurance reserve account, unless an acceptable blanket insurance policy is in place. In addition, The Gateway loan documents do not require ongoing monthly escrows for insurance premiums

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 10 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 38.0% 2.98x 11.3%

as long as the borrower provides the lender with evidence that The Gateway Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Replacement Reserve. The borrower is not required to make monthly deposits into the replacement reserve account, so long as no Trigger Period has occurred and is continuing. Upon the occurrence and continuance of a Trigger Period, The borrower will be required to deposit, on a monthly basis, an amount equal to 1/12 of the estimated amount required for annual capital expenditures.

Current Mezzanine or Subordinate Indebtedness. The Gateway Whole Loan includes six of The Gateway Subordinate Notes, including the four Gateway B Notes with an aggregate original principal balance of $105.0 million and the two Gateway C Notes with an aggregate original principal balance of $115.0 million, which are coterminous with The Gateway Senior Notes and which have been sold to institutional investors as described under the table “Whole Loan Summary” herein. The Gateway B Notes accrue interest at the rate of 4.500000%, while The Gateway C Notes accrue interest at the rate of 4.930000%. The Gateway Senior Notes are generally senior in right of payment to The Gateway B Notes and The Gateway B Notes are generally senior in right of payment of The Gateway C Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various El Paso, TX	Collateral Asset Summary – Loan No. 11 SL4 El Paso Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 61.7% 2.40x 11.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitialization
Borrower Sponsor:	Stonelake Opportunity Partners IV, L.P.
Borrower:	SL4 EP Industrial, LP
Original Balance:	$37,000,000
Cut-off Date Balance:	$37,000,000
% by Initial UPB:	3.5%
Interest Rate:	4.31600%
Payment Date:	6th of each month
First Payment Date:	October 6, 2018
Maturity Date:	September 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection(1):	L(25), D(90), O(5)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$542,383	$60,265
Insurance(3):	$0	Springing
Replacement(4):	$0	Springing
TI/LC(5):	$100,000	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$36
Balloon Balance / Sq. Ft.:	$36
Cut-off Date LTV:	61.7%
Balloon LTV:	61.7%
Underwritten NOI DSCR:	2.56x
Underwritten NCF DSCR:	2.40x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	10.5%
Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Warehouse Industrial
Collateral:	Fee Simple
Location:	El Paso, TX
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	1,030,537
Property Management:	Stonelake Capital Partners, LLC
Underwritten NOI:	$4,143,324
Underwritten NCF:	$3,885,690
Appraised Value:	$59,920,000
Appraisal Date:	August 16, 2018

Historical NOI(6)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	90.5% (Various)(7)
2017 Occupancy:	81.7% (December 31, 2017)
2016 Occupancy:	70.9% (December 31, 2016)
2015 Occupancy:	71.6% (December 31, 2015)
(1)	On any business day after the defeasance lockout expiration date the borrower can obtain release of an individual property by defeasance of an amount equal to 115% of the allocated loan amount provided but not limited to: (i) the debt service coverage ratio (“DSCR”) after giving effect to such release is at least the greater of (x) 1.72x and (y) the DSCR immediately prior to such release; (ii) the loan-to-value (“LTV”) after giving effect to such release is no more than the lesser of (x) 61.7% and (y) the LTV immediately prior to such release.

(2)	In place cash management will be triggered upon the occurrence of (i) an event of default or (ii) the DSCR falling below 1.25x for two consecutive calendar quarters.

(3)	If a blanket insurance policy is no longer in place, on each monthly payment date, the borrower will be required to deposit 1/12 of the annual insurance premiums.

(4)	Monthly deposits of $8,588 into a relplacement reserve will be triggered upon the occurrence of (i) an event of default or (ii) the DSCR falling below 1.25x for two consecutive calendar quarters.

(5)	Monthly deposits of $25,763 will be triggered upon the occurrence of (i) an event of default or (ii) the DSCR falling below 1.25x for two consecutive calendar quarters.

(6)	Historical NOI information is not available because the SL4 Industrial Portfolio properties were owned by multiple unaffiliated third parties prior to 2018. The borrower sponsor acquired the SL4 El Paso Industrial Portfolio properties over a one year period between spring 2017 and summer 2018.

(7)	SL5, SL7 and SL9 all are 100.0% occupied as of 10/6/2018. The remainder of the properties in the portfolio reflect occupancies as of 8/22/2018.

TRANSACTION HIGHLIGHTS

■	Property and Tenancy. The SL4 El Paso Industrial properties consist of ten, shallow-bay industrial warehouse buildings, which are located within a ten mile radius of each other in El Paso, Texas. The SL4 El Paso Industrial properties were built between 1969 and 2001 and feature average clear ceiling heights of 20 feet to 30 feet. The borrower sponsor replaced the roofs at nine of the ten buildings since 2015, and the remaining SL 6 building (11.9% of allocated loan amount) roof is original from its 1987 construction. The SL4 El Paso Industrial properties are 90.5% leased by 20 tenants and the three largest tenants have been in-place at their respective property at least since 2005 (approximately 13 years) and have an average remaining lease term of 4.7 years.

The borrower sponsor acquired the individual assets via multiple separate transactions between May 2017 and June 2018. Since acquisition, the borrower sponsor has invested over $4.1 million ($4.01 PSF) and increased occupancy to over 90.0%.

■	Market. The SL4 El Paso Industrial properties are situated in proximity to the US/Mexico border, with the building furthest from the border approximately 14.0 miles northeast, along Interstate-10 and Loop 375, which are facilitators to international trade with Mexico and to a lesser extent Asia. Asian markets have begun shipping goods to ports along the west coast of Mexico, transporting them by truck to the North Central Mexico border area and beyond in order to bypass the California ports. The SL4 El Paso Industrial properties are located in the El Paso industrial market which reported an average occupancy rate of 92.1% as of the second quarter 2018.

■	Borrower Sponsor. The nonrecourse carve-out guarantor and borrower sponsor is Stonelake Opportunity Partners IV, L.P. (“Stonelake”), a Delaware limited liability company. Stonelake owns over $2.0 billion in real estate investments and has owned, is developing or has developed over 5,000 multifamily units, approximately 2.0 million sq. ft of office and approximately 7.5 million sq. ft. of industrial warehouses space. Stonelake manages institutional capital through discretionary private equity investment partnerships and counts among its investors college endowments, charitable foundations and hospital systems. Stonelake has raised $1.0 billion of equity across five private equity funds over the last 10-years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various Las Vegas, NV 89122	Collateral Asset Summary – Loan No. 12 River Valley MHC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.5% 1.21x 7.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Ross H. Partrich
Borrowers:	River Oaks MHC, LLC; Valley Vista MHC, LLC
Original Balance:	$36,000,000
Cut-off Date Balance:	$36,000,000
% by Initial UPB:	3.4%
Interest Rate:	4.91000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only for first 36 months, 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection(2):	L(26), D(90), O(4)
Lockbox / Cash Management(3):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$28,215	$14,108
Insurance(4):	$0	Springing
Replacement:	$0	$2,030
Earnout(5):	$500,000	$0

Financial Information
Cut-off Date Balance / Pad:	$59,113
Balloon Balance / Pad:	$52,228
Cut-off Date LTV(6):	67.5%
Balloon LTV:	60.5%
Underwritten NOI DSCR(7):	1.22x
Underwritten NCF DSCR(7):	1.21x
Underwritten NOI Debt Yield(6):	7.9%
Underwritten NCF Debt Yield(6):	7.8%
(1)	Mezzanine debt is permitted provided that, among other things: (i) the combined LTV is less than or equal to 68.5%, (ii) the combined DSCR is greater than or equal to 1.177x, (iii) the combined debt yield is greater than or equal to 7.51%, and (iv) an intercreditor agreement is in place.

(2)	Any time on or after the defeasance lockout period, the borrower has the right to obtain release of an individual property in connection with the sale of the property upon defeasance of an amount equal to the greater of (x) 120% of the allocated loan amount of the property, or (y) 100% of the net sales proceeds of the property, which in no event shall be less than 95% of the gross sales price of the property, subject to (i) the DSCR after giving effect to such release is at least the greater of (x) 1.177x and (y) the DSCR immediately prior to such release (ii) the LTV after giving effect to such release is no more than the lesser of (x) 68.5% and (y) the LTV immediately prior to such release.
Property Information
Single Asset / Portfolio:	Portfolio of 2 properties
Property Type:	Manufactured Housing
Collateral:	Fee Simple
Location:	Las Vegas, NV
Year Built / Renovated:	1992 / NAP
Total Pads(8):	609
Property Management:	Newbury Management Company
Underwritten NOI(9):	$2,809,203
Underwritten NCF:	$2,784,843
Appraised Value:	$52,560,000
Appraisal Date:	July 13, 2018

Historical NOI(8)
Most Recent NOI(9):	$2,491,352 (July 31, 2018)
2017 NOI:	$2,181,667 (December 31, 2017)
2016 NOI:	$1,714,811 (December 31, 2016)
2015 NOI(10):	$1,704,425 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	88.8% (July 31, 2018)
2017 Occupancy:	88.2% (December 31, 2017)
2016 Occupancy:	81.3% (December 31, 2016)
2015 Occupancy:	75.4% (December 31, 2015)
(3)	In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) the DSCR falling below 1.10x for two consecutive calendar quarters or (iii) the creation of a mezzanine loan.

(4)	If a blanket insurance policy is no longer in place, on each monthly payment date, the borrower will be required to deposit 1/12 of the annual insurance premiums.

(5)	The lender will disburse the Earnout reserve if, among other things (i) the debt yield is equal to or greater than 7.7% and (ii) the DSCR is equal to or greater than 1.20x. If the conditions are not met prior to August 3, 2021, the borrower will have no further right to receive release of the Earnout reserve.

(6)	The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date Balance, net of the $500,000 Earnout reserve. The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield based on the fully funded Cut-off Date Balance are 68.5%, 7.8% and 7.7%, respectively.

(7)	Based on amortizing debt service payments. Based on interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.57x and 1.55x, respectively.

(8)	The River Valley MHC Portfolio has 609 pad sites, of which 231 pad sites have mobile homes that are owned by an affiliate of the borrower and are not part of the collateral. The Historical NOI reflects the pad site rents and does not include the mobile home rents. The 231 affilliate owned mobile homes are owned by an affiliate of the sponsor and do not have a lease-to-own structure for tenants. Since the borrower sponsor acquired to River Valley MHC Portfolio in July 2015, the sponsor has added 97 new affiliate owned homes.

(9)	The Underwritten NOI is higher than Most Recent NOI mainly due to an increase in occupancy and market rents.

(10)	2015 NOI represents the trailing five months annualized from August to December.

TRANSACTION HIGHLIGHTS

■	Property. The River Valley MHC Portfolio is comprised of the Valley Vista and River Oaks manufactured housing communities, totaling 609 pad sites, each located in the eastern portion of Las Vegas, Nevada. The borrower sponsor acquired the property in July 2015 and has since invested approximately $238,000 into the River Valley MHC Portfolio for landscaping upgrades, road/sidewalk paving, water lines, clubhouse renovations, electrical upgrades, pool improvements, furniture, fixture and equipment, fence replacement, playground upgrades, signage, website design and management software. Since acquisition, occupancy increased from 75.4% to 88.8% and net operating income has increased from approximately $1.7 million to approximately $2.5 million. As of July 31, 2018, the River Valley MHC Portfolio was 88.2% occupied.

Valley Vista was built in 1992 and consists of 303 pad sites on approximately 38.7 acres, with 144 park owned pad sites. Valley Vista is an all-age non-restricted mobile home community. As of July 31, 2018 Valley Vista was 96.7% occupied. Amenities include laundry facilities, a heated pool and spa, a clubhouse complete with billiard/game room, playground, library, banquet room, catering kitchen, an exercise room with showers, RV parking, car wash and basketball court. Every pad on the Valley Vista property supports doube-wide homes.

River Oaks was built in 1992 and consists of 306 pad sites on approximately 40 acres, with 87 park owned pad sites. River Oaks is a senior mobile home community for ages 55+ (not deed restricted). As of July 31, 2018, River Oaks was 79.7% occupied. Amenities at River Oaks include an exercise room, a heated pool and spa, a picnic area complete with a barbecue, a clubhouse with billiard room, banquet room, and a fully equipped catering kitchen. Every pad on the River Oaks property supports doube-wide home pad sites.

■	Market. The River Valley MHC Portfolio is located in the eastern portion of the city of Las Vegas, Nevada, approximately 5.5 miles east of the Las Vegas Strip and approximately 7 miles northeast of McCarran International Airport. In 2017, the population within a 1, 3 and 5-miles was 23,122, 187,765 and 448,285, respectively. The average household income within the same radii was $44,556, $53,421 and $51,514, respectively.

■	Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is Ross H. Partrich, who is the CEO and Principal of RHP Properties (“RHP”). RHP was founded in 1988 and is a real estate investment firm specializing in the acquisition and management of manufactured housing communities. RHP, through its affiliate companies, owns and manages a total of 237 manufactured home communities with over 60,482 housing units and home sites spanning 24 states, with a combined value of approximately $3.6 billion.

Newbury Management Services, an affiliate of the sponsor and the River Valley MHC Portfolio property manager, currently manages over 60,000 manufactured housing units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

601 McCarthy Boulevard Milpitas, CA 95035	Collateral Asset Summary – Loan No. 13 601 McCarthy	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,660,000 39.8% 3.86x 17.3%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Acquisition
Borrower Sponsor:	TechCore, LLC
Borrower:	GI TC Milpitas LLC
Original Balance:	$30,660,000
Cut-off Date Balance:	$30,660,000
% by Initial UPB:	2.9%
Interest Rate:	4.17250%
Payment Date:	6th of each month
First Payment Date:	October 6, 2018
Maturity Date:	September 6, 2028
Amortization:	Interest Only
Additional Debt:	NAP
Call Protection:	L(25), D(88), O(7)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(3):	$0	Springing
Replacement:	$0	$0
Lease Sweep(4):	$0	Springing
FireEye(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$162
Balloon Balance / Sq. Ft.:	$162
Cut-off Date LTV:	39.8%
Balloon LTV:	39.8%
Underwritten NOI DSCR:	4.10x
Underwritten NCF DSCR:	3.86x
Underwritten NOI Debt Yield:	17.3%
Underwritten NCF Debt Yield:	16.3%

(1)	In place cash management will be triggered when, among other things, (i) an event of default occurs, (ii) any of the following events related to the sole tenant FireEye, Inc. occurs: (a) the tenant vacates all or substantially all of its space and as of such event the tenant is not paying rent or does not meet specified rating or financial requirements, (b) the tenant fails to meet the specified rating or financial requirements and either stops paying rent or vacates all or substantially all of its space, (c) the tenant is subject to a bankruptcy-related event, (d) the tenant delivers a notice of termination or (e) tenant fails to extend its lease as of the earlier of 12 months prior to lease expiration or the date required by its lease; (iii) the debt yield falls below 9.0% or (iv) the borrower fails to complete certain immediate repairs within the time frame set forth in the loan documents.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Milpitas, CA
Year Built / Renovated:	1998 / 2017
Total Sq. Ft.:	189,481
Property Management:	Embarcadero Realty Services, LP
Underwritten NOI:	$5,311,526
Underwritten NCF:	$5,003,619
Appraised Value:	$77,000,000
Appraisal Date:	June 8, 2018

Historical NOI(6)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 1, 2018)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

(2)	To the extent the borrower fails to deliver evidence that FireEye, Inc. or the borrower has timely paid the applicable amounts, the borrower will be required to deposit 1/12 of the annual taxes into the tax account.

(3)	To the extent (i) the insurance is not being maintained under an acceptable blanket insurance policy, (ii) the insurance is not being maintained by any tenant or the borrower is not entitled to rely on the tenant’s insurance or (iii) the borrower fails to provide timely evidence of the payment of the applicable premiums when there are otherwise acceptable blanket insurance policies or the borrower is entitled to rely on the insurance maintained by a tenant, the borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance account.

(4)	The borrower will be required to make a monthly deposit into the Lease Sweep Reserve in an amount equal to $23,685 to the extent FireEye, Inc. vacates all or substantially all of its space but continues to pay rent and satisfies the specified rating requirements. Such deposits are required to continue until the amount on deposit is equal to one year of base rent and operating expense reimbursements payable by the tenant or certain cure events occur as described in the loan documents. In addition, excess cash flow is required to be deposited in the Lease Sweep Reserve if any of the events described in footnote (1)(ii) above occur and such deposits are required to continue until the amount on deposit is equal to one year of base rent and operating expense reimbursements payable by the tenant or certain cure events occur as described in the loan documents.

(5)	To the extent the borrower is entitled to receive any escrowed amounts currently held by a title company ($418,123) and which relate to a dispute that existed between the prior owner of the 601 McCarthy Property and FireEye as of the origination of the 601 McCarthy Loan (relating to certain required repairs at the 601 McCarthy Property that FireEye claims were the responsibility of the prior owner), such amounts are required to be deposited in the FireEye Reserve. Amounts in the FireEye Reserve will be disbursed to the borrower when such dispute has been resolved.

(6)	The 601 McCarthy Property was previously used as a temporary space for another company from 2013 to 2016 and was leased to FireEye, Inc. in 2016 with the lease beginning in June 2017. As a result, Historical NOI is not available.

TRANSACTION HIGHLIGHTS
■	Property. The property the (“601 McCarthy Property”) is a 189,481 sq. ft., two-story office property located in Milpitas, California, north of San Jose, California. The building features an amenity package that includes an exercise facility, attached locker rooms, showers, a full-service cafeteria and outdoor collaborative seating. The seller of the 601 McCarthy Property invested $3.7 million into the space renovating the exterior landscape, hardscape, glass storefront, bocce court, steel trellis, parking lights and other upgrades.

■	Tenancy. The 601 McCarthy Property is currently 100.0% leased to FireEye, Inc. (NYSE: FEYE, or “FireEye”) on a triple net basis through May 2027. FireEye has one, five-year option to extend its lease. The 601 McCarthy Property was previously leased to Samsung, which occupied the 601 McCarthy Property on a temporary basis while it constructed its campus in North San Jose. Samsung vacated the 601 McCarthy Property in March 2016. After three months of downtime, FireEye began lease negotiations, executing a 10-year lease to occupy the 601 McCarthy Property in August 2016. FireEye has invested $6.8 million ($36 PSF) of its own capital in the space. A total of $25.2 million ($133 PSF) was spent by FireEye and the borrower sponsor in tenant improvements and base building work renovating the 601 McCarthy Property.

■	Market. The 601 McCarthy Property is located in Milpitas, California, a submarket located approximately six miles north of San Jose in the broader Silicon Valley market. Milpitas is becoming a technology hub, as the transformation of Silicon Valley continues to expand along US Highway 101 and State Route 237. Tenants such as Microsoft, Google, Cisco Systems and Sandisk are located in the area. According to a market research report, the rental rates in the submarket are lower than the adjacent markets of Sunnyvale, Santa Clara and San Jose, and as of the first quarter of 2018, the Class B Milpitas office market includes 68 buildings totaling 3.8 million sq. ft. with vacancy of 11.5%. The appraiser classified 601 McCarthy in the Milpitas R&D submarket which, as of the end of the first quarter of 2018, contained about 13.6 million sq. ft. of R&D inventory and has had vacancy range from 11.0% to 13.5% over the last five years. The appraisal notes that the relatively high vacancy rate in the Milpitas R&D submarket reflects the repositioning of older, R&D developments that are now under renovation and available for lease.

■	Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is TechCore, LLC (“TechCore”), a joint venture between GI Co-Investor (TechCore) LLC (0.5%) and CalPERS (99.5%). TechCore owns real estate assets totaling $1.621 billion as of September 2018. GI Co-Investor (TechCore) LLC (“GI”) is the manager of the borrower and fund manager while CalPERS is an investor member. TechCore was created by CalPERS in 2012 as a core investment vehicle to invest in technology-related real estate located in the primary MSAs in the U.S., including data centers, internet gateways, corporate campuses for technology tenants and life science properties. Founded in 2001, GI is an alternative investment management firm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CA and AZ	Collateral Asset Summary – Loan No. 14 West Coast Albertsons Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 31.7% 4.17x 18.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor:	Credit RE Operating Company, LLC
Borrowers:	CLNC NNN Alberts CA, LLC; CLNC NNN Alberts AZ, LLC
Original Balance(1):	$29,000,000
Cut-off Date Balance(1):	$29,000,000
% by Initial UPB:	2.7%
Interest Rate(2):	4.0473404255%
Payment Date:	6th of each month
First Payment Date:	October 6, 2018
Anticipated Repayment Date(2):	September 6, 2028
Maturity Date(2):	September 6, 2033
Amortization:	Interest Only, ARD
Additional Debt:	$65,000,000 Pari Passu Debt; $106,000,000 Mezzanine Debt
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Rent:	$0	Springing
Lease Sweep:	$0	Springing

Financial Information
	Whole Loan(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$34	$71
Balloon Balance / Sq. Ft.:	$34	$71
Cut-off Date LTV:	31.7%	67.5%
Balloon LTV:	31.7%	67.5%
Underwritten NOI DSCR:	4.38x	1.75x
Underwritten NCF DSCR:	4.17x	1.66x
Underwritten NOI Debt Yield:	18.0%	8.4%
Underwritten NCF Debt Yield:	17.1%	8.0%

(1)	The Original Balance of $29.0 million and Cut-off Date Balance of approximately $29.0 million represent the non-controlling Note A-2 which, together with the pari passu controlling Note A-1 with an original principal balance of $45.0 million and the pari passu non-controlling Note A-3 with an original principal balance of $20.0 million, comprise the West Coast Albertsons Portfolio whole loan with an aggregate original principal amount of $94.0 million. Notes A-1 and A-3 are expected to be contributed to the Benchmark 2018-B6 securitization transaction.

(2)	From and after the anticipated repayment date (the “Anticipated Repayment Date” or “ARD”), the West Coast Albertsons Portfolio whole loan will bear interest at a rate per annum equal to the greater of (a) the initial interest rate plus 300 basis points, (b) the then 10-year swap yield plus 419 basis points and (c) the default rate (if applicable).

(3)	Before the ARD, in place cash management will be triggered upon the occurrence of a Trigger Period (as defined below). After the ARD, in place cash management is required.
Property Information
Single Asset / Portfolio:	Portfolio of 2 properties
Property Type:	Warehouse Industrial
Collateral:	Fee Simple
Location:	CA and AZ
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	2,798,877
Property Management:	Self-managed
Underwritten NOI:	$16,885,887
Underwritten NCF:	$16,078,025
Appraised Value:	$296,300,000
Appraisal Date:	July 2018

Historical NOI(7)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(7)
Most Recent Occupancy:	100.0% (October 6, 2018)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV
(4)	During a Trigger Period (as defined herein), on each monthly payment date, the West Coast Albertsons Portfolio borrowers are required to deposit (i) payments of rent under the two leases (which provide for quarterly rental payments), (ii) an amount equal to one-twelfth of the taxes that the lender estimates will be payable during the next ensuing 12 months into the tax reserve account, (iii) an amount equal to one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof into the insurance reserve account, (iv) an amount equal to $23,324 for annual capital expenditures into the capital expenditure reserve account, (v) an amount equal to $46,648 for tenant improvements and leasing commissions into the TI/LC reserve account and (vi) during a Lease Sweep Period (as defined herein), available cash will be swept into the lease sweep reserve account. A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period, (iii) a mezzanine loan default, (iv) the commencement of a Lease Sweep Period or (v) the ARD. A “Low Debt Service Period” will commence if (i) the combined debt service coverage ratio of the West Coast Albertsons Portfolio whole loan and West Coast Albertsons Portfolio mezzanine loan (“West Coast Albertsons Portfolio Total Debt”) is less than 1.40x, and will end when the West Coast Albertsons Portfolio Total Debt has achieved a debt service coverage ratio of at least 1.40x for two consecutive quarters or (ii) the West Coast Albertsons Portfolio whole loan debt service coverage ratio is less than 3.10x, and will end if the West Coast Albertsons Portfolio whole loan has achieved a debt service coverage ratio of at least 3.10x for two consecutive calendar quarters. A “Lease Sweep Period” will commence prior to the ARD upon the occurrence of (i) the date that a Lease Sweep Lease (as defined below), or a material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the West Coast Albertsons Portfolio borrowers or the property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel, terminate or not renew the Lease Sweep Lease (or a material portion thereof) (it being understood and agreed that, for purposes of this clause (i) 25% or more of the Lease Sweep Lease space under a Lease Sweep Lease will constitute a “material portion” of such Lease Sweep Lease space), (ii) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) at greater than 50% of its Lease Sweep Lease space at any individual property or give notice that it intends to discontinue its business at greater than 50% of its Lease Sweep Lease space at any individual property (a “Go-Dark Event”), (iii) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period or (iv) the occurrence of a Lease Sweep Lease tenant party insolvency proceeding. A “Lease Sweep Lease” means any of (i) the Safeway lease, (ii) the Albertsons lease, (iii) any other lease whereby Albertsons Companies Inc. is a tenant or guarantor of such lease or (iv) any replacement lease covering a majority of space demised pursuant to (i), (ii) or (iii) hereof.

(5)	Whole Loan DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of the West Coast Albertsons Portfolio whole loan, which has an aggregate principal balance of $94.0 million.

(6)	Total Debt DSCR, LTV, Debt Yield and and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of the West Coast Albertsons Portfolio whole loan and the principal balance of the related mezzanine loan, totaling $200.0 million

(7)	The Borrower Sponsors acquired the West Coast Albertsons Portfolio property in August 2018. As a result, historical financial information and occupancy information prior to 2018 is unavailable.

TRANSACTION HIGHLIGHTS

■	Property and Tenancy. The West Coast Albertsons Portfolio consists of two industrial warehouse distribution facilities totaling approximately 2.8 million sq. ft. located in Tracy, California (the “CA Property”) and Tolleson, Arizona (the “AZ Property”). The West Coast Albertsons Portfolio is currently 100.0% leased to Safeway, Inc. (“Safeway”) and Albertson’s, LLC (“Albertsons”) with both leases guaranteed by the global parent company Albertsons Companies, Inc. (rated B1/B by Moody’s/S&P). The CA Property was built in 1992 for Safeway and the AZ Property was originally built in 1993 for Albertsons. As part of the sale-leaseback transaction with CLNC, Albertsons entered into two individual, absolute triple-net (“NNN”) leases on August 16, 2018 with an initial term of 20 years and nine, 5-year extension options. Albertsons has invested approximately $135.0 million to upgrade and customize both properties including (i) approximately $95.0 million of capital invested since 2017 for the AZ Property related to expansion, robotic automation, site work and associated upgrades and (ii) approximately $40.0 million of capital invested in 2015 for the CA Property related to mechanical automation.

■	Strategic Location. The West Coast Albertsons Portfolio plays an important role in Albertsons’ west coast retail supply chain. The CA Property was built for Safeway and services all of Northern California and 22 stores in Hawaii via shipping containers. The AZ Property was built for Albertsons and represents the only distribution center in Arizona for Albertsons.

■	Borrower Sponsor. Credit RE Operating Company, LLC is the borrower sponsor and the guarantor of certain nonrecourse carve-outs under the West Coast Albertsons Portfolio whole loan. The West Coast Albertsons Portfolio guarantor is wholly owned by Colony Credit Real Estate, Inc. Colony Credit Real Estate, Inc. (NYSE: CLNC) (“CLNC”) is a large publicly traded commercial real estate credit REIT focused on originating, acquiring, financing and managing a diversified portfolio of commercial real estate debt and net leased real estate investments. CNLC primarily invests in senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. CLNC is externally managed by an affiliate of Colony Capital, Inc. (NYSE: CLNY) (“CLNY”), a global real estate and investment management firm, which invests across the real estate capital structure and manages public, diversified mortgage REITs. As of June 30, 2018, CLNY employs more than 400 people worldwide across 19 locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

4700 Rockside Road & 2-4 Summit Park Drive Independence, OH 44131	Collateral Asset Summary – Loan No. 15 Summit Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,964,276 70.2% 1.57x 12.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Raymond Massa
Borrower:	Summit Cleveland Realty LP
Original Balance:	$29,000,000
Cut-off Date Balance:	$28,964,276
% by Initial UPB:	2.7%
Interest Rate:	4.86500%
Payment Date:	6th of each month
First Payment Date:	October 6, 2018
Maturity Date:	September 6, 2028
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$169,930	$56,643
Insurance(2):	$0	Springing
Replacement:	$0	$9,047
TI/LC(3):	$800,000	$49,346
Required Repairs:	$150,000	NAP
Free Rent:	$707,859	$0
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$59
Balloon Balance / Sq. Ft.:	$48
Cut-off Date LTV:	70.2%
Balloon LTV:	57.5%
Underwritten NOI DSCR:	1.90x
Underwritten NCF DSCR:	1.57x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	10.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Independence, OH
Year Built / Renovated:	1984 / NAP
Total Sq. Ft.:	493,461
Property Management:	CBRE, Inc.
Underwritten NOI(5):	$3,504,060
Underwritten NCF:	$2,883,346
Appraised Value:	$41,250,000
Appraisal Date:	July 30, 2018

Historical NOI
Most Recent NOI(5):	$2,374,347 (T-12 June 30, 2018)
2017 NOI:	$2,500,446 (December 31, 2017)
2016 NOI:	$2,607,588 (December 31, 2016)
2015 NOI:	$2,279,013 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	81.9% (August 27, 2018)
2017 Occupancy:	73.1% (December 31, 2017)
2016 Occupancy:	74.8% (December 31, 2016)
2015 Occupancy:	69.8% (December 31, 2015)
(1)	In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) the DSCR falling below 1.25x for two consecutive calendar quarters or (iii) a Lease Sweep Period (as defined herein).

(2)	If a blanket insurance policy is no longer in place, on each monthly payment date, the borrower will be required to deposit 1/12 of the annual insurance premiums.

(3)	The TI/LC reserve has a $1,776,460 cap.

(4)	On each payment date during a Lease Sweep Period, the borrower will be required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” will commence upon the occurrence of (i) the date that a Lease Sweep Lease (as defined below), or a material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel, terminate or not renew the Lease Sweep Lease (or a material portion thereof equal to 25% or more of the Lease Sweep Lease space), (ii) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”), (iii) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period or (iv) an insolvency proceeding. A “Lease Sweep Lease” means any of (i) the Nations Lending Corporation lease or (ii) any other lease at the property that, either individually, or when taken together with any other lease, covers (x) 11.0% or more of the rentable sq. ft. or (y) 15.0% or more of the rental income.

(5)	The increase in Underwritten NOI from Most Recent NOI is primarily due to recent new and renewal leasing, including the third largest tenant at the property, Fairmount Santrol Inc. (27,377 sq. ft.) and expense savings from a new utility contract.

TRANSACTION HIGHLIGHTS

■	Property. Summit Office Park is a 493,461 sq. ft. office complex located in Independence, Ohio. The property is situated on 21 acres and consists of four adjacent office buildings, ranging in size from 76,181 sq. ft. to 165,385 sq. ft, that were constructed in 1984. The borrower sponsor purchased the property in December 2014 and has since invested over $1.0 million in capital improvements including elevator system improvements, conference room and amphitheater renovations, lobby renovation and garage deck repairs. In addition, the sponsor has spent approximately $3.1 million in tenant improvements. Amenities include a 50-seat amphitheater with WIFI and video conferencing capabilities, three conference rooms, a cafe and deli, a state-of-the-art fitness center, a car wash, and covered parking. The property includes 1,584 surface parking spaces for a parking ratio of 3.21 spaces per 1,000 sq. ft. of NRA.

■	Tenancy. The property is leased to a roster of 79 tenants, with no single tenant occupying more than 11.3% of the net rentable area. The five largest tenants collectively occupy 152,671 sq. ft., representing 30.9% of net rentable area. Two of the top five largest tenants are headquartered at the property, including Nations Lending Corporation (11.3% of NRA) and ReliabilityFirst Corporation (6.5% of NRA). Nations Lending Corporation has been in occupancy at the property since 2011 and has expanded their space five times to include an additional 28,915 sq. ft. Nations Lending Corporation most recently expanded in May 2017 for an additional 11,406 sq. ft.

■	Market. Located in the Rockside Road Corridor submarket, the property is adjacent to Interstate 77 and located approximately 12 miles from Cleveland Hopkins International Airport and approximately 9 miles from downtown Cleveland. As of the second quarter of 2018, the Rockside Road Corridor had an existing inventory of approximately 4.1 million sq. ft. with a vacancy rate of 12.6%. Averages asking rents over the same period were $19.88 PSF. According to the appraisal, as of the second quarter of 2018, no buildings were delivered in the year 2018 and there were no reported properties under construction.

■	Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Raymond Massa, who is the co-founder and President of Group RMC Corporation. Group RMC Corporation is a real estate co-investment group that invests in, sponsors, and is the general partner in office properties in secondary U.S. markets. Group RMC Corporation currently oversees in the U.S., principally in the Midwest, over 12,000,000 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the DBGS 2018-C1 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-C1 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED